PROSPECTUS	Filed Pursuant to Rule 424(b)(4) Registration No.: 333-252420

$250,000,000

Kismet Acquisition Three Corp.

25,000,000 Units

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Kismet Acquisition Three Corp. is a blank check company newly incorporated as a Cayman Islands exempted company and incorporated for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar initial business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. We have not identified any potential business combination target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with any potential business combination target.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one-third of one warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus, and only whole warrants are exercisable. Each warrant will become exercisable on the later of 30 days after the completion of our initial business combination or 12 months from the closing of this offering, and will expire five years after the completion of our initial business combination, or earlier upon redemption or liquidation, as described in the prospectus. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

If we are unable to consummate a business combination within 24 months from the closing of this offering, we will distribute the aggregate amount then on deposit in the trust account described below pro rata to our public shareholders by way of the redemption of their shares and will cease all operations except for the purposes of winding up of our affairs, as further described herein.

We have granted the underwriters a 45-day option to purchase up to an additional 3,750,000 units (over and above the 25,000,000 units referred to above).

Our sponsor has committed to purchase from us an aggregate of 4,666,667 warrants (or 5,166,667 warrants if the underwriters’ option to purchase additional units is exercised in full), or private placement warrants, at a price of $1.50 per warrant ($7,000,000 in the aggregate, or $7,750,000 if the option to purchase additional units is exercised in full) in a private placement that will close simultaneously with the closing of this offering. Each private placement warrant is exercisable to purchase one Class A ordinary share at $11.50 per share.

In connection with the consummation of this offering, we will enter into a forward purchase agreement with our sponsor (either directly or through an affiliate), which provides for the purchase of $20,000,000 of units, which at the option of the sponsor can be increased to up to $50,000,000, with each unit consisting of one Class A ordinary share and one-third of one warrant to purchase one Class A ordinary share at $11.50 per share, for a purchase price of $10.00 per unit, in a private placement to occur concurrently with the closing of our initial business combination. The warrants issuable pursuant to the forward purchase agreement will be redeemable on the same terms as the warrants offered as part of the units being sold in this offering. The purchase under the forward purchase agreement is required to be made regardless of whether any Class A ordinary shares are redeemed by our public shareholders.

Our sponsor currently owns an aggregate of 7,687,500 Class B ordinary shares, 937,500 of which are subject to forfeiture in the event the underwriters’ option to purchase additional units is not exercised in full. The total number of Class B ordinary shares issued and outstanding after this offering and the expiration of the underwriters’ option to purchase additional units will equal 20% of the total number of Class A ordinary shares and Class B ordinary shares issued and outstanding at such time plus the 2,000,000 forward purchase shares underlying the forward purchase units that our sponsor is obligated to purchase pursuant to the forward purchase agreement (which at the option of the sponsor can be increased to up to 5,000,000 forward purchase shares). The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of our initial business combination or earlier at the option of the holders thereof, on a one-to-one basis, subject to adjustment, as described herein.

There is currently no public market for our units, Class A ordinary shares or warrants. Our units have been approved for listing on the Nasdaq Capital Market, or Nasdaq, under the symbol “KIIIU.” The Class A ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Credit Suisse Securities (USA) LLC (“Credit Suisse”), Citigroup Global Markets Inc. (“Citigroup”) and BofA Securities, Inc. (“BofA Securities”) inform us of their decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares and warrants will be traded on Nasdaq under the symbols “KIII” and “KIIIW,” respectively. We cannot assure you that any of our securities will continue to be listed on Nasdaq after this offering.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 29 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus does not constitute, and there will not be, an offering of securities to the public in the Cayman Islands.

	Per Unit	Total
Public offering price	$10.00	$250,000,000
Underwriting discounts and commissions(1)	$0.55	$13,750,000
Proceeds, before expenses, to us	$9.45	$236,250,000

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(1)       Includes $0.35 per unit, or $8,750,000 (or $10,062,500 if the underwriters’ option to purchase additional units is exercised in full) in the aggregate payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the underwriters only on completion of our initial business combination, as described in this prospectus. See “Underwriting” on page 155.

Of the proceeds we receive from this offering and the sale of the private placement warrants described in this prospectus, $250,000,000, or $287,500,000 if the underwriters’ option to purchase additional units is exercised in full ($10.00 per unit, regardless of whether or not the underwriters exercise any portion of their option to purchase additional units), will be deposited into a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the funds held in the trust account will not be released from the trust account until the earliest to occur of: (a) the completion of our initial business combination, (b) the redemption of all of our public shares if we are unable to complete our initial business combination within 24 months from the closing of this offering, subject to applicable law, and (c) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to the purchasers on or about February 22, 2021.

Credit Suisse	Citigroup	BofA Securities

The date of this prospectus is February 17, 2021.

We are responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give to you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

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SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

Unless otherwise stated in this prospectus, references to:

•        “we,” “us,” “company” or “our company” are to Kismet Acquisition Three Corp., a Cayman Islands exempted company;

•        “Class A ordinary shares” are to our Class A ordinary shares of par value $0.001 per share in the share capital of the company;

•        “Class B ordinary shares” are to our Class B ordinary shares of par value $0.001 per share in the share capital of the company;

•        “Companies Law” are to the Companies Law (2021 Revision) of the Cayman Islands, as the same may be amended from time to time;

•        “forward purchase agreement” are to an agreement providing for the sale of forward purchase units to our sponsor in a private placement to occur concurrently with the closing of our initial business combination;

•        “forward purchase securities” are to the forward purchase units, the forward purchase shares and the forward purchase warrants;

•        “forward purchase shares” are to Class A ordinary shares underlying the forward purchase units and the forward purchase warrants;

•        “forward purchase units” are to the units to be sold pursuant to the forward purchase agreement;

•        “forward purchase warrants” are to warrants to purchase Class A ordinary shares underlying the forward purchase units;

•        “founder shares” refer to our Class B ordinary shares initially purchased by our sponsor in a private placement prior to this offering and the Class A ordinary shares that will be issued upon the automatic conversion of the Class B ordinary shares at the time of our initial business combination (for the avoidance of doubt, such shares of our Class A ordinary shares will not be “public shares”);

•        “management” or our “management team” are to our executive officers and directors;

•        “ordinary shares” refer to are to our Class A ordinary shares and our Class B ordinary shares;

•        “private placement warrants” are to the warrants we are selling to our sponsor in a private placement simultaneously with the closing of this offering;

•        “public shares” and “public warrants” refer to the Class A ordinary shares and warrants which are being sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

•        “public shareholders” and “public warrant holders” refer to the holders of our public shares and public warrants, including our sponsor and management team to the extent they purchase public shares or public warrants, provided that their status as “public shareholders” and “public warrant holders” shall exist only with respect to such public shares or public warrants; and

•        “sponsor” is to Kismet Sponsor Limited, a British Virgin Islands company.

Each unit consists of one Class A ordinary share and one-third of one warrant for each unit purchased. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant.

Any forfeiture of shares described in this prospectus will take effect as a surrender of shares for no consideration of such shares as a matter of Cayman Islands law. Any conversion of the Class B ordinary shares described in this prospectus will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. Any share dividends described in this prospectus will take effect as a capitalization of profits, share premium or the capital redemption reserve, each as a matter of Cayman Islands law.

Registered trademarks referred to in this prospectus are the property of their respective owners. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their option to purchase additional units.

Overview

We are a blank check company newly incorporated as a Cayman Islands exempted company and incorporated for the purpose of acquiring, purchasing all or substantially all of the assets of, or engaging in any other similar initial business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. We have not identified any potential business combination target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with any potential business combination target. We have conducted no operations and have generated no revenues to date and we will not generate operating revenues until, at the earliest, after we consummate our initial business combination.

Although we anticipate acquiring a target business that is an operating business, we are not obligated to do so and may determine instead to merge with or acquire a company with no operating history if the terms of the transaction are determined by us to be favorable to our public shareholders and the target business has a fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable, if any, on the income accrued on the trust account) at the time of the agreement to enter into the initial business combination. In such event, investors would not have the benefit of basing the decision on whether to remain with our company following such transaction on the past operations of such target business. Furthermore, in such a situation, many of the acquisition criteria and guidelines set forth in this prospectus may be rendered irrelevant. If we do not obtain a fairness opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, or from an independent accounting firm, with respect to such criteria, the fair market value of such a target would be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and/or book value, discounted cash flow valuation or value of comparable businesses. We can provide no assurances that our management team’s expertise will guarantee a successful initial business combination. In addition, our management team is not required to devote a significant or certain amount of time to our businesses on a monthly basis and our management team is currently devoting time to, and is involved with, other businesses.

Business Strategy

We will seek to capitalize on the substantial deal sourcing, investing and operating expertise of our founder, Chairman and Chief Executive Officer, Ivan Tavrin. Mr. Tavrin is a Russian entrepreneur with substantial experience in building, operating and investing in businesses, predominantly in TMT and consumer industries, both in the private and public markets. Mr. Tavrin is a founder of UTH Russia Limited (operating under Media-1 brand), or UTH, one of the largest independent media broadcasting groups in Russia, which comprises 3 television networks, including leading musical channel Muz-TV, reality TV channel U and the Disney Channel (Russia) owned pursuant to a joint venture with The Walt Disney Company, or Disney (NYSE: DIS). Mr. Tavrin is an indirect controlling shareholder in a leading regional radio network “Vyberi Radio”, in the largest digital out-of-home advertising operator in Russia “Gallery” and in a leading telecommunications infrastructure provider “Vertical”. His past experience includes serving, from 2012 to 2016, as the chief executive officer of PJSC MegaFon (“MegaFon”), the second largest telecommunications operator in Russia as of December 31, 2016, having led its US$1.8 billion initial public offering and dual listing on the London Stock Exchange and Moscow Exchange in 2012. He also served as a board member at Mail.ru Group Limited (“Mail.ru Group”), one of the largest companies in the Russian-speaking internet market.

While we may pursue an acquisition opportunity in any industry or sector and in any region, we intend to focus on industries that complement our management team’s background and network so we can capitalize on their ability to identify, acquire and operate a business. We therefore intend to focus on companies in the internet and technology sectors operating in Europe, including Russia, as well as businesses established by founders with Russian origins that operate in these regions or other countries. We may, however, decide to enter into an initial business combination with a target business that does not meet these criteria and guidelines.

We believe our sponsor’s and management team’s deal sourcing, investing and operating expertise, as well as their network of contacts will uniquely position us to take advantage of proprietary opportunities in the internet and technology sectors, where we believe opportunities exist to acquire high growth companies that are scaling at an unprecedented pace by introducing new business models and disrupting traditional industries. Moreover, we believe there are opportunities to consolidate assets across fragmented sub-sectors, creating new majors with improved efficiencies and network effects through scale. We believe this expertise and network of contacts will allow us to generate a number of acquisition opportunities.

Venture capital investment in technology companies in Europe has doubled in the last 3 years and the number of unicorns in Europe has nearly quadrupled over 2015-2019. We believe there is a number of high-quality internet and technology companies within that universe of the private companies with adequate scale to be attractive public companies in the United States.

In particular, the Russian internet market is the largest in Europe and the 8th largest in the world based on the number of internet users and we believe that the market will continue to grow, driven by the increase in penetration of mobile internet usage and a further shift from offline to online channels changing consumers’ behavior patterns. However, there are currently only four publicly traded companies operating internet businesses in Russia, and we believe that there may be an opportunity to establish a holding company which would bring to the public market one or more existing private companies that operate within the internet and technology sector.

Additionally, during the past several years numerous technology companies have been established by founders with Russian origins and often Russia- or CIS-based software development teams focusing on financial technology (“fintech”), online gaming, cloud computing, artificial intelligence and machine learning, distributed computing and data analytics. These companies often achieved significant scale in Europe or North America and we believe would be attractive as public companies listed on Nasdaq.

We intend to seek out potential targets that we believe have proven business models and attractive growth profiles. We also believe our sponsor’s and management team’s extensive experience in deal sourcing from private and public sources, as well as their advisory and consulting engagements, provide unique insight when identifying potential business combination opportunities and creating value. We believe their experience and proximity to real-time information positions us to obtain access to differentiated deal flow, frequently in a non-competitive manner and prior to other parties with an interest in such transactions.

Under conditions where the capital markets in Europe are generally less developed than the U.S. capital markets, we believe we can provide the target company with an attractive alternative path to a public listing or sale. Furthermore, we believe that limited access to capital markets and a scarcity of long-term private equity capital in Russia has created significant demand from companies seeking to raise capital or otherwise achieve liquidity. In particular, due to limited liquidity in the last six years, there is a subset of private equity and venture capital portfolio companies where a liquidity event is required due to an end of the investment cycle. We believe the reduced liquidity and increased market volatility in the Russian economy will allow us to capture opportunities on attractive terms.

In June 2020, Mr. Tavrin founded Kismet Acquisition One Corp (“Kismet One”), a blank check company formed for substantially similar purposes as our company. Kismet One completed its initial public offering in August 2020, in which it sold 25 million units. Each unit had an offering price of $10.00 and consists of one ordinary share of Kismet One and one-half of one warrant, generating aggregate gross proceeds of $250 million.

On February 1, 2021, Kismet One announced that it had entered into a definitive business combination agreement with Nexters Global Limited, a Cyprus-based mobile and social game developer and publisher (“Nexters”). The transaction is expected to close in the second quarter of 2021, subject to the approval of the shareholders of Kismet One and Nexters and the satisfaction of other customary closing conditions. Upon the closing of the transaction, it is expected that Nexters will trade under the ticker symbol “GDEV” on Nasdaq. Mr. Tavrin, who serves as our Chairman and Chief Executive Officer, also serves as Chairman and Chief Executive Officer of Kismet One and as Chairman and Chief Executive Officer of Kismet Two (as defined below). In addition, certain of our director nominees are also directors of Kismet One and/or Kismet Two.

In September 2020, Mr. Tavrin founded Kismet Acquisition Two Corp. (“Kismet Two”), a blank check company incorporated for substantially similar purposes as our company and as Kismet One. Kismet Two has not yet completed its initial public offering.

Acquisition Criteria

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We intend to use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet any of these criteria and guidelines.

We intend to seek to acquire companies that we believe:

•        have strong competitive positions, proven business models and attractive growth prospects;

•        have limited access to capital markets due to external factors;

•        could benefit from the substantial expertise, experience and network of our sponsor and management team, who could assist with, for example, growth strategy, international expansion, operations and the evaluation and integration of acquisitions;

•        are well positioned to participate in sector consolidation and would benefit from a public acquisition currency; and

•        offer attractive risk-adjusted returns.

These criteria and guidelines are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general criteria and guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into an initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria and guidelines in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation or tender offer materials, as applicable, that we would file with the SEC.

Initial Business Combination

Nasdaq rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable, if any, on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of FINRA, or from an independent accounting firm, with respect to the satisfaction of such criteria. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the outstanding equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the outstanding equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. Nasdaq rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable, if any, on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. If our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as our initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable. If our securities are not listed on Nasdaq after this offering, we would not be required to satisfy the 80% requirement. However, we intend to satisfy the 80% requirement even if our securities are not listed on Nasdaq at the time of our initial business combination.

Our Acquisition Process

In evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial and other information that will be made available to us. We also expect to utilize our operational and capital planning experience. For more information regarding our management team’s experience, please see “Proposed Business” beginning on page 84.

Given our experience, we will have the capacity to appropriately source opportunities and conduct a substantial portion of due diligence ourselves, relying less on third parties than many other similar companies.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors, although we do not intend to do so. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm, that our initial business combination is fair to our company from a financial point of view.

Post-Acquisition Leadership

After the initial business combination, we will seek to apply a rigorous approach to enhancing shareholder value through our participation on the board of directors or through direct involvement with company operations or both. We intend to rely on the extensive professional network of our founder including, long term associates and former employees and will assemble a team of industry experts that have the most relevant expertise to enhance the shareholder value.

Our Management Team

Ivan Tavrin, our founder, Chairman and Chief Executive Officer, has over 20 years of investment, deal-making and operational experience.

Mr. Tavrin is the founder and principal of Kismet Capital Group, a private investment group, which he founded in 2017 and has managed since its inception. In that capacity, and as part of Kismet Capital Group’s investment strategy, Mr. Tavrin, through special purpose entities controlled by him, acquired LLC Gallery Service in 2018 and acquired an indirect controlling interest in Vertical LLC in 2019. Between 2007 and 2009, Mr. Tavrin built Media-One Holdings Limited which owned 35 television stations and Vyberi Radio, which owned 55 radio stations across Russia, having rolled-up radio stations in more than 20 Russian cities. In 2009, Media-One Holdings Limited merged its television assets with the television networks MUZ-TV and 7TV to create UTH Russia Limited. Mr. Tavrin served as chief executive officer of UTH from its inception in 2009 until 2011 and was the chairman of the board of directors from 2012 until 2016. In 2011, UTH entered into a joint venture arrangement with The Walt Disney Company, resulting in Disney acquiring 49% of one of UTH’s television channels, 7TV which was subsequently rebranded as Disney Channel Russia, for $300 million. The transaction is the only joint venture to date between a Russian company owning a free-to-air television network and a major U.S. international media company and Disney Channel Russia is the only Disney branded free-to-air TV channel in the world where Disney does not have a majority control. By the end of 2016, the assets of UTH were transferred to New Media Holdings LLC. Mr. Tavrin owns 99.99% (through direct and indirect holdings) of New Media Holdings LLC branded as Media-1.

In 2015, Mr. Tavrin led UTH in a transaction to acquire a 75% interest in CTC Media, which was at the time listed on Nasdaq. UTH was one of the largest independent media broadcasting groups in Russia at the end of 2018 based on viewership. In December 2018, UTH sold its interests in CTC Media to a consortium of investors. In 2018, Mr. Tavrin, through LLC Media-1, completed an acquisition of LLC Gallery Service, the second largest out-of-home (OOH) advertising operator in Russia and the largest digital OOH operator with over 15,000 advertising surfaces across the country. In 2019, Mr. Tavrin led an acquisition of an indirect controlling interest in Vertical LLC, one of the leading independent telecommunications infrastructure operators in Moscow.

Mr. Tavrin also has significant operating expertise serving as a chief executive officer of a public company. From 2012 to 2016, Mr. Tavrin served as chief executive officer of MegaFon, the second largest telecommunications operator by revenue in Russia. In 2012, Mr. Tavrin led MegaFon through an initial public offering and dual listing on the London Stock Exchange and Moscow Exchange. This listing was the largest initial public offering of a telecommunications company in Russia by offer size to date and the largest initial public offering of a Russian company by offer size since 2010. MegaFon had a market capitalization of $11.1 billion at the time of listing. The initial public offering also attracted an international investor base with a small minority of investors from Russia. During Mr. Tavrin’s tenure as chief executive officer of MegaFon, its market share of subscribers grew from approximately 27% to approximately 30% between December 31, 2011 and December 31, 2015 and MegaFon’s EBITDA improved by over 30% during that period. In the same period, MegaFon’s revenue grew by approximately 30%, cash flow generation increased, operating free cash flow doubled and mobile subscribers increased from 61.6 million to 74.8 million. From 2012 to June 2014 when the 2014 Russian economic downturn started, MegaFon’s share price grew 71%.

Mr. Tavrin has a successful track record in exiting investments and businesses he built. In early 2014, Mr. Tavrin purchased a significant minority stake in VK.com Limited (“VK”), the largest Russian social network (by registered users ), from its founder. In 2014, Mr. Tavrin sold this minority stake in VK to Mail.ru Group, VK’s majority shareholder. This sale was a critical step for the larger group reorganization of VK in order to consolidate Mail.ru Group’s control in VK. In 2013, Mr. Tavrin acquired a majority stake in Pladform LLC, an online video distribution platform in Russia, which was subsequently merged with RuTube, one of the leading video streaming services in Russia. In 2018, Mr. Tavrin made a successful exit from the merged company. From 2009 to 2011, Mr. Tavrin held a stake in NetByNet, one of the leading fiber to the home operators in the Moscow region. NetByNet expanded through the acquisition of approximately 30 local internet service providers and was subsequently sold to MegaFon. In 2001, Mr. Tavrin founded Regional Media Group. The television business of Regional Media Group was subsequently sold to TV3, and Mr. Tavrin then became the largest non-institutional shareholder and the president of TV3. As president, Mr. Tavrin grew the combined business through the acquisition of numerous regional television assets. Mr. Tavrin then led the sale of TV3 to Prof Media for approximately $550 million.

Clifford Tompsett has agreed to serve on our board of directors as an independent director upon the closing of this offering. Mr. Tompsett served in various roles at PriceWaterhouseCoopers LLP (“PwC”) from 1979 to 2017. Mr. Tompsett was a partner at PwC until he retired in June 2017. He was an audit partner until 2003 when he then specialised on capital markets and transaction work advising companies on the execution of complex transactions on the London, U.S. and Hong Kong markets. He founded and led PwC’s Global IPO Centre and founded and built PwC’s Equity Advisory business. He has significant experience working with companies in Russia, the Commonwealth of Independent States and other emerging markets, including companies in the telecommunications, media and technology sector, on preparing for an IPO, including advice on corporate governance, financial reporting, controls and risk management. He also has extensive experience working with special purpose acquisition companies on their initial public offerings and initial acquisitions. Since August 2020, Mr. Tompsett has served as a director of Kismet One. Mr. Tompsett is a Non-Executive Director and Chair of the Audit Committee of Reed Global Limited, a recruitment business, and was until August 2020 the Senior Independent Director and Chair of the Audit and Risk Committee of Cello Health plc. He is a Fellow of the Institute of Chartered Accountants in England and Wales, and has an MA in Chemistry from Oxford University.

Martin Avetisyan has agreed to serve on our board of directors as an independent director upon the closing of this offering. Mr. Avetisyan currently serves as Chief Growth Officer and board member of FARFETCH Limited (NYSE: FTCH), a global platform for the luxury fashion industry, which he joined in 2014. Since then Mr. Avetisyan has contributed to FARFETCH’s efforts in setting up in multiple international markets, including Russia, China, Japan and the Middle East. He also helped accelerate the global growth of the company through key deals. Mr. Avetisyan was previously the founder and CEO of iMall, an award-winning fashion marketplace, which was acquired by FARFETCH in 2015. Mr. Avetisyan holds a BSc in Economics from Yerevan State University and an MBA from London Metropolitan University.

Ross Z. Lukatsevich has agreed to serve on our board of directors as an independent director upon the closing of this offering. Mr. Lukatsevich is the Founder, Chairman and Chief Executive Officer of Tanzin Capital LLC, an investment firm focused on private equity and growth equity investments in technology, media and telecom, which he founded in 2013. Since 2013, he has also been Partner and Co-founding Investor of One Zero Capital, a fintech investment firm. From 2016 to 2018, Mr. Lukatsevich was Senior Advisor to LetterOne Technology, a privately held investment group. He was previously a Partner at Access Industries, Inc. and an investor at General Atlantic Partners. Mr. Lukatsevich started his career as an analyst in the mergers, acquisitions and restructuring department of Morgan Stanley. Mr. Lukatsevich graduated with high honors from Duke University with B.S degrees in Computer Science and Economics. He is a member of the Council on Foreign Relations, a fellow of the Wexner Foundation Heritage Leadership Program and a member of Natan.

Assistance from Affiliated Persons

In addition to the members of our management team, our investment team will include investment partners at affiliates of our sponsor’s investment vehicle Kismet Capital Group and we expect that these individuals will dedicate some of their professional time to our affairs. Each of these individuals also provides similar services to Kismet One and Kismet Two, and we expect that they will continue to do so until Kismet One and Kismet Two complete their initial business combinations (assuming that Kismet Two successfully completes its initial public offering).

Evgeny Fridman worked at MegaFon between 2009 and 2014, and most recently served as head of investment analysis and investor relations. From 2006 to 2008, Mr. Fridman worked as an investment analyst and portfolio manager at Eden Financial, a London-based investment management firm and prior to that held various finance and IT related roles starting from 2001. He holds an MSc in Finance from Cranfield University in the UK.

Svetlana Ushakova served as a deputy to the chief financial officer at MegaFon and was responsible for MegaFon’s corporate finance and treasury activities between 2012 and 2017. Prior to MegaFon, between 2010 and 2012, she was a director for Capital Markets at UC Rusal, the largest aluminum producer in the world, where she was responsible for public capital markets and structuring products of the group. From 2004 to 2010, Ms. Ushakova served as part of the senior E&R coverage investment banking team of ABN AMRO Bank covering the largest Russian and CIS O&G and P&U clients across all spectrums of financial products. Prior to ABN Amro, she spent two years within a London coal desk at Noble group, a leading global commodity trading firm. She holds an MSc in Accounting and Finance from London School of Economics and Political Science.

Oleg Bibergan worked at Goldman Sachs between 2007 and 2020, first as an analyst, then as an associate and later as an executive director of Special Situations Group, a principal investments unit of Goldman Sachs. As an executive director, he was responsible for Goldman Sachs’ investments in IXCellerate, the leading carrier-neutral datacenter platform in Russia; Headhunter, the leading Russian job board (Nasdaq: HHR); Cian, the leading Russian real estate classified platform; OneTwoTrip, the leading Russian online travel agency; and Kaspi.kz, the leading Kazakh fintech/e-commerce ecosystem. Mr Bibergan also serves as an observer on the board of several global VC-backed businesses including Miro and Dostavista. Mr. Bibergan holds a degree in Economics from Harvard University.

Members of our management team will directly or indirectly own our securities following this offering and are affiliated with entities that will purchase forward purchase securities and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. Our sponsor, officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including amongst management time needed for Kismet One and Kismet Two, and for identifying potential business combinations and monitoring the related due diligence.

As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of an initial business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such initial business combination opportunity to such entity prior to presenting such initial business combination opportunity to us. Certain of our officers, directors and director nominees currently have certain relevant fiduciary duties or contractual obligations to other entities, including Kismet One and Kismet Two. We do not believe, however, that any fiduciary duties or contractual obligations of our executive officers arising in the future, including through the positions they hold in Kismet One and Kismet Two, would materially undermine our ability to complete our initial business combination.

In addition, our sponsor has, and our sponsor, officers and directors may in the future, sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. In particular, Mr. Tavrin is currently sponsoring two other blank check companies, Kismet One and Kismet Two. Any such companies, businesses or investments, including Kismet One and/or Kismet Two, may present additional conflicts of interest in pursuing an initial business combination. However, we do not believe that any potential conflicts with Kismet One or Kismet Two would materially affect our ability to complete our initial business combination, because while we expect that Kismet One will have priority over us with respect to acquisition opportunities until it completes its initial business combination, our management team has significant experience in identifying and executing multiple acquisition opportunities simultaneously, and we believe there are multiple potential opportunities within the industries and geographies of our primary focus. In addition, Kismet Two is seeking to raise $200 million in its offering (or up to $230 million if the underwriters’ option to purchase additional units in that offering is exercised) and, as such, we believe that we will generally be seeking larger acquisition opportunities than Kismet Two.

Corporate Information

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Law. As an exempted company, we have applied for and expect to receive, after the effectiveness of the registration statement of which this prospectus forms a part, a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Law (2018 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, and (2) the date on which we have issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30.

Our executive offices are located at 850 Library Avenue, Suite 204, Newark, Delaware 19715, and our telephone number is (302) 738-6680.

Private Placements

On September 21, 2020, we issued an aggregate of 7,687,500 founder shares to our sponsor for a total subscription price of $25,000, or approximately $0.003 per share. Such shares are fully paid, and the cash amount of the subscription price was received on December 31, 2020. We refer to these shares collectively throughout this prospectus as the “founder shares.” The founder shares held by our sponsor include an aggregate of up to 937,500 shares subject to forfeiture to the extent that the underwriters’ option to purchase additional units is not exercised in full, so that our sponsor will own 20% of our issued and outstanding shares after this offering (assuming it does not purchase units in this offering) plus the 2,000,000 forward purchase shares underlying the forward purchase units that our sponsor is obligated to purchase pursuant to the forward purchase agreement (which at the option of the sponsor can be increased to up to 5,000,000 forward purchase shares). Neither our sponsor nor any member of our management team has indicated any intention to purchase units in this offering, other than as disclosed in this prospectus.

The founder shares are identical to the Class A ordinary shares included in the units being sold in this offering, except as described herein. However, the sponsor has agreed (A) to vote any shares owned by it in favor of any proposed business combination and (B) not to redeem any shares in connection with a shareholder vote or tender offer to approve or in connection with a proposed initial business combination. Additionally, the sponsor has agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees) until the earlier of (x) one year after the date of the completion of our initial business combination or earlier if, subsequent to our initial business combination, the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

Our sponsor has committed to purchase from us an aggregate of 4,666,667 warrants (or 5,166,667 warrants if the underwriters’ option to purchase additional units is exercised in full) at a price of $1.50 per warrant (approximately $7,000,000 in the aggregate, or $7,750,000 if the option to purchase additional units is exercised in full) in a private placement that will close simultaneously with the closing of this offering. The proceeds from the sale of the private placement warrants will be added to the proceeds of this offering and placed in the trust account.

The private placement warrants are identical to the warrants included in the units sold in this offering except the private placement warrants will be non-redeemable and may be exercised on a cashless basis, at the holder’s option, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. The purchasers have also agreed not to transfer, assign or sell any of the private placement warrants or underlying securities (except to the same permitted transferees as the founder shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the private placement warrants must agree to, each as described above) until 30 days after the completion of our initial business combination.

In connection with the consummation of this offering, we will enter into a forward purchase agreement with our sponsor (either directly or through an affiliate), which provides for the purchase of $20,000,000 of units, which at the option of the sponsor can be increased to up to $50,000,000, with each unit consisting of one Class A ordinary share and one-third of one warrant to purchase one Class A ordinary share at $11.50 per share, for a purchase price of $10.00 per unit, in a private placement to occur concurrently with the closing of our initial business combination. The purchase under the forward purchase agreement is required to be made regardless of whether any Class A ordinary shares are redeemed by our public shareholders. The forward purchase securities will be issued only in connection with the closing of the initial business combination. The proceeds from the sale of forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 29 of this prospectus.

Securities offered

25,000,000 units, at $10.00 per unit, each unit consisting of one Class A ordinary share and one-third of one warrant. Each whole warrant offered in this offering is exercisable to purchase one ordinary share. Only whole warrants may be exercised. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

The forward purchase warrants will be exercisable on the same terms as the warrants offered as part of the units.

We structured our units to consist of one-third of one warrant exercisable for one Class A ordinary share at a price of $11.50 per share, as compared to units issued by some other similar companies which include whole warrants exercisable for one share, in order to reduce the dilutive effect of the warrants upon completion of a business combination as compared to units that each contain a whole warrant to purchase one share, thus making us, we believe, a more attractive merger partner for target businesses. However, this unit structure may cause our units to be worth less than if they included a whole warrant to purchase one share.

Listing of our securities and symbols

Our units have been approved for listing on Nasdaq under the symbol “KIIIU.” We anticipate that, once the Class A ordinary shares and warrants begin separate trading, they will be listed on Nasdaq under the symbols “KIII” and “KIIIW,” respectively.

Trading commencement and separation of Class A ordinary shares and warrants

Each of the Class A ordinary shares and warrants will begin separate trading on the 52nd day following the date of this prospectus unless Credit Suisse, Citigroup and BofA Securities inform us of their decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin.

Once the Class A ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and warrants. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant.

Separate trading of the Class A ordinary shares and warrants is prohibited until we have filed a Current Report on Form 8-K

In no event will the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet of the Company reflecting our receipt of the gross proceeds at the closing of this offering. We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the option to purchase additional units if the option to purchase additional units is exercised on the date of this prospectus. If the underwriters’ option to purchase additional units is exercised after the date of this prospectus, we will file an amendment to the Form 8-K or a new Form 8-K to provide updated financial information to reflect the exercise of the underwriters’ option to purchase additional units.

Units:
Number outstanding before this offering	0
Number to be outstanding immediately after this offering	25,000,000(1)
Ordinary shares:
Number outstanding before this offering	7,687,500(2)(3)
Number to be outstanding immediately after this offering	31,750,000(1)
Warrants:
Number outstanding before this offering	0
Number of private placement warrants to be sold simultaneously with this offering	4,666,667(4)
Number to be outstanding immediately after this offering and sale of private placement warrants	13,000,000(4)

____________

(1)      Assumes no exercise of the underwriters’ option to purchase additional units and the forfeiture by our sponsor of 937,500 founder shares.

(2)      Founder shares are currently classified as Class B ordinary shares, which shares will automatically convert into Class A ordinary shares at the time of our initial business combination or earlier at the option of the holders thereof as described below adjacent to the caption “Founder shares conversion and anti-dilution rights” and in our amended and restated memorandum and articles of association. Such Class A ordinary shares delivered upon conversion will not have any redemption rights or be entitled to liquidating distributions from the trust account if we do not consummate an initial business combination.

(3)      Includes up to 937,500 ordinary shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ option to purchase additional units is exercised.

(4)      Assumes no exercise of the underwriters’ option to purchase additional units.

Exercisability:
Exercise price

$11.50 per share, subject to adjustment as described herein. In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or an affiliate of our sponsor, without taking into account any founder shares held by our sponsor or an affiliate of our sponsor, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (z) the volume-weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we complete our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described adjacent to “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” and “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

Exercise period

The warrants will become exercisable on the later of 30 days after the completion of an initial business combination or 12 months from the closing of this offering. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

No public warrants will be exercisable for cash unless we have an effective and current registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such Class A ordinary shares and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement, including in connection with a cashless exercise permitted as a result of a notice of redemption described below under “— Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00”).

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00	Once the warrants become exercisable, we may redeem the outstanding warrants (excluding the private placement warrants), in whole and not in part, at a price of $0.01 per warrant:
• upon a minimum of 30 days’ prior written notice of redemption,

•   if, and only if, the last reported sale price of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities — Warrants — Public Warrants and Forward Purchase Warrants — Anti-dilution Adjustments”) for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to the warrant holders (which we refer to as the “Reference Value”).

We will not redeem the warrants as described above unless an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Except as set forth below, none of the private placement warrants will be redeemable by us so long as they are held by our sponsor or its permitted transferees. The forward purchase warrants will be redeemable on the same terms as the warrants offered as part of the units being sold in this offering.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00	Once the warrants become exercisable, we may redeem the outstanding warrants, in whole and not in part, at a price of $0.10 per warrant:

•   upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table set forth under “Description of Securities — Warrants — Public Warrants and Forward Purchase Warrants” based on the redemption date and the “fair market value” of our Class A ordinary shares (as defined below) except as otherwise described in “Description of Securities — Warrants — Public Warrants and Forward Purchase Warrants”,

•   if, and only if, the Reference Value (as defined under “— Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00”) equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities — Warrants — Public Warrants and Forward Purchase Warrants — Anti-dilution Adjustments”), and

•   if the Reference Value (as defined under “— Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00”) is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities — Warrants — Public Warrants and Forward Purchase Warrants — Anti-dilution Adjustments”), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

The “fair market value” of our Class A ordinary shares for the above purpose shall mean the volume weighted average price of our Class A ordinary shares during the ten trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. This redemption feature differs from the typical warrant redemption features used in other blank check offerings. We will provide our warrant holders with the final fair market value no later than one business day after the ten trading day period described above ends. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).

No fractional Class A ordinary shares will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A ordinary shares to be issued to the holder. Please see the section entitled “Description of Securities — Warrants — Public Warrants and Forward Purchase Warrants” for additional information. The forward purchase warrants will be redeemable on the same terms as the warrants offered as part of the units being sold in this offering.

Forward purchase agreement

In connection with the consummation of this offering, we will enter into a forward purchase agreement with our sponsor (either directly or through an affiliate), which provides for the purchase of $20,000,000 of units, which at the option of the sponsor can be increased to up to $50,000,000, with each unit consisting of one Class A ordinary share and one-third of one warrant to purchase one Class A ordinary share at $11.50 per share, for a purchase price of $10.00 per unit, in a private placement to occur concurrently with the closing of our initial business combination. The purchase under the forward purchase agreement is required to be made regardless of whether any Class A ordinary shares are redeemed by our public shareholders. The forward purchase securities will be issued only in connection with the closing of the initial business combination. The proceeds from the sale of forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company.

Founder shares

On September 21, 2020, we issued an aggregate of 7,687,500 founder shares to our sponsor for a total subscription price of $25,000, or approximately $0.003 per share. Such shares are fully paid, and the cash amount of the subscription price was received on December 31, 2020. Prior to the initial investment in the Company of $25,000 by our sponsor, the Company had no assets, tangible or intangible. The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding public shares and founder shares after this offering plus forward purchase shares. As such, our sponsor will own founder shares equal to 20% of the outstanding public shares and founder shares after this offering plus the 2,000,000 forward purchase shares underlying the forward purchase units that our sponsor is obligated to purchase pursuant to the forward purchase agreement (which at the option of the sponsor can be increased to up to 5,000,000 forward purchase shares). Up to 937,500 founder shares will be subject to forfeiture by our sponsor (or its permitted transferees) on a pro rata basis depending on the extent to which the underwriters’ option to purchase additional units is exercised.

Terms of founder shares	The founder shares are identical to the public shares included in the units being sold in this offering, except that:
• the founder shares are subject to certain transfer restrictions, as described in more detail below;

•   our sponsor has entered into a letter agreement with us, pursuant to which it has agreed (i) to waive its redemption rights with respect to its founder shares and any public shares purchased during or after this offering in connection with the completion of our initial business combination and (ii) to waive its rights to liquidating distributions from the trust account with respect to its founder shares if we fail to complete our initial business combination within 24 months from the closing of this offering although it will be entitled to liquidating distributions from the trust account with respect to any public shares it holds during or after this offering if we fail to complete our initial business combination within the prescribed time frame. If we submit our initial business combination to our public shareholders for a vote, our sponsor has agreed to vote its founder shares and any public shares purchased during or after this offering in favor of our initial business combination. As a result, in addition to our sponsor’s founder shares, we would need 9,125,001, or 36.5%, of the 25,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming all issued and outstanding shares are voted and the option to purchase additional units is not exercised), subject to any higher threshold as is required by Cayman Islands or other applicable law, in order to have such initial business combination approved. Our officers, directors and director nominees have also agreed to (i) waive their redemption rights with respect to their public shares purchased during or after this offering in connection with the completion of our initial business combination and (ii) vote any public shares owned by them immediately before this offering as well as any public shares acquired in this offering or in the aftermarket in favor of our initial business combination;

•    the founder shares will automatically convert into our Class A ordinary shares (which such Class A ordinary shares delivered upon conversion will not have any redemption rights or be entitled to liquidating distributions from the trust account if we fail to consummate an initial business combination) at the time of our initial business combination or earlier at the option of the holders thereof as described below adjacent to the caption “Founder shares conversion and anti-dilution rights” and in our amended and restated memorandum and articles of association; and

• the founder shares are entitled to registration rights.
Transfer restrictions on founder shares

Subject to certain limited exceptions discussed on page 119 of this prospectus, and set forth in a letter agreement between us and our sponsor, the founder shares may not be transferred, assigned or sold until one year after the date of the consummation of our initial business combination or earlier if, subsequent to our initial business combination, (i) the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. We refer to such transfer restrictions throughout this prospectus as the lock-up.

Founder shares conversion and anti-dilution rights

The founder shares are designated as Class B ordinary shares and will automatically convert into Class A ordinary shares (which such Class A ordinary shares delivered upon conversion will not have any redemption rights or be entitled to liquidating distributions from the trust account if we fail to consummate an initial business combination) at the time of our initial business combination or earlier at the option of the holders thereof at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of our ordinary shares issued and outstanding upon completion of this offering, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities (as defined herein) or rights issued or deemed issued by the Company in connection with or in relation to the completion of the initial business combination (including the forward purchase shares, but not the forward purchase warrants), excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to our sponsor or any of its affiliates or any member of our management team upon conversion of working capital loans. Any conversion of Class B ordinary shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

Proceeds to be held in trust account

Of the net proceeds of this offering and the private placement warrants, $250,000,000 (or $287,500,000 if the underwriters’ option to purchase additional units is exercised in full) or $10.00 per unit sold to the public in this offering (whether or not the option to purchase additional units is exercised in full or in part), will be placed into a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee. These proceeds include $8,750,000 (or $10,062,500 if the underwriters’ option to purchase additional units is exercised in full) in deferred underwriting commissions. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the funds held in the trust account will not be released from the trust account until the earliest to occur of: (a) the completion of our initial business combination, (b) the redemption of our public shares if we are unable to complete our initial business combination within 24 months from the closing of this offering, subject to applicable law, and (c) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

Anticipated expenses and funding sources

Except as described above, unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use. Notwithstanding the foregoing, there can be released to us, from time to time, any interest earned on the funds in the trust account that we may need to pay our tax obligations. Unless and until we complete our initial business combination, we may pay our expenses only from:

•   the net proceeds of this offering and the sale of the private placement warrants not held in the trust account, which will be approximately $1,000,000 in working capital after the payment of approximately $1,000,000 in expenses relating to this offering; and

•   any loans or additional investments from our sponsor, members of our management team or any of their affiliates or other third parties, although they are under no obligation to loan funds or invest in us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination.

Conditions to completing our initial business combination

There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Nasdaq rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable, if any, on the income earned on the trust account) at the time of the agreement to enter into the initial business combination.

If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors. We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. If less than 100% of the outstanding equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test, provided that in the event that the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.

Permitted purchases of public shares by our affiliates

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or any of their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Please see “Proposed Business — Permitted Purchases of our Securities” for a description of how such persons will determine from which shareholders to seek to acquire shares. There is no limit on the number of shares such persons may purchase, or any restriction on the price that they may pay. Any such price per share may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. However, our sponsor, directors, officers, advisors and their affiliates have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event our sponsor, directors, officers, advisors or any of their affiliates determine to make any such purchases at the time of a shareholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction. None of the funds in the trust account will be used to purchase shares in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

Redemption rights for public shareholders upon completion of our initial business combination

We will provide our shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share, regardless of whether or not the underwriters exercise any portion of their option to purchase additional units. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. Our sponsor, officers, directors and director nominees have entered into respective letter agreements with us, pursuant to which our sponsor has agreed to waive its redemption rights with respect to its founder shares, and our sponsor, officers, directors and director nominees have agreed to waive their redemption rights with respect to any public shares they may acquire during or after this offering, in connection with the completion of our initial business combination.

Manner of conducting redemptions

We will provide our shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under the law or stock exchange listing requirements. Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding ordinary shares or seek to amend our memorandum and articles of association would require shareholder approval. We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC unless shareholder approval is required by law or stock exchange listing requirements or we choose to seek shareholder approval for business or other legal reasons.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we may, pursuant to our amended and restated memorandum and articles of association:

• conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

•   file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we and our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

If, however, shareholder approval of the transaction is required by law or stock exchange listing requirements, or we decide to obtain shareholder approval for business or other legal reasons, we will:

•   conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

• file proxy materials with the SEC.

If we seek shareholder approval, we will complete our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the business combination. In such case, our sponsor has agreed to vote its founder shares and any public shares purchased during or after this offering in favor of our initial business combination. Our officers, directors and director nominees have also agreed to vote any public shares owned by them immediately before this offering as well as any public shares acquired in this offering or in the aftermarket in favor of such proposed business combination. In addition to our sponsor’s founder shares, we would need 9,125,001, or 36.5%, of the 25,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming all issued and outstanding shares are voted and the option to purchase additional units is not exercised), subject to any higher threshold as is required by the Cayman Islands or other applicable law, in order to have such initial business combination approved. For purposes of seeking approval of the majority of our outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public shareholders, which could delay redemptions and result in additional administrative cost. If the proposed business combination is not approved and we continue to search for a target company, we will promptly return any certificates delivered, or shares tendered electronically, by public shareholders who elected to redeem their shares.

Our amended and restated memorandum and articles of association provides that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all public shares submitted for redemption will be returned to the holders thereof.

Limitation on redemption rights of shareholders holding 20% or more of the shares sold in this offering if we hold shareholder vote

Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 20% of the shares sold in this offering could threaten to exercise its redemption rights against an initial business combination if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 20% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with an initial business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 20% of the shares sold in this offering) for or against our initial business combination.

Release of funds in trust account on closing of our initial business combination

On the completion of our initial business combination, all amounts held in the trust account will be disbursed directly by the trustee or released to us to pay amounts due to any public shareholders who properly exercise their redemption rights as described above under “Redemption rights for public shareholders upon completion of our initial business combination,” to pay the underwriters their deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination	Our sponsor, officers, directors and director nominees have agreed that we will have only 24 months from the closing of this offering to complete our initial business combination.

If we are unable to complete our initial business combination within such 24-month period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Our sponsor has entered into a letter agreement with us, pursuant to which it has waived its rights to liquidating distributions from the trust account with respect to its founder shares if we fail to complete our initial business combination within 24 months from the closing of this offering. However, if our sponsor acquires public shares in or after this offering, it will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 24-month time frame.

The underwriters have agreed to waive their rights to their deferred underwriting commissions held in the trust account in the event we do not complete our initial business combination within 24 months from the closing of this offering and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Amendments to our memorandum and articles of association prior to our initial business combination

Our amended and restated memorandum and articles of association provides that any of its provisions, including those related to pre-business combination activity, may be amended if approved by special resolution, being (i) the affirmative vote of at least a two-thirds (2/3) majority of the votes cast by the holders of the issued ordinary shares present in person or represented by proxy at a general meeting of the company and entitled to vote on such matter or (ii) a unanimous written resolution of the shareholders, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of at least 65% of our ordinary shares, which is a lower amendment threshold than that of many blank check companies. Our sponsor and its permitted transferees, if any, who will collectively beneficially own, on an as-converted basis, 20% of our Class A ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. It may be easier for us, therefore, to amend our memorandum and articles of association to facilitate the consummation of an initial business combination that some of our shareholders may not support.

Our sponsor, officers, directors and director nominees have agreed, each pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules).

Limited payments to insiders

There will be no finder’s fees, reimbursements or cash payments made to our sponsor, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

• Repayment of up to a total of $250,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;
• Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination;
• Payment of a fee and grant of an option to each of our independent directors, as described in “Management — Executive Officer and Director Compensation”;

•   Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto; but up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including, as to exercise price, exercisability and exercise period. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we do not complete a business combination, the loans may not be repaid; and

• Payment to an affiliate of our sponsor of up to $10,000 per month, for up to 24 months, for office space, utilities, secretarial support and administrative services.
Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates.
Audit Committee

We will, prior to the consummation of this offering, establish and maintain an audit committee composed entirely of independent directors. Our audit committee will, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management — Committees of the Board of Directors — Audit Committee.”

Summary of Risk Factors

An investment in our securities involves a high degree of risk. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

•        We are a newly incorporated development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

•        Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination

•        Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of such business combination.

•        If we seek shareholder approval of our initial business combination, our sponsor, directors, executive officers, advisors or any of their affiliates may elect to purchase shares from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A ordinary shares.

•        The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

•        The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

•        The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating an initial business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

•        Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent coronavirus (COVID-19) outbreak and the status of debt and equity markets.

•        Past performance by our management team and their affiliates may not be indicative of future performance of an investment in the Company.

•        If we seek shareholder approval of our initial business combination, our sponsor, directors, executive officers, advisors or any of their affiliates may elect to purchase shares from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A ordinary shares.

•        If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

•        You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares and/or warrants, potentially at a loss.

•        Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

•        You will not be entitled to protections normally afforded to investors of many other blank check companies.

•        Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on our redemption of their shares, and our warrants will expire worthless.

•        If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we will depend on loans from our sponsor or management team to fund our search for a business combination, to pay our taxes, if any, and to complete our initial business combination. If we are unable to obtain these loans, we may be unable to complete our initial business combination. Our sponsor is not obligated to fund such loans.

•        Our executive officer and director and certain of our director nominees are now, and our executive officers and directors may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us, including other blank check companies, and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

•        If we effect our initial business combination with a business located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

December 31, 2020
Balance Sheet Data:
Working capital (deficiency)	$(99,733)
Total assets	$113,229
Total liabilities	$100,887
Shareholder’s equity	$12,342

If no business combination is completed within 24 months from the closing of this offering, the proceeds then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses), will be used to fund the redemption of our public shares. Our sponsor has entered into a letter agreement with us, pursuant to which it has agreed to waive its rights to liquidating distributions from the trust account with respect to its founder shares if we fail to complete our initial business combination within such 24-month time period. However, if our sponsor acquires public shares in, or subsequent to, this offering, it will be entitled to liquidating distributions from the trust account with respect to such public shares.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risks Relating to Our Search for, Consummation of, or Inability to Consummate, a Business Combination and Post-Business Combination Risks

We are a newly incorporated development stage company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning an initial business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

We may not hold a shareholder vote to approve our initial business combination unless the business combination would require shareholder approval under applicable law or stock exchange listing requirements or if we decide to hold a shareholder vote for business or other legal reasons. Accordingly, we may complete our initial business combination even if holders of a majority of our public shares do not approve of the business combination we complete. Please see the section entitled “Proposed Business — Shareholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.

If we seek shareholder approval of our initial business combination, our sponsor, directors and officers have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

Unlike many other blank check companies in which the sponsor agrees to vote its founder shares in accordance with the majority of the votes cast by the public shareholders in connection with an initial business combination, our sponsor has agreed (and its permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote its founder shares as well as any public shares purchased during or after this offering, in favor of our initial business combination. Our officers, directors and director nominees have also agreed, pursuant to the terms of letter agreements, to vote any public shares owned by them immediately before this offering as well as any public shares acquired in this offering or in the aftermarket in favor of such proposed business combination. In addition to our sponsor’s founder shares, we would need 9,125,001, or 36.5%, of the 25,000,000 public shares sold in this offering to be voted in favor of a transaction (assuming all issued and outstanding shares are voted and the option to purchase additional units is not exercised), subject to any higher threshold as is required by the Cayman Islands or other applicable law, in order to have such initial business combination approved. Our sponsor will own approximately 21% of our outstanding ordinary shares immediately following the completion of this offering (assuming it does not purchase units in this offering). Accordingly, if we seek shareholder approval of our initial business combination, it is more likely that the necessary shareholder approval will be received than would be the case if our sponsor agreed to vote its founder shares in accordance with the majority of the votes cast by our public shareholders.

In evaluating a prospective target business for our initial business combination, our management will rely on the availability of all of the funds from the sale of the forward purchase securities to be used as part of the consideration to the sellers in the initial business combination. If the sale of the forward purchase securities does not close, we may lack sufficient funds to consummate our initial business combination.

In connection with the consummation of this offering, we will enter into a forward purchase agreement with our sponsor (either directly or through an affiliate), which provides for the purchase of $20,000,000 of units, which at the option of the sponsor can be increased to up to $50,000,000, with each unit consisting of one Class A ordinary share and one-third of one warrant to purchase one Class A ordinary share at $11.50 per share, for a purchase price of $10.00 per unit, in a private placement to occur concurrently with the closing of our initial business combination. The proceeds from the sale of forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company. However, if the sale of some of or all of the forward purchase securities does not close for any reason, we may lack sufficient funds to consummate our initial business combination. The obligations under the forward purchase agreement will not depend on whether any public shareholders elect to redeem their shares and will provide us with a minimum funding level for the initial business combination. The forward purchase agreement contains customary closing conditions, the fulfillment of which is a condition for the sponsor to purchase the forward purchase securities, including that our initial business combination must be consummated substantially concurrently with, and immediately following, the purchase of forward purchase securities. In the event of any such failure to fund, any obligation is so terminated or any such condition is not satisfied and not waived, we may not be able to obtain additional funds to account for such shortfall on terms favorable to us or at all. Any such shortfall would also reduce the amount of funds that we have available for working capital of the post-business combination company.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of such business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any target businesses. Additionally, since our board of directors may complete our initial business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder approval. Accordingly, if we do not seek shareholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into an initial business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. The amount of the deferred underwriting commissions payable to the underwriters will not be adjusted for any shares that are redeemed in connection with a business combination and such amount of deferred underwriting discount is not available for us to use as consideration in an initial business combination. If we are able to consummate an initial business combination, the per-share value of shares held by non-redeeming shareholders will reflect our obligation to pay and the payment of the deferred underwriting commissions. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights and, therefore, we will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third-party financing. In addition, if a larger number of shares is submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third-party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful increases. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within the prescribed time frame may give potential target businesses leverage over us in negotiating an initial business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning an initial business combination will be aware that we must complete our initial business combination within 24 months from the closing of this offering. Consequently, such target business may obtain leverage over us in negotiating an initial business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the end of the 24-month period. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent coronavirus (COVID-19) outbreak and the status of debt and equity markets.

In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout China and other parts of the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020 the World Health Organization characterized the outbreak as a “pandemic”. The COVID-19 outbreak has resulted in a widespread health crisis that has adversely affected the economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 continues to restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.

In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity in third-party financing being unavailable on terms acceptable to us or at all.

We may not be able to complete our initial business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may receive only $10.00 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

Our sponsor, officers, directors and director nominees have agreed that we must complete our initial business combination within 24 months from the closing of this offering. We may not be able to find a suitable target business and complete our initial business combination within such time period. Our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein. For example, the outbreak of COVID-19 continues to grow both in the U.S. and globally and, while the extent of the impact of the outbreak on us will depend on future developments, it could limit our ability to complete our initial business combination, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. Additionally, the outbreak of the COVID-19 coronavirus and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases) may negatively impact businesses we may seek to acquire.

If we have not completed our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our amended and restated memorandum and articles of association provides that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law. In either case, our public shareholders may receive only $10.00 per share, or less than $10.00 per share, on the redemption of their shares, and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

If we seek shareholder approval of our initial business combination, our sponsor, directors, executive officers, advisors or any of their affiliates may elect to purchase shares from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, executive officers, advisors or any of their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. Please see “Proposed Business — Permitted Purchases of our Securities” for a description of how such persons will determine from which shareholders to seek to acquire shares. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, executive officers, advisors or any of their affiliates purchase public shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of our initial business combination and thereby increase the likelihood of obtaining shareholder approval of our initial business combination, or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our Class A ordinary shares and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our tender offer or proxy materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the tender offer documents or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. For example, we may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. In the event that a shareholder fails to comply with these or any other procedures, its shares may not be redeemed. See “Proposed Business — Business Strategy — Tendering stock certificates in connection with a tender offer or redemption rights.”

The shares beneficially owned by our sponsor, our officers and directors will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.

Our sponsor, officers, directors and director nominees have entered into respective letter agreements with us, pursuant to which our sponsor has agreed to waive its redemption rights with respect to its founder shares, and our sponsor, officers, directors and director nominees have agreed to waive their redemption rights with respect to any public shares they may acquire during or after this offering, in connection with the completion of our initial business combination. Our sponsor has also waived its right to receive distributions with respect to its founder shares upon our liquidation if we are unable to consummate our initial business combination. Accordingly, the founder shares will be worthless if we do not consummate our initial business combination. The private placement warrants and any other warrants they acquire will also be worthless if we do not consummate an initial business combination. The personal and financial interests of our sponsor, officers and directors may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement warrants are intended to be used to complete our initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the U.S. securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and the sale of the private placement warrants and will file a Current Report on Form 8-K, including an audited balance sheet of the Company demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination.

For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on our redemption of their shares, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement warrants, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, in the event we seek shareholder approval of our initial business combination and we are obligated to pay cash for our Class A ordinary shares, it will potentially reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating our initial business combination. If we are unable to complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account, and our warrants will expire worthless. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

If the funds not being held in the trust account are insufficient to allow us to operate for at least the 24 months following the closing of this offering, we may be unable to complete our initial business combination.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the 24 months following the closing of this offering, assuming that our initial business combination is not completed during that time. We expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering and potential loans from certain of our affiliates are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” However, our affiliates are not obligated to make loans to us in the future, and we may not be able to raise additional financing from unaffiliated parties necessary to fund our expenses. Any such event in the future may negatively impact the analysis regarding our ability to continue as a going concern at such time.

We believe that, upon the closing of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the 24 months following the closing of this offering; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account, and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

If the net proceeds of this offering and the sale of the private placement warrants not being held in the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we will depend on loans from our sponsor or management team to fund our search for a business combination, to pay our taxes, if any, and to complete our initial business combination. If we are unable to obtain these loans, we may be unable to complete our initial business combination. Our sponsor is not obligated to fund such loans.

Of the net proceeds of this offering and the sale of the private placement warrants, only approximately $1,000,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $1,000,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,000,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our management team nor any of their affiliates is under any obligation to loan funds to, or otherwise invest in, us in such circumstances. Any such loans would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. If we are unable to obtain these loans, we may be unable to complete our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In such case, our public shareholders may receive only $10.00 per share, or less in certain circumstances, and our warrants will expire worthless., our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors below.

Subsequent to our completion of our initial business combination, we may be required to subsequently take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present with a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any shareholder or warrant holder who chooses to remain a shareholder or warrant holder, respectively, following our initial business combination could suffer a reduction in the value of their securities. Such shareholders and warrant holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed by them to our company, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement relating to the business combination contained an actionable material misstatement or material omission.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable for a fine of $18,293 and imprisonment for five years in the Cayman Islands.

If we are unable to consummate our initial business combination within 24 months of the closing of this offering, our public shareholders may be forced to wait beyond the ten business day period thereafter before redemption from our trust account.

If we are unable to consummate our initial business combination within 24 months from the closing of this offering, we will, as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account not previously released to us to pay our taxes, if any, less up to $100,000 of interest for our dissolution expenses, divided by the number of then outstanding public shares and cease all operations except for the purposes of winding up of our affairs by way of a voluntary liquidation, as further described herein. Any redemption of public shareholders from the trust account shall be effected automatically by function of our amended and restated memorandum and articles of association prior to our commencing any voluntary liquidation. If we are required to liquidate prior to distributing the aggregate amount then on deposit in the trust account, then such winding up, liquidation and distribution must comply with the applicable provisions of the Companies Law. In that case, investors may be forced to wait beyond the ten business days following the 24-month initial business combination period before the redemption proceeds of our trust account become available to them, and they receive the return of their portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless, prior thereto, we consummate our initial business combination or amend certain provisions of our amended and restated memorandum and articles of association and then only in cases where investors have sought to redeem their Class A ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we are unable to complete our initial business combination.

The grant of registration rights to our sponsor and its permitted transferees may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A ordinary shares.

Pursuant to an agreement to be entered into on or prior to the closing of this offering, our sponsor and its permitted transferees, can demand that we register the founder shares and the private placement warrants and the Class A ordinary shares underlying the private placement warrants and holders of warrants that may be issued upon conversion of working capital loans can demand that we register such warrants or Class A ordinary shares issuable upon conversion of such warrants. Additionally, pursuant to the forward purchase agreement, we have agreed to use commercially reasonable efforts (i) to file within 30 days after the closing of the initial business combination a registration statement with the SEC for a secondary offering of the forward purchase shares and the forward purchase warrants (and underlying Class A ordinary shares), (ii) to cause such registration statement to be declared effective promptly thereafter but in no event later than sixty (60) days after the initial filing, (iii) to maintain the effectiveness of such registration statement until the earliest of (A) the date on which our sponsor or its assignees cease to hold the securities covered thereby, and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and (iv) after such registration statement is declared effective, cause us to conduct firm commitment underwritten offerings, subject to certain limitations. In addition, the forward purchase agreement provides for certain “piggy-back” registration rights to the holders of forward purchase securities to include their securities in other registration statements filed by us. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A ordinary shares that is expected when the securities owned by our sponsor and holders of warrants that may be issued upon conversion of working capital loans or their respective permitted transferees are registered.

Because we are not limited to a particular industry, sector or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’ operations.

We will seek to complete our initial business combination with an operating company, except that we will not, under our amended and restated memorandum and articles of association, be permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations. Because we have not yet identified or approached any specific target business with respect to an initial business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our securities will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any shareholder or warrant holder who chooses to remain a shareholder or warrant holder, respectively, following the business combination could suffer a reduction in the value of their securities. Such shareholders and warrant holders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed by them to us, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement relating to the business combination contained an actionable material misstatement or material omission.

We may seek acquisition opportunities in industries or sectors outside the technology and internet sectors which may or may not be outside of our management’s area of expertise.

We will consider an initial business combination outside of the technology and internet sectors (which sectors may or may not be outside our management’s areas of expertise) if a business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination candidate. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire.

As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any shareholder or warrant holder who remains a shareholder or warrant holder following our initial business combination could suffer a reduction in the value of their securities. Such shareholders and warrant holders are unlikely to have a remedy for such reduction in value.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these criteria and guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law or stock exchange listing requirements, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account, and our warrants will expire worthless.

We may seek acquisition opportunities with an early stage company, a financially unstable business or an entity lacking an established record of revenue or earnings, which could subject us to volatile revenues or earnings or difficulty in retaining key personnel.

To the extent we complete our initial business combination with an early stage company, a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings, intense competition and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We are not required to obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless we complete our initial business combination with an affiliated entity, we are not required to obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on one or more standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and/or book value, discounted cash flow valuation or value of comparable businesses. Such standards used will be disclosed in our tender offer documents or proxy solicitation materials, as applicable, related to our initial business combination.

Unlike most other similarly structured blank check companies, our sponsor will receive additional Class A ordinary shares if we issue shares to complete an initial business combination.

The founder shares will automatically convert into Class A ordinary shares (which such Class A ordinary shares delivered upon conversion will not have any redemption rights or be entitled to liquidating distributions from the trust account if we fail to consummate an initial business combination) at the time of our initial business combination or earlier at the option of the holders thereof at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of our ordinary shares issued and outstanding upon completion of this offering, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities (as defined herein) or rights issued or deemed issued by the Company in connection with or in relation to the completion of the initial business combination (including the forward purchase shares, but not the forward purchase warrants), excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to our sponsor or any of its affiliates or any member of our management team upon conversion of working capital loans. Any conversion of Class B ordinary shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one. This is different than most other similarly structured blank check companies in which the initial shareholders will only be issued an aggregate of 20% of the total number of shares to be outstanding prior to the initial business combination.

We may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation — United States Federal Income Taxation — General”) of our Class A ordinary shares or warrants, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our PFIC status for our current and subsequent taxable years may depend upon the status of an acquired company pursuant to a business combination and whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules”). Depending on the particular circumstances, the application of the start-up exception is uncertain, and there can be no assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. Our actual PFIC status for any taxable year will not be determinable until after the end of such taxable year. Moreover, if we determine we are a PFIC for any taxable year, we will endeavor to provide a U.S. Holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC annual information statement in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would likely be unavailable with respect to our warrants in all cases. We urge U.S. Holders to consult their tax advisors regarding the possible application of the PFIC rules to holders of our Class A ordinary shares and warrants. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share, or less than such amount in certain circumstances, on the liquidation of our trust account, and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account, and our warrants will expire worthless.

After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

We may have limited ability to assess the management of a prospective target business and, as a result, may effect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company, which could, in turn, negatively impact the value of our shareholders’ investment in us.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’ management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, shareholders who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to us, or if they are able to successfully bring a private claim under securities laws that the tender offer materials or proxy statement relating to the business combination contained an actionable material misstatement or material omission.

The officers and directors of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

We may engage in an initial business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, executive officers, directors or existing holders which may raise potential conflicts of interest.

In light of the involvement of our sponsor, executive officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, executive officers and directors. Our executive officers, directors and director nominees also serve as officers and/or board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” In particular, Mr. Tavrin is Chairman and Chief Executive Officer of Kismet One and Chairman and Chief Executive Officer of Kismet Two. In addition, certain of our director nominees are also directors of Kismet One and/or Kismet Two. Such entities may compete with us for business combination opportunities. Our sponsor, officers, directors and director nominees are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning an initial business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for an initial business combination as set forth in “Proposed Business — Effecting our Initial Business Combination — Selection of a Target Business and Structuring of our Initial Business Combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm that is a member of FINRA, or from an independent accounting firm, regarding the fairness to our company from a financial point of view of an initial business combination with one or more domestic or international businesses affiliated with our sponsor, executive officers or directors, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Since our sponsor will lose its entire investment in us if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On September 21, 2020, we issued an aggregate of 7,687,500 founder shares to our sponsor for a total subscription price of $25,000, or approximately $0.003 per share. Such shares are fully paid, and the cash amount of the subscription price was received on December 31, 2020. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding public shares and founder shares after this offering plus the 2,000,000 forward purchase shares underlying the forward purchase units that our sponsor is obligated to purchase pursuant to the forward purchase agreement (which at the option of the sponsor can be increased to up to 5,000,000 forward purchase shares). The founder shares will be worthless if we do not complete our initial business combination. In addition, our sponsor has committed to purchase an aggregate of 4,666,667 (or 5,166,667 if the underwriters’ option to purchase additional units is exercised in full) private placement warrants, each of which such warrants will be exercisable for one Class A ordinary share at $11.50 per share, that will also be worthless if we do not complete a business combination. The sponsor has agreed (A) to vote any shares owned by it in favor of any proposed business combination and (B) not to redeem any shares in connection with a shareholder vote or tender offer to approve or in connection with a proposed initial business combination. The personal and financial interests of our sponsor may influence its motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the 24 month deadline following the closing of this offering nears, which is the deadline for the completion of our initial business combination.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete our initial business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•        our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•        our inability to pay dividends on our Class A ordinary shares;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy and other purposes; and

•        other disadvantages compared to our competitors who have less debt.

We may be able to complete only one business combination with the proceeds of this offering and the sale of the private placement warrants, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering and the sale of the private placement warrants will provide us with $250,000,000 (or $287,500,000 if the underwriters’ option to purchase additional units is exercised in full) that we may use to complete our initial business combination (excluding $8,750,000, or $10,062,500 if the option to purchase additional units is exercised in full, of deferred underwriting commissions being held in the trust account). In addition, in connection with the consummation of this offering, we will enter into a forward purchase agreement with our sponsor (either directly or through an affiliate), which provides for the purchase of $20,000,000 of units, which at the option of the sponsor can be increased to up to $50,000,000, with each unit consisting of one Class A ordinary share and one-third of one warrant to purchase one Class A ordinary share at $11.50 per share, for a purchase price of $10.00 per unit, in a private placement to occur concurrently with the closing of our initial business combination. The forward purchase securities will be issued only in connection with the closing of the initial business combination. The proceeds from the sale of forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company. We cannot assure you that the forward purchase will close. We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•        solely dependent upon the performance of a single business, property or asset, or

•        dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in an initial business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our acquisition strategy, we may seek to effectuate our initial business combination with a privately held company. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in an initial business combination with a company that is not as profitable as we suspected, if at all.

We may seek business combination opportunities with a high degree of complexity that require significant operational improvements, which could delay or prevent us from achieving our desired results.

We may seek business combination opportunities with large, highly complex companies that we believe would benefit from operational improvements. While we intend to implement such improvements, to the extent that our efforts are delayed or we are unable to achieve the desired improvements, the business combination may not be as successful as we anticipate.

To the extent we complete our initial business combination with a large complex business or entity with a complex operating structure, we may also be affected by numerous risks inherent in the operations of the business with which we combine, which could delay or prevent us from implementing our strategy. Although our management team will endeavor to evaluate the risks inherent in a particular target business and its operations, we may not be able to properly ascertain or assess all of the significant risk factors until we complete our business combination. If we are not able to achieve our desired operational improvements, or the improvements take longer to implement than anticipated, we may not achieve the gains that we anticipate. Furthermore, some of these risks and complexities may be outside of our control and leave us with no ability to control or reduce the chances that those risks and complexities will adversely impact a target business. Such combination may not be as successful as a combination with a smaller, less complex organization.

If we effect our initial business combination with a business located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect an initial business combination with a business located outside of the United States. If we do, we would be subject to any special considerations or risks associated with businesses operating in the target’s home jurisdiction, including any of the following:

•        rules and regulations or currency conversion or corporate withholding taxes on individuals;

•        laws governing the manner in which future business combinations may be effected;

•        differing laws and regulations regarding exchange listing and delisting requirements;

•        tariffs and trade barriers;

•        regulations related to customs and import/export matters;

•        longer payment cycles;

•        tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•        currency fluctuations and exchange controls;

•        inflation greater than that experienced in the United States;

•        challenges in collecting accounts receivable;

•        cultural and language differences;

•        employment regulations;

•        crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

•        deterioration of political relations with the United States.

We may not be able to adequately address these additional risks. If we are unable to do so, our operations might suffer.

If we effect our initial business combination with a business located outside of the United States, the laws applicable to such business will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect our initial business combination with a business located outside of the United States, the laws of the country in which such business operates will govern almost all of the material agreements relating to its operations. The target business may not be able to enforce any of its material agreements or enforce remedies for breaches of those agreements in that jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a business located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of U.S. courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws.

Because of the costs and difficulties inherent in managing cross-border business operations, our results of operations may be negatively impacted.

Managing a business, operations, personnel or assets in another country is challenging and costly. Any management that we may have (whether based abroad or in the United States) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.

We may re-domicile into another foreign jurisdiction in connection with our initial business combination, and the laws of such jurisdiction may govern all of our material agreements and we may not be able to enforce our legal rights.

In connection with our initial business combination, we may relocate the home jurisdiction of our business from the Cayman Islands to another foreign jurisdiction. If we determine to do this, the laws of such jurisdiction would likely govern all of our material agreements. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the Cayman Islands or the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Any such re-domiciliation and the international nature of our business will likely subject us to foreign regulation.

We may migrate to another jurisdiction in connection with our initial business combination and such migration may result in taxes imposed on shareholders or warrant holders.

We may, in connection with our initial business combination or earlier, and subject to requisite shareholder approval under the Companies Law, transfer by way of continuation (migrate) to a different jurisdiction, including, for example, the jurisdiction in which the target company or business is located. Such a transaction may require a shareholder or warrant holder to recognize taxable income in the jurisdiction in which the shareholder or warrant holder is a tax resident (and/or the jurisdictions in which its owners are resident if it is a tax transparent entity under the tax laws of such jurisdictions, including under any anti-deferral regime), in which the target company is located, or in which we migrate. As a Cayman Islands entity, we do not have access to a network of income tax treaties to protect us from withholding taxes or gains taxes that may be imposed by other jurisdictions, and it may not be possible to effect repatriation of earnings or the receipt of income from our investments in a tax efficient manner. We do not intend to make any cash distributions to shareholders or warrant holders to pay such taxes. Shareholders or warrant holders may also be subject to withholding taxes or other taxes imposed by the jurisdiction where we are migrated to with respect to their ownership of us. Moreover, tax consequences of owning and disposing of our units, Class A ordinary shares or warrants may be significantly different from those described in the section of this prospectus captioned “Taxation.”

Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and financial condition.

Our ability to seek and enforce legal protections, including with respect to intellectual property and other property rights, or to defend ourselves with regard to legal actions taken against us in a given country, may be difficult or impossible, which could adversely impact our operations, assets or financial condition. Rules and regulations in many countries are often ambiguous or open to differing interpretation by responsible individuals and agencies at the municipal, state, regional and federal levels. The attitudes and actions of such individuals and agencies are often difficult to predict and inconsistent. Delay with respect to the enforcement of particular rules and regulations, including those relating to customs, tax, environmental and labor, could cause serious disruption to operations abroad and negatively impact our results.

If our management following our initial business combination is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, our management team may resign from their positions as officers or directors of the company and the management of the target business at the time of the business combination will remain in place. Management of the target business may not be familiar with U.S. securities laws. If new management is unfamiliar with such laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues, which may adversely affect our operations.

Currency policies may cause a target business’ ability to succeed in the international markets to be diminished.

In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.

Our management may not be able to maintain control of a target business after our initial business combination.

We may structure an initial business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the outstanding equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new Class A ordinary shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new Class A ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our outstanding ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete our initial business combination with which a substantial majority of our shareholders do not agree.

Our amended and restated memorandum and articles of association will not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (such that we do not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or their affiliates. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate an initial business combination, blank check companies have, in the past, amended various provisions of their constitutional documents. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association that will make it easier for us to consummate an initial business combination that some of our shareholders may not support.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of initial business combination, increased redemption thresholds and changed industry focus. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association prior to our initial business combination. Amending our amended and restated memorandum and articles of association will require at least a special resolution of our shareholders as a matter of Cayman Islands law, being (i) the affirmative vote of at least a two-thirds (2/3) majority of the votes cast by the holders of the issued ordinary shares present in person or represented by proxy at a general meeting of the company and entitled to vote on such matter or (ii) a unanimous written resolution of the shareholders.

Our sponsor, officers, directors and director nominees have agreed, each pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (less any interest released to us for taxes, if any), divided by the number of then outstanding public shares. These agreements are contained in letter agreements that we have entered into with our sponsor, officers, directors and director nominees. Our shareholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, officers, directors or director nominees for any breach of these agreements. As a result, in the event of a breach, our shareholders would need to pursue a shareholder derivative action, subject to applicable law.

Provisions of our amended and restated memorandum and articles of association (and corresponding provisions of the agreement governing the release of funds from our trust account) relating to the rights and obligations attaching to our Class A ordinary shares and certain aspects of our pre-business combination activity may be amended with the approval of a special resolution being (i) the affirmative vote of at least a two-thirds (2/3) majority of the votes cast by the holders of the issued ordinary shares present in person or represented by proxy at a general meeting of the company and entitled to vote on such matter or (ii) a unanimous written resolution of the shareholders, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association and the trust agreement to facilitate the consummation of an initial business combination that some of our shareholders may not support.

Some other blank check companies have a provision in their constitutional documents which prohibits the amendment of certain provisions, including those which relate to a company’s pre-business combination activity, without approval by a certain percentage of the company’s shareholders. Amendment of these provisions requires approval by between 90% and 100% of the company’s public shareholders in many cases. Our amended and restated memorandum and articles of association provides that any of its provisions, including those related to pre-business combination activity, may be amended if approved by special resolution, being (i) the affirmative vote of at least a two-thirds (2/3) majority of the votes cast by the holders of the issued ordinary shares present in person or represented by proxy at a general meeting of the company and entitled to vote on such matter or (ii) a unanimous written resolution of the shareholders, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of our ordinary shares, which is a lower amendment threshold than that of many blank check companies.

Our sponsor and its permitted transferees, if any, who will collectively beneficially own, on an as-converted basis, 20% of our Class A ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner they choose. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association to facilitate the consummation of an initial business combination that some of our shareholders may not support.

Our sponsor, officers, directors and director nominees have agreed, each pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (less any interest released to us for taxes, if any), divided by the number of then outstanding public shares. These agreements are contained in letter agreements that we have entered into with our sponsor, officers, directors and director nominees. Our shareholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, officers, directors or director nominees for any breach of these agreements. As a result, in the event of a breach, our shareholders would need to pursue a shareholder derivative action, subject to applicable law.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering and the sale of the private placement warrants and forward purchase securities will be sufficient to allow us to complete our initial business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering and the sale of the private placement warrants and forward purchase securities prove to be insufficient, either because of the size of our initial business combination, the depletion of the available net proceeds in search of a target business, the obligation to redeem for cash a significant number of shares from shareholders who elect redemption in connection with our initial business combination or the terms of negotiated transactions to purchase shares in connection with our initial business combination, we may be required to seek additional financing or to abandon the proposed business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.00 per share plus any pro rata interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, less up to $100,000 of interest for dissolution expenses, on the liquidation of our trust account. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination. If we are unable to complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per share, or less in some circumstances, on the liquidation of our trust account, and our warrants will expire worthless.

Our sponsor and affiliated entities control a substantial interest in us and thus may exert a substantial influence on actions requiring shareholder vote, potentially in a manner that you do not support.

Upon consummation of this offering, our sponsor and affiliated entities will collectively own, on an as-converted basis, approximately 21% of our issued and outstanding Class A ordinary shares (assuming they do not purchase units in this offering). None of our sponsor, officers, directors or director nominees or their affiliates has indicated any intention to purchase units in this offering or any units or shares from persons in the open market or in private transactions, other than as disclosed in this prospectus. However, our sponsor, officers, directors, director nominees or their affiliates could determine in the future to make such purchases in the open market or in private transactions, to the extent permitted by law. In connection with any vote for a proposed business combination, our sponsor has agreed to vote the founder shares owned by it immediately before this offering, and our sponsor, officers, directors and director nominees have agreed to vote any Class A ordinary shares acquired in this offering or in the aftermarket in favor of such proposed business combination.

Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of shareholders to elect new directors prior to the consummation of our initial business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. Accordingly, you may not be able to exercise your voting rights under corporate law for up to 24 months. If there is an annual meeting, as a consequence of our “staggered” board of directors, fewer than half of the board of directors will be considered for election and our sponsor, because of its ownership position, will have considerable influence regarding the outcome. Accordingly, our sponsor will continue to exert control at least until the consummation of our initial business combination.

Our outstanding warrants may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 8,333,333 Class A ordinary shares as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement 4,666,667 private placement warrants, each exercisable to purchase one Class A ordinary share. We may also issue up to 666,667 forward purchase warrants, which at the option of the sponsor can be increased to 1,666,667 forward purchase warrants, pursuant to the forward purchase agreement. We may also issue additional warrants to our sponsor, officers, directors or their affiliates upon redemption of promissory notes issued to such entities or individuals for loans made to supplement our working capital requirements, as described elsewhere in this prospectus. To the extent we issue Class A ordinary shares to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding Class A ordinary shares and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

A provision of our warrant agreement may make it more difficult for us to complete an initial business combination.

Unlike most blank check companies, if (i) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per share, (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (iii) the Market Value is below $9.20 per share, then the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described below under “Description of Securities — Warrants — Public Warrants and Forward Purchase Warrants — Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” and “Description of Securities — Warrants — Public Warrants and Forward Purchase Warrants — Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described below under “Description of Securities — Warrants — Public Warrants and Forward Purchase Warrants — Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to consummate an initial business combination with a target business.

If we do not hold an annual meeting of shareholders until after the consummation of our initial business combination, shareholders will not be afforded an opportunity to elect directors and to discuss company affairs with management until such time.

Unless otherwise required by law or the Nasdaq, we do not currently intend to call an annual meeting of shareholders until after we consummate our initial business combination. In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Law for us to hold annual or shareholder meetings to elect directors. Until we hold an annual meeting of shareholders, public shareholders may not be afforded the opportunity to elect directors and to discuss company affairs with management. Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a three-year term.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on an initial business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or U.S. GAAP, or international financing reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2021. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Law (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

An investment in this offering may result in uncertain or adverse U.S. federal income tax consequences.

An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the Class A ordinary shares and the one-third of a warrant to purchase one Class A ordinary share included in each unit could be challenged by the IRS or courts. Furthermore, the U.S. federal income tax consequences of a cashless exercise of warrants included in the units we are issuing in this offering is unclear under current law. Finally, it is unclear whether the redemption rights with respect to our Class A ordinary shares suspend the running of a U.S. Holder’s holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of Class A ordinary shares is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividends” for U.S. federal income tax purposes. See the section titled “Taxation — United States Federal Income Taxation” for a summary of the U.S. federal income tax considerations of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.

We may face risks related to internet and technology companies.

Business combinations with companies in the internet and technology sectors entail special considerations and risks. If we are successful in completing a business combination with such a target business, we may be subject to, and possibly adversely affected by, the following risks:

•        An inability to compete effectively in a highly competitive environment with many incumbents having substantially greater resources;

•        An inability to manage rapid change, increasing consumer expectations and growth;

•        An inability to build strong brand identity and improve subscriber or customer satisfaction and loyalty;

•        A reliance on proprietary technology to provide services and to manage our operations, and the failure of this technology to operate effectively, or our failure to use such technology effectively;

•        An inability to deal with our subscribers’ or customers’ privacy concerns;

•        An inability to attract and retain subscribers or customers;

•        An inability to license or enforce intellectual property rights on which our business may depend;

•        Any significant disruption in our computer systems or those of third-parties that we would utilize in our operations;

•        An inability by us, or a refusal by third parties, to license content to us upon acceptable terms;

•        Potential liability for negligence, copyright, or trademark infringement or other claims based on the nature and content of materials that we may distribute;

•        Competition for advertising revenue;

•        Competition for the leisure and entertainment time and discretionary spending of subscribers or customers, which may intensify in part due to advances in technology and changes in consumer expectations and behavior;

•        Disruption or failure of our networks, systems or technology as a result of computer viruses, “cyber-attacks,” misappropriation of data or other malfeasance, as well as outages, natural disasters, terrorist attacks, accidental releases of information or similar events;

•        An inability to obtain necessary hardware, software and operational support; and

•        Reliance on third-party vendors or service providers.

Any of the foregoing could have an adverse impact on our operations following a business combination. However, our efforts in identifying prospective target businesses will not be limited to the media, internet and consumer sectors. Accordingly, if we acquire a target business in another industry, these risks will likely not affect us and we will be subject to other risks attendant with the specific industry in which we operate or target business which we acquire, none of which can be presently ascertained.

Risks Relating to Our Securities

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our units have been approved for listing on Nasdaq on or promptly after the date of this prospectus and we expect that our Class A ordinary shares and warrants will begin trading on Nasdaq promptly after their date of separation. Although, after giving effect to this offering, we meet the minimum initial listing standards of Nasdaq on a pro forma basis, which generally only requires that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution, our securities may not continue to be listed on Nasdaq in the future prior to an initial business combination. Generally, we must maintain a minimum amount in shareholders’ equity (generally $2,500,000) and a minimum number of holders of our securities (generally 300 round-lot holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. We may not be able to meet those initial listing requirements at that time.

If Nasdaq delists any of our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect such securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•        a limited availability of market quotations for our securities;

•        reduced liquidity for our securities;

•        a determination that our Class A ordinary shares are a “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A ordinary shares and warrants will be listed on Nasdaq, our units, Class A ordinary shares and warrants will qualify as covered securities under such statute. Although the states are preempted from regulating the sale of covered securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not qualify as covered securities under such statute and we would be subject to regulation in each state in which we offer our securities.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 20% of our Class A ordinary shares, you will lose the ability to redeem all such shares in excess of 20% of our Class A ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the shares sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 20% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

If we do not maintain a current and effective prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants, public holders will only be able to exercise such warrants on a “cashless basis.”

If we do not maintain a current and effective prospectus relating to the Class A ordinary shares issuable upon exercise of the public warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis.” As a result, the number of Class A ordinary shares that holders will receive upon exercise of the public warrants will be fewer than it would have been had such holders exercised their warrants for cash. Under the terms of the warrant agreement, we have agreed to use our commercially reasonable efforts to maintain a current and effective prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced. Notwithstanding the foregoing, the private placement warrants and any other warrants that may be issued to our officers, directors, sponsor or their affiliates as described elsewhere in this prospectus may be exercisable for unregistered Class A ordinary shares for cash even if the prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants is not current and effective.

An investor will be able to exercise a warrant only if the issuance of Class A ordinary shares upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No public warrants will be exercisable for cash and we will not be obligated to issue Class A ordinary shares unless the shares issuable upon such exercise have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. At the time that the warrants become exercisable, we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the Class A ordinary shares issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. If the Class A ordinary shares issuable upon exercise of the warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold.

We may amend the terms of the warrants in a way that may be adverse to holders with the approval by the holders of at least 65% of the then outstanding public warrants.

Our warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision or (ii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 65% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders of public warrants and forward purchase warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants and forward purchase warrants with the consent of at least 65% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of Class A ordinary shares purchasable upon exercise of a warrant.

We may issue additional Class A ordinary shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the founder shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions that will be contained in our amended and restated memorandum and articles of association. Any such issuances could substantially dilute the interest of our shareholders and likely present other risks.

Our amended and restated memorandum and articles of association will authorize the issuance of up to 200,000,000 Class A ordinary shares, par value $0.001 per share and 10,000,000 Class B ordinary shares, par value $0.001 per share. Immediately after this offering, there will be 175,000,000 and 3,250,000 (assuming in each case that the underwriters have not exercised their option to purchase additional units) authorized but unissued Class A ordinary shares and Class B ordinary shares, respectively, available for issuance which amount does not take into account shares reserved for issuance upon exercise of outstanding warrants and the forward purchase warrants, shares issuable upon conversion of the Class B ordinary shares or shares issued upon the sale of the forward purchase shares. The Class B ordinary shares will automatically convertible into Class A ordinary shares (which such Class A ordinary shares delivered upon conversion will not have any redemption rights or be entitled to liquidating distributions from the trust account if we fail to consummate an initial business combination) at the time of our initial business combination or earlier at the option of the holders thereof as described herein and in our amended and restated memorandum and articles of association.

We may issue a substantial number of additional Class A ordinary shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares in connection with our redeeming the warrants as described in “Description of Securities — Warrants — Public Warrants and Forward Purchase Warrants — Redemption of Warrants When the Price per Class A Ordinary Share Equals or Exceeds $10.00” or upon conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions as set forth herein. However our amended and restated memorandum and articles of association provide, among other things, that prior to our initial business combination, we may not issue additional ordinary shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. The issuance of additional ordinary shares:

•        may significantly dilute the equity interest of investors in this offering;

•        could cause a change of control if a substantial number of Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•        may adversely affect prevailing market prices for our units, Class A ordinary shares and/or warrants; and

•        may not result in adjustment to the exercise price of our warrants.

Our sponsor made a capital contribution of $25,000, or approximately $0.003 per founder share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A ordinary shares.

The difference between the public offering price per share and the pro forma net tangible book value per Class A ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, you and the other public shareholders will incur an immediate and substantial dilution of approximately 93.8% (or $9.38 per unit, assuming no exercise of the underwriters’ option to purchase additional units ), the difference between the pro forma net tangible book value per share of $0.62 and the initial offering price of $10.00 per share.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem the outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of our Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding warrants could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, we expect would be substantially less than the market value of your warrants. None of the private placement warrants will be redeemable by us (except as described below under “Description of Securities — Warrants — Public Warrants and Forward Purchase Warrants — Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00”) so long as they are held by our sponsor or its permitted transferees.

In addition, we have the ability to redeem the outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that the closing price of our Class A ordinary shares equals or exceeds $10.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met, including that holders will be able to exercise their warrants prior to redemption for a number of Class A ordinary shares determined based on the redemption date and the fair market value of our Class A ordinary shares. Please see “Description of Securities — Warrants — Public Warrants and Forward Purchase Warrants — Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00.” The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants, including because the number of Class A ordinary shares received is capped at 0.361 Class A ordinary shares per warrant (subject to adjustment) irrespective of the remaining life of the warrants.

None of the private placement warrants will be redeemable by us (except as set forth under “Description of Securities — Warrants — Public Warrants and Forward Purchase Warrants — Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00”) so long as they are held by our sponsor or its permitted transferees.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer Class A ordinary shares upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our public warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise its warrant (including any warrants held by our sponsor, officers, directors or their permitted transferees) to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of Class A ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

Because each unit contains one-third of one warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.

Each unit contains one-third of one warrant. Because, pursuant to the warrant agreement, the warrants may only be exercised for a whole number of shares, only a whole warrant may be exercised at any given time. This is different from other offerings similar to ours whose units include one share and one whole warrant to purchase one share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of a business combination since the warrants will be exercisable in the aggregate for one-third of the number of shares compared to units that each contain a whole warrant to purchase one share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a warrant to purchase one whole share.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriter. In determining the size of this offering, management held customary organizational meetings with the underwriter, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A ordinary shares and warrants underlying the units, include:

•        the history and prospects of companies whose principal business is the acquisition of other companies;

•        prior offerings of those companies;

•        our prospects for acquiring an operating business at attractive values;

•        a review of debt to equity ratios in leveraged transactions;

•        our capital structure;

•        an assessment of our management and their experience in identifying operating companies;

•        general conditions of the securities markets at the time of this offering; and

•        other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions, including as a result of the COVID-19 outbreak and other events (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases). Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Risks Relating to Our Management Team

Past performance by our management team and their affiliates may not be indicative of future performance of an investment in the Company.

Information regarding performance by our management team and their affiliates is presented for informational purposes only. Past performance by our management team and their affiliates is not a guarantee either (1) that we will be able to identify a suitable candidate for our initial business combination or (2) of success with respect to any business combination we may consummate. You should not rely on the historical record of our management team and their affiliates as indicative of our future performance of an investment in the company or the returns the company will, or is likely to, generate going forward.

We are dependent upon our executive officers and directors and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and in particular, Ivan Tavrin, our founder, Chairman and Chief Executive Officer, and our director nominees, Messrs. Avetisyan, Lukatsevich and Tompsett. We believe that our success depends on the continued service of our executive officers and directors, at least until we have completed our initial business combination. In addition, our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including amongst management time needed for Kismet One and Kismet Two, and for identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced and our sponsor asserts that it is unable to satisfy its obligations or that it has no such indemnification obligations related to a particular claim, our disinterested directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our disinterested directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our disinterested directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by such directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our disinterested directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of our or our target’s key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel, including, in particular, Ivan Tavrin with regard to our selection of a target company. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, subject to his fiduciary duties under Cayman Islands law. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

Our executive officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for an initial business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation and our executive officers are not obligated to contribute any specific number of hours per week to our affairs. Mr. Tavrin, who serves as our Chairman and Chief Executive Officer, also serves as Chairman and Chief Executive Officer of Kismet One and as Chairman and Chief Executive Officer of Kismet Two. In addition, certain of our director nominees are also directors of Kismet One and/or Kismet Two. Our independent directors also serve as officers or board members for other entities. If our executive officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our executive officers’ and directors’ other business affairs, please see “Management — Directors and Executive Officers.”

Our executive officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, executive officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our sponsor, our directors or executive officers, although we do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. If this were the case, it would be a breach of their fiduciary duties to us as a matter of Cayman Islands law and we or our shareholders might have a claim against such individuals for infringing on our shareholders’ rights. See the section titled “Description of Securities — Certain Differences in Corporate Law — Shareholders’ Suits” for further information on the ability to bring such claims. However, we might not ultimately be successful in any claim we may make against them for such reason.

Our executive officer and director and certain of our director nominees are now, and our executive officers and directors may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us, including other blank check companies, and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our executive officer and director and certain of our director nominees are now, and our executive officers and directors may in the future become, affiliated with entities that are engaged in business activities similar to those intended to be conducted by us. In addition, our sponsor and certain of our director nominees have, and our sponsor, officers and directors may in the future, participate in the formation of, or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our sponsor, officers or directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved, subject to our officers’ and directors’ fiduciary duties under Cayman Islands law. In particular, an affiliate of our sponsor currently sponsors two other blank check companies, Kismet One and Kismet Two and Mr. Tavrin is Chairman and Chief Executive Officer of Kismet One and Chairman and Chief Executive Officer of Kismet Two. In addition, certain of our director nominees are also directors of Kismet One and/or Kismet Two. Any such companies, including Kismet One and Kismet Two, may present additional conflicts of interest in pursuing an acquisition target. However, we do not believe that any potential conflicts with Kismet One or Kismet Two would materially affect our ability to complete our initial business combination, because while we expect that Kismet One will have priority over us with respect to acquisition opportunities until it completes its initial business combination, our management team has significant experience in identifying and executing multiple acquisition opportunities simultaneously, and we believe there are multiple potential opportunities within the industries and geographies of our primary focus. In addition, Kismet Two is seeking to raise $200 million in its offering (or up to $230 million if the underwriters’ option to purchase additional units in that offering is exercised) and, as such, we believe that we will generally be seeking larger acquisition opportunities than Kismet Two.

For a complete discussion of our executive officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see “Management — Directors and Executive Officers,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

As the number of special purpose acquisition companies increases, there may be more competition to find an attractive target for an initial business combination. This could increase the costs associated with completing our initial business combination and may result in our inability to find a suitable target for our initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many companies have entered into business combinations with special purpose acquisition companies, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many additional special purpose acquisition companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, effort and resources to identify a suitable target for an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause target companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find a suitable target for and/or complete our initial business combination.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent months, the market for directors and officers liability insurance for special purpose acquisition companies has changed in ways adverse to us and our management team. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. These trends may continue into the future.

The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense and/or accept less favorable terms. Furthermore, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, after completion of any initial business combination, our directors and officers could be subject to potential liability from claims arising from conduct alleged to have occurred prior to such initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

Risks Relating to the Trust Account

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share.

The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated memorandum and articles of association, our public shareholders are entitled to receive their pro-rata share of the proceeds held in the trust account, plus any interest income, net of taxes paid or payable (less, in the case we are unable to complete our initial business combination, $100,000 of interest). Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business, except our independent registered public accounting firm, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will enter into an agreement with a third party that has not executed a waiver only if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per share initially held in the trust account, due to claims of such creditors. In order to protect the amounts held in the trust account, our sponsor has agreed it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we have not asked our sponsor to reserve for such indemnification obligations. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares and/or warrants, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) our completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete an initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, and (iii) the redemption of our public shares if we have not completed an initial business within 24 months from the closing of this offering, subject to applicable law and as further described herein. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if have not completed an initial business combination within 24 months from the closing of this offering, with respect to such Class A ordinary shares so redeemed. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Risks Relating to the Russian Federation if one or more Target Businesses is located in Russia or the CIS

Emerging markets are subject to different risks as compared to more developed markets.

Operating a business in Russia can involve a greater degree of risk than operating a business in more developed markets, including, in some cases, increased political, economic and legal risks. Emerging market governments and judiciaries often exercise broad, unchecked discretion and are susceptible to abuse and corruption. Moreover, financial turmoil in any emerging market country tends to adversely affect the value of investments in all emerging market countries as investors move their money to more stable, developed markets. As has happened in the past, financial problems or an increase in the perceived risks associated with investing in companies in emerging economies could dampen foreign investment in the Russian Federation and adversely affect its economy. Generally, investment in emerging markets is only suitable for sophisticated investors who fully appreciate the significance of the risks involved in, and are familiar with, investing in emerging markets.

Political or other risks could adversely affect the value of investments in the Russian Federation.

Any change in the Russian Government or its program of reform or lack of consensus between the Russian President, the Prime Minister, the Russian Government, the Parliament and powerful economic groups could lead to political instability and a deterioration in Russia’s investment climate. In addition, ethnic, religious, historical and other divisions have on occasion given rise to tensions and, in certain cases, military conflict. Moreover, various acts of terrorism have been committed within the Russian Federation. The risks associated with these events or potential events that may have a material adverse effect on the Company or a target business’ financial condition, results of operations or prospects.

Russia is a federative state consisting of 85 constituent entities, or “subjects”. The Russian Constitution reserves some governmental powers for the Russian Government, some for the subjects and some for areas of joint competence. In addition, eight “federal districts” (“federal’nye okruga”), which are overseen by a plenipotentiary representative of the President, supplement the country’s federal system. The delineation of authority among and within the subjects is, in many instances, unclear and contested, particularly with respect to the division of tax revenues and authority over regulatory matters. Subjects have enacted conflicting laws in areas such as privatization, land ownership and licensing. For these reasons, the Russian political system is vulnerable to tension and conflict between federal, subject and local authorities. This tension creates uncertainties in the operating environment in Russia, which may prevent businesses from carrying out their strategy effectively.

In January 2020, the Russian President Vladimir Putin proposed a number of constitutional reforms aimed at altering the balance of power between the legislative, executive and judicial branches and introducing certain other changes to the Constitution of the Russian Federation. Following approval of the amendments to the Russian constitution by national vote which was accomplished on July 1, 2020, it is expected that the process by which these reforms will be prepared and approved by the Russian authorities will be determined in the near future. If and when implemented, these constitutional reforms may have a significant impact on the Russian political landscape and regulatory environment and lead to other changes that are currently difficult to predict.

Any disruption or reversal of reform policies or economic downturn could lead to social, political or governmental instability or the occurrence of conflicts between various groups, which could have a material adverse effect on the value of investments in Russia.

Economic risks could adversely affect the value of investments in the Russian Federation.

The Russian economy has experienced fluctuating growth rates over the last two decades, including significant recent declines. In addition, as Russia produces and exports large quantities of crude oil, natural gas, metal products and other commodities, the Russian economy is particularly vulnerable to fluctuations in the prices of commodities on the world markets. The sharp decrease in prices for natural resources in 2008 and 2014 to 2016 resulted in a significant decrease in revenues of the Russian Government, which had a negative effect on the Russian economy. Commodity prices continue to be volatile. Further, the Russian economy generally was adversely affected by the global financial crisis. As an emerging economy, Russia remains particularly vulnerable to further external shocks and any future fluctuations in the global markets, and such events could have a material adverse effect on the Company or the target business’ financial condition, results of operations or prospects.

In addition, because Russia produces and exports large amounts of oil, the Russian economy is especially vulnerable to the price of oil on the world market, and a decline in the price of oil or international sanctions against the Russian oil industry could slow or disrupt the Russian economy or weaken the value of the ruble against foreign currencies. In particular, the Brent Crude oil price suffered a significant decrease during 2014 and 2015. The commodity’s price declined from $112.36 per barrel on June 30, 2014 to $37.28 per barrel on December 31, 2015. During 2016 and 2019, the Brent Crude oil price continued to be volatile with $56.82 per barrel on December 30, 2016, $66.87 per barrel on December 29, 2017, $53.80 per barrel on December 31, 2018 and $66.00 per barrel on December 31, 2019. Further, after OPEC and Russia failed to agree on recent production cuts, Saudi Arabia sharply cut its prices, causing the Brent Crude oil price to reach an average low of $23 per barrel in April, 2020, which has severely impacted the Russian economy.

In addition, the recent outbreak of COVID-19 described in the risk factor entitled “— Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent coronavirus (COVID-19) outbreak and the status of debt and equity markets,” has materially adversely affected the Russian economy, due to mitigation measures to reduce the spread of the virus and the impact of the sharp decline in oil demand, among other factors. Risks related to the COVID-19 pandemic could also negatively affect target business’ financial condition and results of operations. The extent to which COVID-19 may impact such results will depend on future developments and is difficult to predict.

Other risks could adversely affect the value of investments in the Russian Federation.

Emerging markets such as the Russian Federation are prone to social risks and increased lawlessness. High levels of corruption reportedly exist in Russia, including the bribing of officials for the purpose of initiating investigations by government agencies. Corruption and other illegal activities could disrupt the Company or the target business’ ability to conduct its business effectively, and claims that the Company or the target business was involved in such corruption or illegal activities could generate negative publicity, either of which could harm the Company or the target business’ financial condition, results of operations or prospects. In addition, rising unemployment, forced unpaid leave, wages in arrears and a weakening economy have in some cases in the past led to and could in the future lead again to labor and social unrest, a mood of protest, and a rise in nationalism against migrant workers. Such labor and social unrest could disrupt ordinary business operations, which also could materially adversely affect the Company or the target business’ financial condition, results of operations or prospects.

The Company’s business could be affected by the sanctions imposed by the US, the U.K. and other members of the European Union and related sanctions.

The Russian Federation’s economic and political relations with certain other countries, particularly the U.S., the U.K. and other members of the European Union, have been affected by recent events. On August 2, 2017, the U.S. President signed into law the Countering America’s Adversaries Through Sanctions Act (“CAATSA”). CAATSA contains a number of provisions in respect of sanctions on the Russian economy and provides for the possibility of imposition of secondary sanctions on non-U.S. persons that (a) materially violate, attempt to violate, conspire to violate, or cause a violation of the U.S. sanctions regime with respect to Russia and Ukraine; or (b) facilitate a significant transaction or transactions, including deceptive or structured transactions, for or on behalf of any person which is the subject of sanctions imposed by the U.S. with respect to Russia.

On January 29, 2018, the U.S. Treasury Department published an unclassified portion of the Report to Congress Pursuant to Section 241 regarding Senior Foreign Political Figures and Oligarchs in the Russian Federation and Russian Parastatal Entities (the “Section 241 Report”), which listed senior political figures in Russia as well as oligarchs with an estimated net worth of US$1 billion or more. Although according to the Section 241 Report, the inclusion of individuals or entities in this report does not impose sanctions on them or create any restrictions or prohibitions on dealing with such persons by either U.S. or foreign persons, it is not clear what restrictions, if any may be imposed upon some or any of these individuals in the future. The publication of the names in the Section 241 Report may affect the Company’s ability to acquire a target business from an individual who is listed in the report, or a target business with any significant shareholder(s) whose names are listed in the report.

In March 2018, the expulsion of Russian Federation diplomats and envoys by 26 countries including the U.K. and the U.S., and the expulsion by the Russian Federation of diplomats and envoys of several of these countries in response to the Novichok poisoning in the U.K., contributed to increased geopolitical tensions between the U.S., U.K. and other countries and the Russian Federation. This also led to further sanctions being imposed on the Russian Federation by the U.S. in August 2018 following their determination under the Chemical and Biological Weapons Control and Warfare Elimination Act of 1991 that the Government of the Russian Federation had used chemical or biological weapons against international law or against their own nationals. On 6 April, 2018, pursuant to an Executive Order codified by CAATSA, the U.S. government sanctioned a number of Russian businessmen, government officials and companies. U.S. persons (1) are required to block all property and interests in property of the sanctioned parties and (2) may not deal with the sanctioned parties directly or indirectly. Furthermore, non-U.S. persons are at risk of the secondary sanctions described above in relation to their dealings with the sanctioned parties.

In November 2018, the U.S. imposed sanctions against certain Russian organizations and individuals, including a subsidiary of the Russian Energy Ministry, for allegedly supplying Iranian oil to Syria in breach of U.S. restrictions.

In February 2019, a bipartisan group of U.S. Senators introduced a bill to the U.S. Senate entitled Defending American Security from Kremlin Aggression Act of 2019 (“DASKA”). DASKA seeks to build on CAATSA sanctions, by, among other things, imposing financing restrictions on Russian sovereign debt, introducing blocking sanctions targeting Russian financial institutions, corrupt political figures, oligarchs and parastatal entities, introducing blocking sanctions relating to malicious cyber activities and the Kerch Strait incident and the opening of an Office of Sanctions Coordination at the U.S. State Department for the purpose of coordinating sanctions with the European Union and other NATO allies.

If the Company were to acquire a target company or business, the ongoing business of the Company and the target — including its vendor and client relationships — will need to comply with CAATSA and any other applicable sanctions. CAATSA, or any other applicable sanctions, could potentially limit the Company’s ability to acquire a target company or business from a person (an individual or a company) who has been sanctioned, or a target company or business with any significant shareholder(s) who have been sanctioned. Continued geopolitical tensions, existing and any additional sanctions, including DASKA should it pass into law, and/or any retaliatory measures, could result in, a material adverse impact on the Russian Federation’s economy, global economic conditions, the Company or the target business’ financial condition, results of operations or prospects.

Our target’s business could be affected by political instability, including relating to Ukraine and related sanctions imposed by the U.S. and the EU.

Political and economic relations between Russia the U.S. and the EU are complex. Recent situations involving Ukraine, Crimea, Iran, Syria, and alleged cyberespionage by the Russian government against the U.S. Democratic National Committee and in connection with the 2016 U.S. presidential election, along with the response of the governments of Russia, the U.S., member states of the E.U., the E.U. itself and other nations, have the potential to materially adversely affect our operations in Russia through a variety of situations. In particular, due to recent geopolitical tensions in Ukraine, the United States, Canada and the E.U. have imposed sanctions against Russian officials, certain Russian companies and individuals. These sanctions were designed to affect various elements of Russia’s economy, with a particular focus on defense companies, individuals identified by the U.S. Department of State as being in the “inner circle” of the current Russian president, banks and energy companies. Russia has responded with certain countermeasures, including limiting the import of certain goods from the U.S. and other countries. It is currently unclear how long these sanctions will remain in place and whether new sanctions may be imposed. There can be no assurance that such sanctions will not be expanded more broadly to impact a greater variety of actors in the Russian economy. The sanctions imposed by the U.S. and the EU in connection with the Ukraine crisis so far have had an adverse effect on the Russian economy.

Further confrontation in Ukraine and any escalation of related tensions between Russia and the U.S. and/or the EU, the continuation of existing sanctions, the imposition of further sanctions, or uncertainty regarding the scope thereof, could have a prolonged adverse impact on the Russian economy, particularly levels of disposable income, consumer spending and consumer confidence. These impacts could be more severe than those experienced to date. All of the foregoing could have a material adverse impact on the target business’ financial condition, results of operations or prospects.

Negative publicity could harm our target’s business.

The local and international press have reported high levels of corruption and extortion in the Russian Federation, including selective investigations and prosecutions to further the personal or commercial interests of certain favored companies or individuals. There is also a tendency among the press to generate speculative reports containing allegations of criminal conduct and fraud. Further, the Russian press are suspected of publishing biased articles and reports in return for payment. Such negative publicity could have a material adverse effect on our target business’ financial condition, results of operations or prospects.

Legal risks could affect the value of investments in the Russian Federation.

Among the risks of the Russian legal system are: inconsistencies among laws, presidential decrees, and government and ministerial orders and resolutions; conflicting local, regional and federal laws and regulations; the untested nature of the independence of the judiciary and its sensitivity to economic or political influences; substantial gaps in the regulatory structure due to the delay or absence of implementing legislation; a high degree of discretion on the part of governmental authorities; reported corruption within governmental entities and other governmental authorities; the relative inexperience of judges and courts in interpreting laws applicable to complex transactions; and the unpredictability of enforcement of foreign judgments and foreign arbitral awards. Many

Russian laws and regulations are construed in a way that provides for significant administrative discretion in application and enforcement. Unlawful, selective or arbitrary actions of the Russian Government have reportedly included the denial or withdrawal of licenses, sudden and unexpected tax audits, criminal prosecutions, and civil claims. Any of the above events may have a material adverse effect on the Company’s or the target business’, financial condition, results of operations or prospects following an acquisition. The independence of the Russian judiciary and its immunity from economic and political influences remains questionable. The Russian Government may attempt to invalidate court decisions by retroactively applying relevant legislative changes. In addition, the Russian court system is understaffed and underfunded. Judges and courts are generally inexperienced in business and corporate law. The Russian judiciary can be slow or unjustifiably swift, and enforcement of court orders can be very difficult. Moreover, parties often use legal claims in furtherance of political objectives. All of these factors make judicial decisions in the Russian Federation unpredictable and effective redress uncertain, and this uncertainty could affect the Company’s or the target business’ ability to enforce its rights or to defend itself against claims, which in turn could have a material adverse effect on our target business’ financial condition, results of operations or prospects following an acquisition.

The rules relating to transactions involving foreign investors with respect to Russian companies may adversely affect the Company’s ability to complete an acquisition.

In July 2017, Russia enacted new rules relating to state control over transactions involving foreign investors with respect to Russian companies. Under the new rules, the chair of the Governmental Commission on Control over Foreign Investments in the Russian Federation (the “Commission”) may decide that any transaction by a foreign investor with respect to any Russian company is subject to prior approval by the Commission if the transaction may threaten national defense and state security. Previously, prior approval was only required for the acquisition of certain shareholdings or veto rights or control, and only over Russian companies that conduct strategic types of activities or their assets. The Company may therefore be required to obtain prior approval from the Commission before completing an acquisition, which may not be granted. Such restrictions may also be extended which may further limit the potential acquisition opportunities that may be available to the Company.

Foreign judgments and arbitral awards may not be enforceable.

Russian courts will not enforce any judgment obtained in a court established in a country other than the Russian Federation unless there is a treaty in effect between that country and the Russian Federation, or a federal law of Russia provides for the recognition and enforcement of foreign court judgments, or if the judgment is enforced on the basis of reciprocity. No such treaty exists between the Russian Federation and either the United Kingdom or the United States and no such federal law has been passed. In the event there is such a treaty and federal law, Russian courts may nonetheless refuse to recognize a foreign law judgment.

Tax law, court and administrative practice in Russia and other countries in the target region is subject to frequent and unpredictable change.

Despite certain improvements in the taxation system made by the Russian Government and other countries in the target region over the past decade, tax legislation, court and administrative practice in those jurisdictions is still subject to frequent change, varying interpretations, and inconsistent and selective enforcement. There are currently no clear rules in those jurisdictions for distinguishing between lawful tax optimization and tax evasion. In addition, those jurisdictions often do not contain detailed rules on the taxation of foreign companies. As such, taxpayers often have to resort to court proceedings to defend their position against the relevant tax authorities. However, in the absence of consistent court practice or binding precedents, there can be inconsistency amongst court decisions. Furthermore, the possibility exists that the Russian Federation would impose or enforce arbitrary or onerous taxes and penalties, which could have a material adverse effect on the company’s or the target business’ financial condition, results of operations, or prospects following an acquisition.

The Russian banking system remains underdeveloped.

Russia’s banking and other financial systems are not well developed or regulated. There are currently a limited number of creditworthy Russian banks, most of which are headquartered in Moscow. Although the Central Bank of Russia has the mandate and authority to suspend banking licenses of insolvent banks, many insolvent banks still operate. Many Russian banks also do not meet international banking standards, and the transparency of the Russian banking sector still does not meet internationally accepted norms. This could materially limit our Company’s or target business’ access to capital from Russian banks.

If Russia were to return to high and sustained inflation, our Company’s and our target business’ results of operations could be adversely affected.

During the period from 2010 to 2019, the consumer price index in Russia measured by Rosstat was 8.8% in 2010, 6.1% in 2011, 6.6% in 2012, 6.5% in 2013, 11.4% in 2014, 12.9% in 2015, 5.4% in 2016, 2.5% in 2017, 4.3% in 2018 and 3% in 2019, and was forecast to be between 3.8% and 4.8% in 2020. A return to high and sustained inflation could lead to market instability, new financial crises, reductions in consumer purchasing power and the erosion of consumer confidence. Certain of our costs such as rent and utilities costs, as well as payroll costs, are sensitive to rises in inflation in Russia. Due to competitive pressures in the future, we may be unable to raise prices sufficiently to cover such costs and to maintain or increase our profit margins. Furthermore, even if we are able to increase prices to cover such increased costs, such price increases may result in decreased demand for our merchandise and a decrease in sales, which could have a material adverse effect on our Company’s and target business’ financial condition, results of operations or prospects.

Russian physical infrastructure is in poor condition and its further deterioration could have a material adverse effect on our target business.

Russia’s physical infrastructure largely dates back to Soviet times and has not been adequately funded and maintained in recent years. Particularly affected are the rail and road networks, power generation and transmission facilities, communications systems, and building stock. The Russian Government is actively pursuing plans to re-organize the national rail, electricity and telephone systems, as well as public utilities. Any such re-organization may result in increased charges and tariffs, potentially adding costs to our business, while failing to generate the anticipated capital investment needed to repair, maintain and improve these systems. The deterioration of Russian physical infrastructure harms the national economy, disrupts the transportation of goods and supplies, adds costs to doing business in the Russian Federation and can interrupt business operations. Further deterioration in Russia’s physical infrastructure could have a material adverse effect on our target business’ financial condition, results of operations or prospects.

Unlawful or arbitrary government action may have an adverse effect on our Company or our target business.

Governmental authorities have a high degree of discretion in the Russian Federation and have in the past exercised their discretion arbitrarily, without due process or prior notice, and sometimes in a manner contrary to law. Moreover, the Russian Government also has the power, in certain circumstances, by regulation or governmental act, to interfere with the performance of, nullify or possibly terminate contracts. Unlawful or arbitrary governmental actions have reportedly included withdrawal of licenses, sudden and unexpected tax audits, criminal prosecutions and civil actions. Federal and local governmental entities have also used common defects in share issuances and registration as pretexts for court claims and other demands to invalidate such issuances and registrations and/or to void transactions, often for political purposes. Unlawful or arbitrary governmental action, if directed at us, could have a material adverse effect on our Company or target business’ financial condition, results of operations or prospects.

Members of our management team have extensive experience, and a significant network of business relationships and contacts, in international jurisdictions. As a result, certain of these members may be, or may become, involved in governmental investigations and proceedings, litigation, negative publicity or other events that could adversely affect us.

During the course of their careers, members of our management team have been employed by, served as board members of, founded or invested in, and otherwise assisted many companies in international jurisdictions, including Russia, and have developed a significant network of business relationships and contacts in such jurisdictions. As a result of their involvement with companies in these jurisdictions and their significant network of contacts, certain of those members may currently be, or may in the future become, involved in governmental investigations and proceedings, litigation, negative publicity or other events or occurrences relating to the business affairs of such companies and the business relationships and contacts with which they have been, may be, or may become in the future, affiliated. Any such investigations, proceedings, litigations, negative publicity or other events occurrences may have an adverse impact on us. For example, any of the foregoing may: divert our management team’s and board’s attention and resources away from identifying and selecting a target business or businesses for our initial business combination; make it more difficult for us to complete an initial business combination, including as a result of target perception and delays in obtaining, or inability to obtain, certain regulatory approvals, particularly if we pursue a target business with U.S. connections; and adversely impact our reputation, business, results of operations and financial condition.

General Risk Factors

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•        restrictions on the nature of our investments; and

•        restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•        registration as an investment company with the SEC;

•        adoption of a specific form of corporate structure; and

•        reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that we are not currently subject to.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete a business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our primary business objective, which is a business combination; (ii) absent an initial business combination, our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares, and (iii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete our initial business combination. If we are unable to complete our initial business combination within the required time period, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account, and our warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination, and results of operations.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our Class A ordinary shares held by non-affiliates exceeds $700 million as of the end of any second quarter of a fiscal year, in which case we would no longer be an emerging growth company as of the end of such fiscal year. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•        our ability to select an appropriate target business or businesses;

•        our expectations around the performance of a prospective target business or businesses;

•        our ability to complete our initial business combination;

•        our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•        our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;

•        the proceeds of the forward purchase securities being available to us;

•        our potential ability to obtain additional financing to complete our initial business combination;

•        our pool of prospective target businesses;

•        our ability to consummate an initial business combination due to the uncertainty resulting from the recent COVID-19 pandemic;

•        the ability of our officers and directors to generate a number of potential acquisition opportunities;

•        our public securities’ potential liquidity and trading;

•        the lack of a market for our securities;

•        the use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•        our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” beginning on page 29. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We are offering 25,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement warrants will be used as set forth in the following table.

	Without Option to Purchase Additional Units	Option to Purchase Additional Units Exercised
Gross proceeds
From offering	$250,000,000	$287,500,000
From sale of private placement warrants	$7,000,000	$7,750,000
Total gross proceeds	$257,000,000	$295,250,000
Offering expenses(1)
Underwriting commissions (excluding deferred portion)(2)	$5,000,000	$5,750,000
Legal fees and expenses	200,000	200,000
Printing and engraving expenses	40,000	40,000
Accounting fees and expenses	40,000	40,000
SEC/FINRA Expenses	74,992	74,992
Road show	25,000	25,000
Nasdaq listing and filing fees	75,000	75,000
Director and Officer liability insurance premiums	400,000	400,000
Miscellaneous	145,008	145,008
Total offering expenses (excluding underwriting commissions)	$1,000,000	$1,000,000
Proceeds after offering expenses	$251,000,000	$288,500,000
Held in trust account(2)	$250,000,000	$287,500,000
% of public offering size	100%	100%
Not held in trust account	$1,000,000	$1,000,000

The following table shows the use of the approximately $1,000,000 of net proceeds not held in the trust account(3).

	Amount	% of Total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination(4)	$410,000	41.0%
Legal and accounting fees related to regulatory reporting obligations	150,000	15.0%
Payment for office space, administrative and support services (up to $10,000 per month for up to 24 months)	240,000	24.0%
Nasdaq Continued Listing Expenses	75,000	7.5%
Working capital to cover miscellaneous expenses	125,000	12.5%
Total	$1,000,000	100.0%

____________

(1)      In addition, a portion of the offering expenses have been paid from the proceeds of loans from our sponsor of up to a total of $250,000 that we may draw down as described in this prospectus. These loans will be repaid upon completion of this offering out of the $1,000,000 of offering proceeds that has been allocated for the payment of offering expenses other than underwriting commissions. In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses.

(2)      The underwriters have agreed to defer underwriting commissions equal to 3.5% of the gross proceeds of this offering. Upon completion of our initial business combination, $8,750,000, which constitutes the underwriters’ deferred commissions (or $10,062,500 if the underwriters’ option to purchase additional units is exercised in full) will be paid to the underwriters from the funds held in the trust account, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(3)      These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify an initial business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses.

(4)      Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing.

Of the net proceeds of this offering and the sale of the private placement warrants, $250,000,000 (or $287,500,000 if the underwriters’ option to purchase additional units is exercised in full), including $8,750,000 (or $10,062,500 if the underwriters’ option to purchase additional units is exercised in full) of deferred underwriting commissions, will be placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee, and will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the funds held in the trust account will not be released from the trust account until the earliest to occur of: (a) the completion of our initial business combination, (b) the redemption of our public shares if we are unable to complete our initial business combination within 24 months from the closing of this offering, subject to applicable law, and (c) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of an initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

Commencing on the date of this prospectus, we will agree to pay an affiliate of our sponsor a total of up to $10,000 per month for office space, utilities, secretarial support and administrative services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Our sponsor has agreed to loan us up to $250,000 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2021 or the closing of this offering. The loan will be repaid upon the closing of this offering out of the $1,000,000 of offering proceeds that has been allocated to the payment of offering expenses.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including, as to exercise price, exercisability and exercise period. The terms of such loans have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

In connection with the consummation of this offering, we will enter into a forward purchase agreement with our sponsor (either directly or through an affiliate), which provides for the purchase of $20,000,000 of units, which at the option of the sponsor can be increased to up to $50,000,000, with each unit consisting of one Class A ordinary share and one-third of one warrant to purchase one Class A ordinary share at $11.50 per share, for a purchase price of $10.00 per unit, in a private placement to occur concurrently with the closing of our initial business combination. The purchase under the forward purchase agreement is required to be made regardless of whether any Class A ordinary shares are redeemed by our public shareholders. The forward purchase securities will be issued only in connection with the closing of the initial business combination. The proceeds from the sale of forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or any of their affiliates may purchase shares in privately negotiated transactions either prior to or following the completion of our initial business combination. There is no limit on the number of shares such persons may purchase. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event our sponsor, directors, officers, advisors or any of their affiliates determine to make any such purchases at the time of a shareholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction. None of the funds in the trust account will be used to purchase shares in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

We may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules) and the agreement for our initial business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares or the business combination, and instead may search for an alternate business combination.

A public shareholder will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of our public shares if we are unable to complete our initial business combination within 24 months following the closing of this offering, subject to applicable law, and (iii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, and as further described herein and any limitations (including but not limited to cash requirements) created by the terms of the proposed business combination. In no other circumstances will a public shareholder have any right or interest of any kind to or in the trust account.

Our sponsor, officers, directors and director nominees have entered into respective letter agreements with us, pursuant to which our sponsor has agreed to waive its redemption rights with respect to its founder shares, and our sponsor, officers, directors and director nominees have agreed to waive their redemption rights with respect to any public shares they may acquire during or after this offering, in connection with the completion of our initial business combination. In addition, our sponsor has agreed to waive its rights to liquidating distributions from the trust account with respect to its founder shares if we fail to complete our initial business combination within the prescribed time frame. However, if our sponsor or any of our officers, directors or affiliates acquires public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time and we will only pay such dividend out of our profits or share premium (subject to solvency requirements) as permitted under Cayman Islands law. In addition, our board of directors is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per Class A ordinary share, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the private placement warrants, and the pro forma net tangible book value per Class A ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public shareholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per Class A ordinary share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A ordinary shares which may be redeemed for cash), by the number of outstanding Class A ordinary shares.

At December 31, 2020 our net tangible book deficit was $(99,733), or approximately $(0.01) per ordinary share. After giving effect to the sale of 25,000,000 Class A ordinary shares included in the units we are offering by this prospectus, the sale of the private placement warrants and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at December 31, 2020 would have been $5,000,002 or approximately $0.62 per share, representing an immediate increase in net tangible book value (as decreased by the value of 23,726,234 Class A ordinary shares that may be redeemed for cash and assuming no exercise of the underwriters’ option to purchase additional units) of $0.63 per share to our sponsor as of the date of this prospectus and an immediate dilution of $9.38 per share or 93.8% to our public shareholders not exercising their redemption rights. The dilution to new investors if the underwriters exercise the option to purchase additional units in full would be an immediate dilution of $9.45 per share or 94.5%.

The following table illustrates the dilution to the public shareholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the private placement warrants:

	Without Option to Purchase Additional Units		With Option to Purchase Additional Units
Public offering price		$10.00		$10.00
Net tangible book deficit before this offering	(0.01)		(0.01)
Increase attributable to public shareholders	0.63		0.56
Pro forma net tangible book value after this offering and the sale of the private placement warrants		0.62		0.55
Dilution to public shareholders		$9.38		$9.45
Percentage of dilution to public shareholders		93.8%		94.5%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ option to purchase additional units) by $237,262,340 because holders of up to approximately 94.9% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or shareholders meeting, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any), divided by the number of Class A ordinary shares sold in this offering.

The following table sets forth information with respect to our sponsor and the public shareholders:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Class B Ordinary Shares(1)	6,750,000	21.3%	$25,000	0.01%	$0.004
Public Shareholders	25,000,000	78.7%	250,000,000	99.99%	10.00
	31,750,000	100.0%	$250,025,000	100.0%

____________

(1)      Assumes no exercise of the underwriters’ option to purchase additional units and the corresponding forfeiture of an aggregate of 937,500 Class B ordinary shares held by the sponsor.

The pro forma net tangible book value per share after the offering is calculated as follows:

	Without Option to Purchase Additional Units	With Option to Purchase Additional Units
Numerator:
Net tangible book deficit before this offering	$(99,733)	$(99,733)
Net proceeds from this offering and sale of the private placement warrants	251,000,000	288,500,000
Plus: Offering costs accrued for or paid in advance, excluded from tangible book value	112,075	112,075
Less: Deferred underwriting commissions	(8,750,000)	(10,062,500)
Less: Proceeds held in trust subject to redemption	(237,262,340)	(273,449,840)
	$5,000,002	$5,000,002
Denominator:
Ordinary shares outstanding prior to this offering	7,687,500	7,687,500
Ordinary shares forfeited if over-allotment is not exercised	(937,500)	—
Ordinary shares included in the units offered	25,000,000	28,750,000
Less: Ordinary shares subject to redemption	(23,726,234)	(27,344,984)
	8,023,766	9,092,516

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2020, and as adjusted to give effect to the sale of our Class A ordinary shares and the private placement warrants and the application of the estimated net proceeds derived from the sale of such securities:

	December 31, 2020
	Actual	As Adjusted(1)
Note payable to related party(2)	$75,887	$—
Deferred underwriting commissions	—	8,750,000
Class A ordinary shares, $0.001 par value, 200,000,000 shares authorized; -0- and 23,726,234 shares are subject to possible redemption, actual and as adjusted, respectively(3)	—	237,262,340
Class A ordinary shares, $0.001 par value, 200,000,000 shares authorized; -0- and 1,273,766 shares issued and outstanding (excluding -0- and 23,726,234 shares subject to possible redemption), actual and as adjusted, respectively	—	1,274
Class B ordinary shares, $0.001 par value, 10,000,000 shares authorized; 7,687,500 and 6,750,000 shares issued and outstanding, actual and as adjusted, respectively(4)	7,688	6,750
Additional paid-in capital	17,312	5,004,636
Accumulated deficit	(12,658)	(12,658)
Total shareholders’ equity	$12,342	$5,000,002
Total capitalization	$88,229	$251,012,342

____________

(1)      Assumes the option to purchase additional units has not been exercised and the resulting forfeiture of 937,500 founder shares held by the sponsor has occurred.

(2)      Our sponsor has agreed to loan us up to $250,000 to be used for a portion of the expenses of this offering. The promissory note will be paid from proceeds of this offering. The “as adjusted” information gives effect to the repayment of any loans made under this note out of the proceeds from this offering and the sale of the private placement units and private placement warrants. As of the date of this prospectus, we have borrowed approximately $76,000 under the note.

(3)      Upon the completion of our initial business combination, we will provide our shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of $5,000,001 and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed business combination.

(4)      Actual share amount is prior to any forfeiture of founder shares by the sponsor and as adjusted amount assumes no exercise of the underwriters’ option to purchase additional units.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company newly incorporated on September 15, 2020 as a Cayman Islands exempted company and incorporated for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar initial business combination with one or more businesses or entities. We have not identified any potential business combination target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with any potential business combination target. We have conducted no operations and have generated no revenues to date and we will not generate operating revenues until, at the earliest, after we consummate our initial business combination.

We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement warrants, the proceeds of the sale of forward purchase securities in connection with our initial business combination (pursuant to the forward purchase agreement) our share capital, debt or a combination of cash, share capital and debt.

The issuance of additional Class A ordinary shares in connection with an initial business combination, including the issuance of the forward purchase securities:

•        may significantly dilute the equity interest of investors in this offering, which dilution would increase if the anti-dilution provisions in the Class B ordinary shares resulted in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares;

•        could cause a change in control if a substantial number of our Class A ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•        may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•        may adversely affect prevailing market prices for our Class A ordinary shares and/or warrants.

Similarly, if we issue debt securities or otherwise incur significant indebtedness, it could result in:

•        default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•        acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•        our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•        our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt security is outstanding;

•        our inability to pay dividends on our Class A ordinary shares;

•        using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A ordinary shares if declared, expenses, capital expenditures, acquisitions, and other general corporate purposes;

•        limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•        increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•        limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy and other purposes; and

•        other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at December 31, 2020 we had no cash and deferred offering costs of approximately $112,000. Further, we expect to continue to incur significant offering costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful. These factors among others raise substantial doubt about our ability to continue as a going concern.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founder shares to our sponsor. In addition, our sponsor has agreed to loan us up to $250,000 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2021 or the closing of this offering. The loans will be repaid upon the closing of this offering out of the $1,000,000 of offering proceeds that has been allocated to the payment of offering expenses. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $1,000,000, underwriting commissions of $5,000,000 ($5,750,000 if the underwriters’ option to purchase additional units is exercised in full) (excluding deferred underwriting commissions of $8,750,000 (or $10,062,500 if the underwriters’ option to purchase additional units is exercised in full)) and (ii) the sale of the private placement warrants for a purchase price of $7,000,000 (or $7,750,000 if the underwriters’ option to purchase additional units is exercised in full) will be $251,000,000 (or $288,500,000 if the underwriters’ option to purchase additional units is exercised in full). Of this amount, $250,000,000 (or $287,500,000 if the underwriters’ option to purchase additional units is exercised in full) will be held in the trust account, which includes $8,750,000 (or $10,062,500 if the underwriters’ option to purchase additional units is exercised in full) of deferred underwriting commissions. The remaining approximately $1,000,000 will not be held in the trust account. In the event that our offering expenses exceed our estimate of $1,000,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,000,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less deferred underwriting commissions) and the proceeds from the sale of the forward purchase securities to complete our initial business combination. We may withdraw interest to pay taxes, if any. Our annual income tax obligations, if any, will depend on the amount of interest and other income earned on the amounts held in the trust account. To the extent that our share capital or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us the approximately $1,000,000 of proceeds held outside the trust account. We will use these funds to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete our initial business combination.

In order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including, as to exercise price, exercisability and exercise period. The terms of such loans have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $410,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $150,000 for legal and accounting fees related to regulatory reporting requirements; $240,000 for office space, utilities, secretarial support and administrative services, $75,000 for Nasdaq continued listing fees and approximately $125,000 for general working capital that will be used for miscellaneous expenses and reserves.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account and the proceeds from the issuance of the forward purchase securities or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2021. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•        staffing for financial, accounting and external reporting areas, including segregation of duties;

•        reconciliation of accounts;

•        proper recording of expenses and liabilities in the period to which they relate;

•        evidence of internal review and approval of accounting transactions;

•        documentation of processes, assumptions and conclusions underlying significant estimates; and

•        documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the private placement warrants held in the trust account will be invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

On September 21, 2020, we issued an aggregate of 7,687,500 founder shares to our sponsor for a total subscription price of $25,000, or approximately $0.003 per share. Such shares are fully paid, and the cash amount of the subscription price was received on December 31, 2020. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding public shares and founder shares upon completion of this offering plus the 2,000,000 forward purchase shares underlying the forward purchase units that our sponsor is obligated to purchase pursuant to the forward purchase agreement (which at the option of the sponsor can be increased to up to 5,000,000 forward purchase shares). The purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the number of founder shares issued.

Commencing on the date of this prospectus, we will agree to pay an affiliate of our sponsor a total of up to $10,000 per month for office space, utilities, secretarial support and administrative services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Our sponsor has agreed to loan us up to $250,000 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2021 or the closing of this offering. The loan will be repaid upon the closing of this offering out of the $1,000,000 of offering proceeds that has been allocated to the payment of offering expenses.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including, as to exercise price, exercisability and exercise period. The terms of such loans have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Our sponsor has committed to purchase an aggregate of 4,666,667 (or 5,166,667 if the underwriters’ option to purchase additional units is exercised in full) warrants at a price of $1.50 per warrant (approximately $7,000,000 in the aggregate or $7,750,000 if the underwriters’ option to purchase additional units is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Each private placement warrant is exercisable for one Class A ordinary share at $11.50 per share. Our sponsor will be permitted to transfer the private placement warrants held by it to certain permitted transferees, including our officers and directors and other persons or entities affiliated with or related to it, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the sponsor. Otherwise, these private placement warrants will not, subject to certain limited exceptions, be transferable or saleable until 30 days after the completion of our initial business combination. The private placement warrants will be non-redeemable so long as they are held by our sponsor or its permitted transferees. The private placement warrants may also be exercised by the sponsor and its permitted transferees for cash or on a cashless basis. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering, including as to exercise price, exercisability and exercise period.

Pursuant to a registration rights agreement we will enter into with our sponsor on or prior to the closing of this offering, and holders of shares issuable upon conversion of working capital loans subsequent thereto, we may be required to register certain securities for sale under the Securities Act. These holders are entitled under the registration rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until the securities covered thereby are released from their lock-up restrictions, as described herein. We will bear the costs and expenses of filing any such registration statements.

In connection with the consummation of this offering, we will enter into a forward purchase agreement with our sponsor (either directly or through an affiliate), which provides for the purchase of $20,000,000 of units, which at the option of the sponsor can be increased to up to $50,000,000, with each unit consisting of one Class A ordinary share and one-third of one warrant to purchase one Class A ordinary share at $11.50 per share, for a purchase price of $10.00 per unit, in a private placement to occur concurrently with the closing of our initial business combination.

The purchase under the forward purchase agreement is required to be made regardless of whether any Class A ordinary shares are redeemed by our public shareholders. The forward purchase securities will be issued only in connection with the closing of the initial business combination. The proceeds from the sale of forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of December 31, 2020, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus, as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

Overview

We are a blank check company newly incorporated as a Cayman Islands exempted company and incorporated for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar initial business combination with one or more businesses or entities which we refer to throughout this prospectus as our initial business combination. We have not identified any potential business combination target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, with any potential business combination target. We have conducted no operations and have generated no revenues to date and we will not generate operating revenues until, at the earliest, after we consummate our initial business combination.

Although we anticipate acquiring a target business that is an operating business, we are not obligated to do so and may determine instead to merge with or acquire a company with no operating history if the terms of the transaction are determined by us to be favorable to our public shareholders and the target business has a fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable, if any, on the income accrued on the trust account) at the time of the agreement to enter into the initial business combination. In such event, investors would not have the benefit of basing the decision on whether to remain with our company following such transaction on the past operations of such target business. Furthermore, in such a situation, many of the acquisition criteria and guidelines set forth in this prospectus may be rendered irrelevant. If we do not obtain a fairness opinion from an independent investment banking firm that is a member of FINRA, or from an independent accounting firm, with respect to such criteria, the fair market value of such a target would be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and/or book value, discounted cash flow valuation or value of comparable businesses. We can provide no assurances that our management team’s expertise will guarantee a successful initial business combination. In addition, our management team is not required to devote a significant or certain amount of time to our businesses on a monthly basis and our management team is currently devoting time to, and is involved with, other businesses.

The past performance of our management team and their affiliates is not a guarantee (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical record of our sponsor, management team and their affiliates as indicative of our future performance.

Business Strategy

We will seek to capitalize on the substantial deal sourcing, investing and operating expertise of our founder, Chairman and Chief Executive Officer, Ivan Tavrin. Mr. Tavrin is a Russian entrepreneur with substantial experience in building, operating and investing in businesses, predominantly in TMT and consumer industries, both in the private and public markets. Mr. Tavrin is a founder of UTH Russia Limited (operating under Media-1 brand), or UTH, one of the largest independent media broadcasting groups in Russia, which comprises 3 television networks, including the Disney Channel (Russia) owned pursuant to a joint venture with Disney. Mr. Tavrin has equity interests in a number of other media companies and owns a controlling interest in a leading telecommunications infrastructure provider. His past experience includes serving, from 2012 to 2016, as the chief executive officer of MegaFon, the second largest telecommunications operator in Russia as of December 31, 2016, having led its US$1.8 billion initial public offering and dual listing on the London Stock Exchange and Moscow Exchange in 2012. He also served as a board member at Mail.ru Group, one of the largest companies in the Russian-speaking internet market.

While we may pursue an acquisition opportunity in any industry or sector and in any region, we intend to focus on industries that complement our management team’s background and network so we can capitalize on their ability to identify, acquire and operate a business. We therefore intend to focus on companies in the internet and technology sectors operating in Europe including Russia as well as businesses established by founders with Russian origins that operate these regions or other countries. We may, however, decide to enter into an initial business combination with a target business that does not meet these criteria and guidelines.

We believe our sponsor’s and management team’s deal sourcing, investing and operating expertise, as well as their network of contacts will uniquely position us to take advantage of proprietary opportunities in the internet and technology sectors, where we believe opportunities exist to acquire high growth companies that are scaling at an unprecedented pace by introducing new business models and disrupting traditional industries. Moreover, we believe there are opportunities to consolidate assets across fragmented sub-sectors, creating new majors with improved efficiencies and network effects through scale. We believe this expertise and network of contacts will allow us to generate a number of acquisition opportunities.

Venture capital investment in technology companies in Europe has doubled in the last 3 years and the number of unicorns in Europe has nearly quadrupled over 2015-2019. We believe there is a number of high-quality internet and technology companies within that universe of the private companies with adequate scale to be attractive public companies in the United States.

In particular, the Russian internet market is the largest in Europe and the 8th largest in the world based on the number of internet users and we believe that the market will continue to grow, driven by the increase in penetration of mobile internet usage and a further shift from offline to online channels changing consumers’ behavior patterns. However, there are currently only four publicly traded companies operating internet businesses in Russia, and we believe that there may be an opportunity to establish a holding company which would bring to the public market one or more existing private companies that operate within the internet and technology sector.

Additionally, during the past several years numerous technology companies have been established by founders with Russian origins and often Russia- or CIS-based software development teams focusing on fintech, online gaming, cloud computing, artificial intelligence and machine learning, distributed computing and data analytics. These companies often achieved significant scale in Europe or North America and we believe would be attractive as public companies listed on Nasdaq.

We intend to seek out potential targets that we believe have proven business models and attractive growth profiles. We also believe our sponsor’s and management team’s extensive experience in deal sourcing from private and public sources, as well as their advisory and consulting engagements, provide unique insight when identifying potential business combination opportunities and creating value. We believe their experience and proximity to real-time information positions us to obtain access to differentiated deal flow, frequently in a non-competitive manner and prior to other parties with an interest in such transactions.

Under conditions where the capital markets in Europe are generally less developed than the U.S. capital markets, we believe we can provide the target company with an attractive alternative path to a public listing or sale. Furthermore, we believe that limited access to capital markets and a scarcity of long-term private equity capital in Russia has created significant demand from companies seeking to raise capital or otherwise achieve liquidity. In particular, due to limited liquidity in the last six years, there is a subset of private equity and venture capital portfolio companies where a liquidity event is required due to an end of the investment cycle. We believe the reduced liquidity and increased market volatility in the Russian economy will allow us to capture opportunities on attractive terms.

In June 2020, Mr. Tavrin founded Kismet One, a blank check company formed for substantially similar purposes as our company. Kismet One completed its initial public offering in August 2020, in which it sold 25 million units, each unit consisting of one ordinary share of Kismet One and one-half of one warrant to purchase one ordinary share of Kismet One, for an offering price of $10.00 per unit, generating aggregate gross proceeds of $250 million. On February 1, 2021, Kismet One announced that it had entered into a definitive business combination agreement with Nexters. The transaction is expected to close in the second quarter of 2021, subject to the approval of the shareholders of Kismet One and Nexters and the satisfaction of other customary closing conditions. Upon the closing of the transaction, it is expected that Nexters will trade under the ticker symbol “GDEV” on Nasdaq. Mr. Tavrin, who serves as our Chairman and Chief Executive Officer, also serves as Chairman and Chief Executive Officer of Kismet One. In addition, certain of our director nominees are also directors of Kismet One and/or Kismet Two.

In September 2020, Mr. Tavrin founded Kismet Two, a blank check company incorporated for substantially similar purposes as our company and Kismet One. Kismet Two has not yet completed its initial public offering.

Acquisition Criteria

Consistent with this strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We intend to use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target business that does not meet any of these criteria and guidelines.

We intend to seek to acquire companies that we believe:

•        have strong competitive positions, proven business models and attractive growth prospects;

•        have limited access to capital markets due to external factors;

•        could benefit from the substantial expertise, experience and network of our sponsor and management team, who could assist with, for example, growth strategy, international expansion, operations and the evaluation and integration of acquisitions;

•        are well positioned to participate in sector consolidation and would benefit from a public acquisition currency; and

•        offer attractive risk-adjusted returns.

These criteria and guidelines are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general criteria and guidelines as well as other considerations, factors and criteria that our management may deem relevant.

Initial Business Combination

Nasdaq rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable, if any, on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of FINRA, or from an independent accounting firm, with respect to the satisfaction of such criteria.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the outstanding equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the outstanding equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. Nasdaq rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable, if any, on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. If the business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses and we will treat the target businesses together as our initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable. If our securities are not listed on Nasdaq after this offering, we would not be required to satisfy the 80% requirement. However, we intend to satisfy the 80% requirement even if our securities are not listed on Nasdaq at the time of our initial business combination.

Our Acquisition Process

In evaluating a prospective target business, we expect to conduct a thorough due diligence review that will encompass, among other things, meetings with incumbent management and employees, document reviews, inspection of facilities, as well as a review of financial and other information that will be made available to us. We also expect to utilize our operational and capital planning experience.

Given our experience, we will have the capacity to appropriately source opportunities and conduct a substantial portion of due diligence ourselves, relying less on third parties than many other similar companies.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm, that our initial business combination is fair to our company from a financial point of view. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.

Post-Acquisition Leadership

After the initial business combination, we will seek to apply a rigorous approach to enhancing shareholder value through our participation on the board of directors or through direct involvement with company operations or both. We intend to rely on the extensive professional network of our founder including, long term associates and former employees and will assemble a team of industry experts that have the most relevant expertise to enhance the shareholder value.

Our Management Team

Ivan Tavrin, our founder, Chairman and Chief Executive Officer has over 20 years of investment, deal-making and operational experience.

Mr. Tavrin is the founder and principal of Kismet Capital Group, a private investment group, which he founded in 2017 and has managed since its inception. In that capacity, and as part of Kismet Capital Group’s investment strategy, Mr. Tavrin, through special purpose entities controlled by him, acquired LLC Gallery Service in 2018 and acquired an indirect controlling interest in Vertical LLC in 2019. Between 2007 and 2009, Mr. Tavrin built Media-One Holdings Limited which owned 35 television stations and Vyberi Radio, which owned 55 radio stations across Russia, having rolled-up radio stations in more than 20 Russian cities. In 2009, Media-One Holdings Limited merged its television assets with the television networks MUZ-TV and 7TV, which were owned by Art Finance & Media (Cyprus) Limited, to create UTH Russia Limited. Mr. Tavrin served as chief executive officer of UTH from its inception in 2009 until 2011 and was the chairman of the board of directors from 2012 until 2016. In 2011, UTH entered into a joint venture arrangement with The Walt Disney Company, resulting in Disney acquiring 49% of one of UTH’s television channels, 7TV which was subsequently rebranded as Disney Channel Russia, for $300 million. The transaction is the only joint venture to date between a Russian company owning a free-to-air television network and a major U.S. international media company and Disney Channel Russia is the only Disney branded free-to-air TV channel in the world where Disney does not have a majority control. By the end of 2016, the assets of UTH were transferred to New Media Holdings LLC. Mr. Tavrin is the controlling shareholder (through direct and indirect holdings) of New Media Holdings LLC branded as Media-1.

In 2015, Mr. Tavrin led UTH in a transaction to acquire a 75% interest in CTC Media, which was at the time listed on Nasdaq. UTH was one of the largest independent media broadcasting groups in Russia at the end of 2018 based on viewership. In December 2018, UTH sold its interests in CTC Media to a consortium of investors. In 2018, Mr. Tavrin, through LLC Media-1, completed an acquisition of LLC Gallery Service, the second largest out-of-home (OOH) advertising operator in Russia and the largest digital OOH operator with over 15,000 advertising surfaces across the country. In 2019, Mr. Tavrin led an acquisition of an indirect controlling interest in Vertical LLC, one of the leading independent telecommunications infrastructure operators in Moscow.

Mr. Tavrin also has significant operating expertise serving as a chief executive officer of a public company. From 2012 to 2016, Mr. Tavrin served as chief executive officer of MegaFon, the second largest telecommunications operator by revenue in Russia as of December 31, 2016. In 2012, Mr. Tavrin led MegaFon through an initial public offering and dual listing on the London Stock Exchange and Moscow Exchange. This listing was, at the time, the largest initial public offering of a telecommunications company in Russia by offer size to date, the largest initial public offering of a Russian company by offer size since 2010 and MegaFon had a market capitalization of $11.1 billion at the time of listing. The initial public offering also attracted an international investor base with a small minority of investors from Russia. During Mr. Tavrin’s tenure as chief executive officer of MegaFon, its market share of subscribers grew from approximately 27% to approximately 30% between December 31, 2011 and December 31, 2015 and MegaFon’s EBITDA improved by over 30% during that period. In the same period, MegaFon’s revenue grew by approximately 30%, cash flow generation increased, operating free cash flow doubled and mobile subscribers increased from 61.6 million to 74.8 million. From 2012 to June 2014 when the 2014 Russian economic downturn started, MegaFon’s share price grew 71%.

Mr. Tavrin has a successful track record in exiting investments and businesses he built. In early 2014, Mr. Tavrin purchased a significant minority stake in VK.com Limited, the largest Russian social network (by registered users ), from its founder. In 2014, Mr. Tavrin sold this minority stake in VK to Mail.ru Group, VK’s majority shareholder. This sale was a critical step for the larger group reorganization of VK in order to consolidate Mail.ru Group’s control in VK. In 2013, Mr. Tavrin acquired a majority stake in Pladform LLC, an online video distribution platform in Russia, which was subsequently merged with RuTube, one of the leading video streaming services in Russia. In 2018, Mr. Tavrin made a successful exit from the merged company. From 2009 to 2011, Mr. Tavrin held a stake in NetByNet, one of the leading fiber to the home operators in the Moscow region. NetByNet expanded through the acquisition of approximately 30 local internet service providers and was subsequently sold to MegaFon. In 2001, Mr. Tavrin founded Regional Media Group. The television business of Regional Media Group was subsequently sold to TV3, and Mr. Tavrin then became the largest non-institutional shareholder and the president of TV3. As president, Mr. Tavrin grew the combined business through the acquisition of numerous regional television assets. Mr. Tavrin then led the sale of TV3 to Prof Media for approximately $550 million.

Martin Avetisyan has agreed to serve on our board of directors as an independent director upon the closing of this offering. Mr. Avetisyan currently serves as Chief Growth Officer and board member of FARFETCH Limited (NYSE: FTCH), a global platform for the luxury fashion industry, which he joined in 2014. Since then Mr. Avetisyan has contributed to FARFETCH’s efforts in setting up in multiple international markets, including Russia, China, Japan and the Middle East. He also helped accelerate the global growth of the company through key deals. Mr. Avetisyan was previously the founder and CEO of iMall, an award-winning fashion marketplace, which was acquired by FARFETCH in 2015. Mr. Avetisyan holds a BSc in Economics from Yerevan State University and an MBA from London Metropolitan University.

Clifford Tompsett has agreed to serve on our board of directors as an independent director upon the closing of this offering. Mr. Tompsett served in various roles at PwC from 1979 to 2017. Mr. Tompsett was a partner at PwC until he retired in June 2017. He was an audit partner until 2003 when he then specialised on capital markets and transaction work advising companies on the execution of complex transactions on the London, U.S. and Hong Kong markets. He founded and led PwC’s Global IPO Centre and founded and built PwC’s Equity Advisory business. He has significant experience working with companies in Russia, the Commonwealth of Independent States and other emerging markets, including companies in the telecommunications, media and technology sector, on preparing for an IPO, including advice on corporate governance, financial reporting, controls and risk management. He also has extensive experience working with special purpose acquisition companies on their initial public offerings and initial acquisitions. Since August 2020, Mr. Tompsett has served as a director of Kismet One. Mr. Tompsett is a Non-Executive Director and Chair of the Audit Committee of Reed Global Limited, a recruitment business, and was until August 2020 the Senior Independent Director and Chair of the Audit and Risk Committee of Cello Health plc. He is a Fellow of the Institute of Chartered Accountants in England and Wales, and has an MA in Chemistry from Oxford University.

Ross Z. Lukatsevich has agreed to serve on our board of directors as an independent director upon the closing of this offering. Mr. Lukatsevich is the Founder, Chairman and Chief Executive Officer of Tanzin Capital LLC, an investment firm focused on private equity and growth equity investments in technology, media and telecom, which he founded in 2013. Since 2013, he has also been Partner and Co-founding Investor of One Zero Capital, a fintech investment firm. From 2016 to 2018, Mr. Lukatsevich was Senior Advisor to LetterOne Technology, a privately held investment group. He was previously a Partner at Access Industries, Inc. and an investor at General Atlantic Partners. Mr. Lukatsevich started his career as an analyst in the mergers, acquisitions and restructuring department of Morgan Stanley. Mr. Lukatsevich graduated with high honors from Duke University with B.S degrees in Computer Science and Economics. He is a member of the Council on Foreign Relations, a fellow of the Wexner Foundation Heritage Leadership Program and a member of Natan.

Assistance from Affiliated Persons

In addition to the members of our management team, our investment team will include investment partners at affiliates of our sponsor’s investment vehicle Kismet Capital Group and we expect that these individuals will dedicate some of their professional time to our affairs. Each of these individuals also provides similar services to Kismet One and Kismet Two, and we expect that they will continue to do so until Kismet One and Kismet Two complete their initial business combinations (assuming that Kismet Two successfully completes its initial public offering).

Evgeny Fridman worked at MegaFon between 2009 and 2014, and most recently served as head of investment analysis and investor relations. From 2006 to 2008, Mr. Fridman worked as an investment analyst and portfolio manager at Eden Financial, a London-based investment management firm and prior to that held various finance and IT related roles starting from 2001. He holds an MSc in Finance from Cranfield University in the UK.

Svetlana Ushakova served as a deputy to the chief financial officer at MegaFon and was responsible for MegaFon’s corporate finance and treasury activities between 2012 and 2017. Prior to MegaFon, between 2010 and 2012, she was a director for Capital Markets at UC Rusal, the largest aluminum producer in the world, where she was responsible for public capital markets and structuring products of the group. From 2004 to 2010, Ms. Ushakova served as part of the senior E&R coverage investment banking team of ABN AMRO Bank covering the largest Russian and CIS O&G and P&U clients across all spectrums of financial products. Prior to ABN Amro, she spent two years within a London coal desk at Noble group, a leading global commodity trading firm. She holds an MSc in Accounting and Finance from London School of Economics and Political Science.

Oleg Bibergan worked at Goldman Sachs between 2007 and 2020, first as an analyst, then as an associate and later as an executive director of Special Situations Group, a principal investments unit of Goldman Sachs. As an executive director, he was responsible for Goldman Sachs’ investments in IXCellerate, the leading carrier-neutral datacenter platform in Russia; Headhunter, the leading Russian job board (Nasdaq: HHR); Cian, the leading Russian real estate classified platform; OneTwoTrip, the leading Russian online travel agency; and Kaspi.kz, the leading Kazakh fintech/e-commerce ecosystem. Mr Bibergan also serves as an observer on the board of several global VC-backed businesses including Miro and Dostavista. Mr. Bibergan holds a degree in Economics from Harvard University.

Members of our management team will directly or indirectly own our ordinary shares following this offering and are affiliated with entities that will purchase forward purchase securities and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of an initial business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such initial business combination opportunity to such entity prior to presenting such initial business combination opportunity to us. Certain of our officers, directors and director nominees currently have certain relevant fiduciary duties or contractual obligations to other entities, including Kismet One and Kismet Two. We do not believe, however, that any fiduciary duties or contractual obligations of our executive officers arising in the future, including through the positions they hold in Kismet One and Kismet Two, would materially undermine our ability to complete our initial business combination.

In addition, our sponsor has, and our sponsor, officers and directors may in the future, sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. In particular, Mr. Tavrin is currently sponsoring two other blank check companies, Kismet One and Kismet Two. Any such companies, businesses or investments, including Kismet One and/or Kismet Two, may present additional conflicts of interest in pursuing an initial business combination. However, we do not believe that any potential conflicts with Kismet One or Kismet Two would materially affect our ability to complete our initial business combination, because while we expect that Kismet One will have priority over us with respect to acquisition opportunities until it completes its initial business combination, our management team has significant experience in identifying and executing multiple acquisition opportunities simultaneously, and we believe there are multiple potential opportunities within the industries and geographies of our primary focus. In addition, Kismet Two is seeking to raise $200 million in its offering (or up to $230 million if the underwriters’ option to purchase additional units in that offering is exercised) and, as such, we believe that we will generally be seeking larger acquisition opportunities than Kismet Two.

Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. We expect that our officers will devote a substantial amount of time to our affairs. The amount of time that our officers or any other members of our management will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.

Sourcing of Potential Business Combination Targets

We believe our management team’s operating and transaction experience and relationships with companies will provide us with a substantial number of potential business combination targets. Over the course of their careers, the members of our management team have developed a broad network of contacts and corporate relationships around the world, most prominently, in Russia, including in the case of Mr. Tavrin, the contacts and relationships he has developed resulting from his involvement in the telecommunications, internet and media industries. This network has grown through the activities of our management team sourcing, acquiring and financing businesses, our management team’s relationships with sellers, financing sources and target management teams and the experience of our management team in executing transactions under varying economic and financial market conditions.

We believe that the network of contacts and relationships of our management team will provide us important sources of acquisition opportunities.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, executive officers or directors, or making the acquisition through a joint venture or other form of shared ownership with our sponsor, executive officers or directors. In the event we seek to complete our initial business combination with a target that is affiliated with our sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

As more fully discussed in “Management — Conflicts of Interest,” if any of our executive officers becomes aware of an initial business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. All of our executive officers currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with an initial business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriter’s ability to complete the offering, as well as general market conditions, which could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that is held by non-affiliates exceeds $700 million as of the end of that year’s second quarter, and (2) the date on which we have issued more than $1.00 billion in non-convertible debt during the prior three-year period.

Financial Position

With funds available for an initial business combination initially in the amount of $ 242,250,000 after payment of $8,750,000 of deferred underwriting fees (or $ 278,437,500 after payment of $10,062,500 of deferred underwriting fees if the underwriters’ option to purchase additional units is exercised in full), and $20,000,000 from the sale of forward purchase securities, which at the option of the sponsor can be increased to up to $50,000,000, in each case before fees and expenses associated with our initial business combination, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement warrants and the forward purchase securities, our share capital, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A ordinary shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We have not identified any business combination target and we have not, nor has anyone on our behalf, initiated any discussions with any business combination target. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would complete such financing only simultaneously with the completion of our initial business combination. In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law, we would seek shareholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. Other than the forward purchase agreement, at this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Sources of Target Businesses and Potential Finder’s Fees

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources as a result of our management’s experience, execution history and ability to deploy capital. These sources include, but are not limited to, investment bankers, private investment funds and other members of our network of business relationships. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the business relationships of our officers and directors. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account.

Selection of a Target Business and Structuring of our Initial Business Combination

Nasdaq rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable, if any, on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow and/or book value, discounted cash flow valuation or value of comparable businesses. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm with respect to the satisfaction of such criteria. Subject to this requirement, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In any case, we will only complete our initial business combination in which we own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquire a controlling interest in the target business sufficient for the post-transaction company not to be required to register as an investment company under the Investment Company Act. If we own or acquire less than 100% of the outstanding equity interests or assets of a target business or businesses, the portion of such business or businesses that are owned or acquired by the post-transaction company is what will be valued for purposes of the 80% of net assets test. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective target business, we expect to conduct a thorough due diligence review, which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial and other information that will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not pay any finders or consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with our initial business combination.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By completing our initial business combination with only a single entity, our lack of diversification may:

•        subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination, and

•        cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’ management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following an initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve our Initial Business Combination

We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated memorandum and articles of association. However, we will seek shareholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek shareholder approval for business or other legal reasons. Under Nasdaq’s listing rules, shareholder approval would be required for our initial business combination if, for example:

•        we issue ordinary shares that will be equal to or in excess of 20% of the number of ordinary shares then outstanding;

•        any of our directors, officers or substantial shareholders (as defined by Nasdaq rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of ordinary shares could result in an increase in outstanding ordinary shares or voting power of 5% or more; or

•        the issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

Permitted Purchases of our Securities

In the event we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or any of their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares such persons may purchase. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. In the event our sponsor, directors, officers, advisors or any of their affiliates determine to make any such purchases at the time of a shareholder vote relating to our initial business combination, such purchases could have the effect of influencing the vote necessary to approve such transaction. None of the funds in the trust account will be used to purchase shares in such transactions. They will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.

The purpose of such purchases would be to (i) vote such shares in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination or (ii) to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. This may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our Class A ordinary shares may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, officers, directors and/or any of their affiliates anticipate that they may identify the shareholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination. Such persons would select the shareholders from whom to acquire shares based on the number of shares available, the negotiated price per share and such other factors as any such person may deem relevant at the time of purchase. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Our sponsor, officers, directors, and/or any of their affiliates will purchase shares only if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our sponsor, officers, directors and/or any of their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will be made only to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, officers, directors and/or any of their affiliates will not make purchases of Class A ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Redemption Rights for Public Shareholders upon Completion of our Initial Business Combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of then outstanding public shares, subject to the limitations described herein.

The amount in the trust account is initially anticipated to be $10.00 per public share, regardless of whether or not the underwriters exercise any portion of their option to purchase additional units. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. Our sponsor, officers, directors and director nominees have entered into respective letter agreements with us, pursuant to which our sponsor has agreed to waive its redemption rights with respect to its founder shares, and our sponsor, officers, directors and director nominees have agreed to waive their redemption rights with respect to any public shares they may acquire during or after this offering, in connection with the completion of our initial business combination.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under the law or stock exchange listing requirement. Asset acquisitions and stock purchases would not typically require shareholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. If we structure an initial business combination transaction with a target company in a manner that requires shareholder approval, we will not have discretion as to whether to seek a shareholder vote to approve the proposed business combination. We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC unless shareholder approval is required by law or stock exchange listing requirements or we choose to seek shareholder approval for business or other legal reasons.

If a shareholder vote is not required and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:

•        conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

•        file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our Class A ordinary shares in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than a specified number of public shares which are not purchased by our sponsor, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

If, however, shareholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association:

•        conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•        file proxy materials with the SEC.

In the event that we seek shareholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon completion of the initial business combination.

If we seek shareholder approval, we will complete our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the business combination. In such case, our sponsor has agreed to vote its founder shares and any public shares purchased during or after this offering in favor of our initial business combination. In addition, our officers, directors and director nominees have agreed to vote any public shares owned by them immediately before this offering as well as any public shares acquired in this offering or in the aftermarket in favor of such proposed business combination. For purposes of seeking approval of the majority of our outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction. In addition, our sponsor, officers, directors and director nominees have entered into respective letter agreements with us, pursuant to which our sponsor has agreed to waive its redemption rights with respect to its founder shares, and our sponsor, officers, directors and director nominees have agreed to waive their redemption rights with respect to any public shares they may acquire during or after this offering, in connection with the completion of our initial business combination.

Our amended and restated memorandum and articles of association provides that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof.

Limitation on Redemption upon Completion of our Initial Business Combination if we Seek Shareholder Approval

Notwithstanding the foregoing, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the shares sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 20% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 20% of the shares sold in this offering without our consent, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with an initial business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Tendering Stock Certificates in Connection with a Tender Offer or Redemption Rights

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the shareholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the shareholder meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the shareholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete our initial business combination with a different target until 24 months from the closing of this offering.

Redemption of Public Shares and Liquidation if no Initial Business Combination

Our sponsor, officers, directors and director nominees have agreed that we will have only 24 months from the closing of this offering to complete our initial business combination. If we are unable to complete our initial business combination within such 24-month period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to us for the payment of taxes, if any (and less up to $100,000 in interest reserved for expenses in connection with our dissolution), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our founder shares or warrants, which will expire worthless if we fail to consummate our initial business combination within the above time period. The redemption of public shares from the trust account shall be done automatically by function of our amended and restated memorandum and articles of association and prior to any voluntary winding up, although at all times subject to the Cayman Islands law.

Our sponsor has entered into a letter agreement with us, pursuant to which it has waived its rights to liquidating distributions from the trust account with respect to its founder shares if we fail to complete our initial business combination within 24 months from the closing of this offering. However, if our sponsor acquires public shares in or after this offering, it will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 24-month time period.

Our sponsor, executive officers, directors and director nominees have agreed, each pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (and less up to $100,000 in interest reserved for expenses in connection with our dissolution), divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules).

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $1,000,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not previously released to us to pay taxes, if any, on interest earned in the trust account, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the private placement warrants, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.00 per share, regardless of whether or not the underwriters exercise any portion of their option to purchase additional units. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.00 per share.

Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business (except our independent registered public accounting firm) execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and we have not asked our sponsor to reserve for such indemnification obligations. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our other officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced and our sponsor asserts that it is unable to satisfy its obligations or that it has no such indemnification obligations related to a particular claim, our disinterested directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our disinterested directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our disinterested directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by such directors to be too high relative to the amount recoverable or if the disinterested directors determine that a favorable outcome is not likely. We have not asked our sponsor to reserve for such indemnification obligations and we cannot assure you that our sponsor would be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per public share, regardless of whether or not the underwriters exercise any portion of their option to purchase additional units.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $1,000,000 from the proceeds of this offering with which to pay any such potential claims plus interest released to us (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $1,000,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,000,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per public share to our public shareholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public shareholders will be entitled to receive funds from the trust account only (i) in the event of the redemption of our public shares if we do not complete an initial business combination within 24 months from the closing of this offering, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete an initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, or (iii) if they redeem their respective shares for cash upon the completion of the initial business combination. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we have not completed an initial business combination within 24 months from the closing of this offering, with respect to such Class A ordinary shares so redeemed. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights described above. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote.

Comparison of Redemption or Purchase Prices in Connection with our Initial Business Combination and if We Fail to Complete our Initial Business Combination.

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within 24 months from the closing of this offering.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we Fail to Complete our Initial Business Combination
Calculation of redemption price

Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per public share, regardless of whether or not the underwriters exercise any portion of their option to purchase additional units), including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place, if all of the redemptions would cause our net tangible assets to be less than $5,000,001 and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.

If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors or any of their affiliates may purchase shares in privately negotiated transactions or in the open market prior to or following completion of our initial business combination. Such purchases will be made only to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. None of the funds in the trust account will be used to purchase shares in such transactions. There is no limit to the prices that our sponsor, directors, officers, advisors or their affiliates may pay in these transactions.

If we are unable to complete our initial business combination within 24 months from the closing of this offering, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.00 per public share, regardless of whether or not the underwriters exercise any portion of their option to purchase additional units) including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we Fail to Complete our Initial Business Combination
Impact to remaining shareholders

The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions and taxes payable, if any.

If the permitted purchases described above are made, there will be no impact to our remaining shareholders because the purchase price would not be paid by us.

The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our sponsor, who will be our only remaining shareholder after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their option to purchase additional units. None of the provisions of Rule 419 apply to our offering. Promptly after the consummation of this offering, which is anticipated to take place three trading days from the date the shares commence trading, we will file a Current Report on Form 8-K that includes an audited balance sheet reflecting the receipt of proceeds from this offering and the sale of the private placement warrants.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

Approximately $250,000,000 of the net proceeds of this offering and the sale of the private placement warrants will be deposited into a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee.

Approximately $212,625,000 of the offering proceeds would be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

Approximately $250,000,000 of the net offering proceeds and the sale of the private placement warrants held in trust will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds

Interest on proceeds from the trust account to be paid to shareholders is reduced by any taxes paid or payable, and in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Limitation on fair value or net assets of target business

Nasdaq rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable, if any, on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. If our securities are not listed on Nasdaq after this offering, we would not be required to satisfy the 80% requirement. However, we intend to satisfy the 80% requirement even if our securities are not listed on Nasdaq at the time of our initial business combination.

The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued

The units will begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Credit Suisse, Citigroup and BofA Securities inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place three business days from the date of this prospectus. If the option to purchase additional units is exercised following the initial filing of such Current Report on Form 8-K, an additional Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the option to purchase additional units.

No trading of the units or the underlying Class A ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the completion of an initial business combination or 12 months from the closing of this offering.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor

We will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay taxes, if any, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a shareholder vote. If we are not required by law and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the business combination. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors, and none of the securities held in trust or escrow are distributed.

Business combination deadline

If we are unable to complete our initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following

If an acquisition has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

	Terms of Our Offering	Terms Under a Rule 419 Offering

such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Release of funds

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, the funds held in the trust account will not be released from the trust account until the earliest to occur of: (i) the completion of our initial business combination, (ii) the redemption of 100% of our public shares if we are unable to complete our initial business combination within the required time frame (subject to the requirements of applicable law), and (iii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity.

The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.
Limitation on redemption rights

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the shares sold in this offering. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 20% of the shares sold in this offering) for or against our initial business combination.

There is no restriction on voting or redemption regarding holders or groups holding large blocks of shares. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors, and none of the securities held in trust or escrow are distributed.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Tender of stock certificates

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option.

No such requirement to tender share certificates is present. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors, and none of the securities held in trust or escrow are distributed.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, our obligation to pay cash to our public shareholders who exercise their redemption rights may reduce the resources available to us for our initial business combination. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

Our executive offices are located at 850 Library Avenue, Suite 204, Newark, Delaware 19715, and our telephone number is (302) 738-6680. Commencing on the date of this prospectus, we will agree to pay an affiliate of our sponsor a total of up to $10,000 per month for office space, utilities, secretarial support and administrative services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. We consider our current office space adequate for our current operations.

Employees

We currently have one executive officer. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that any member of our management team will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We have registered our Class A ordinary shares under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

The federal proxy rules require that a proxy statement with respect to a vote on an initial business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or U.S. GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2021 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer will we be required to have our internal control procedures audited. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we filed a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we are subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We are a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Law. As an exempted company, we have applied for and expect to receive, after the effectiveness of the registration statement of which this prospectus forms a part, a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Law (2018 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A ordinary shares that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, and (2) the date on which we have issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT

Directors, Executive Officers and Director Nominees

Our directors, executive officers and director nominees are as follows:

Name	Age	Position
Ivan Tavrin	43	Chairman and Chief Executive Officer
Martin Avetisyan	40	Director Nominee
Clifford Tompsett	63	Director Nominee
Ross Z. Lukatsevich	45	Director Nominee

Ivan Tavrin, serves as our founder, Chairman and Chief Executive Officer. Since June 2020, Mr. Tavrin has been the Chairman and Chief Executive Officer of Kismet One (Nasdaq: KSMTU), a blank check company formed for substantially similar purposes as our company, which announced that it had entered into a definitive business combination agreement with Nexters. Kismet One sold 25.0 million units in its initial public offering, generating gross proceeds of $250.0 million. Mr. Tavrin is the founder and principal of Kismet Capital Group, a private investment group, which he founded in 2017 and has managed since its inception. In that capacity, and as part of Kismet Capital Group’s investment strategy, Mr. Tavrin, through special purpose entities controlled by him, acquired LLC Gallery Service in 2018 and acquired an indirect controlling interest in Vertical LLC in 2019. From 2012 to 2016, Mr. Tavrin served as chief executive officer of PJSC MegaFon, or MegaFon, the second largest telecommunications operator in Russia as of December 31, 2016, having led its US$1.8 billion initial public offering and dual listing on the London Stock Exchange and Moscow Exchange in 2012, which was the largest initial public offering of a telecommunications company in Russia at that time. Mr. Tavrin oversaw MegaFon’s growth from 27% to 30% of market share between 2012 and 2015 and a more than two-fold increase in the OIBDA-Capex in the same period. Prior to this, Mr. Tavrin founded UTH Russia Limited, or UTH, one of the largest independent media broadcasting groups in Russia and served as its chief executive officer from its inception in 2009 to 2011. Mr. Tavrin has served as Chairman of the Board of Directors of UTH from 2012 to 2016. In 2015, he led UTH in a transaction to acquire a 75% interest in CTC Media which was at the time listed on Nasdaq. Under new leadership, CTC Media’s profitability improved significantly within the first 12 months of operations after the time of the acquisition. In 2011, UTH formed a joint venture with The Walt Disney Company, or Disney, resulting in Disney buying 49% of one of UTH’s television channels for $300 million, the only transaction between Russian shareholders and a major U.S. film studio of such scale.

In 2019, Mr. Tavrin led an acquisition of an indirect controlling interest in Vertical LLC, one of the leading independent telecommunications infrastructure operators in Moscow. In 2018, Mr. Tavrin, through LLC Media-1, completed an acquisition of LLC Gallery Service, the second largest out-of-home (OOH) advertising operator in Russia and the largest digital OOH operator across the country. In 2013, Mr. Tavrin purchased a significant minority stake in VK, a leading social network in Russia, from its founder facilitating a resolution of a complicated corporate situation. The following year, he sold this stake to Mail.ru Group, VK’s major shareholder, which later became a critical step for Mail.ru Group to consolidate control in VK and alignment of interests of all stakeholders. From 2009 to 2011, Mr. Tavrin held a controlling stake in Netbynet, one of the leading fiber to the home (“FTTH”) operators in Moscow and central Russia, or NBN. He aided NBN’s expansion through the acquisition of 30 local internet service providers and subsequently sold NBN in an auction process, in which MegaFon was the successful bidder. Starting in 2006, Mr. Tavrin built “Vyberi Radio,” a leading regional radio network via a roll-up of 55 stations. In 2001, Mr. Tavrin founded Regional Media Group, which he subsequently merged into a television network TV3, becoming its largest individual shareholder and president, and grew the combined business through the acquisition of numerous regional television assets. He then sold the company to Prof-Media for approximately $550 million. Mr. Tavrin currently serves as a board member of Holding Vyberi Radio LLC and Disney Channel Russia. Mr. Tavrin is a graduate of the Moscow State Institute of International Relations (MGIMO).

We believe that Mr. Tavrin is well qualified to serve as a director due to his extensive leadership and investment experience and his broad network of contacts.

Martin Avetisyan has agreed to serve on our board of directors as an independent director upon the closing of this offering. Mr. Avetisyan currently serves as Chief Growth Officer and board member of FARFETCH Limited (NYSE: FTCH), a global platform for the luxury fashion industry, which he joined in 2014. Since then Mr. Avetisyan has contributed to FARFETCH’s efforts in setting up in multiple international markets, including Russia, China, Japan and the Middle East. He also helped accelerate the global growth of the company through key deals. Mr. Avetisyan was previously the founder and CEO of iMall, an award-winning fashion marketplace, which was acquired by FARFETCH in 2015. Mr. Avetisyan holds a BSc in Economics from Yerevan State University and an MBA from London Metropolitan University.

We believe that Mr. Avetisyan is well qualified to serve as a director due to his experience leading international growth and creating strategic partnerships, as well as his past entrepreneurial experience.

Clifford Tompsett has agreed to serve on our board of directors as an independent director upon the closing of this offering. Mr. Tompsett served in various roles at PriceWaterhouseCoopers LLP (“PwC”) from 1979 to 2017. Mr. Tompsett was a partner at PwC until he retired in June 2017. He was an audit partner until 2003 when he then specialised on capital markets and transaction work advising companies on the execution of complex transactions on the London, U.S. and Hong Kong markets. He founded and led PwC’s Global IPO Centre and founded and built PwC’s Equity Advisory business. He has significant experience working with companies in Russia, the Commonwealth of Independent States and other emerging markets, including companies in the telecommunications, media and technology sector, on preparing for an IPO, including advice on corporate governance, financial reporting, controls and risk management. He also has extensive experience working with special purpose acquisition companies on their initial public offerings and initial acquisitions. Since August 2020, Mr. Tompsett has served as a director of Kismet One. Mr. Tompsett is a Non-Executive Director and Chair of the Audit Committee of Reed Global Limited, a recruitment business, and was until August 2020 the Senior Independent Director and Chair of the Audit and Risk Committee of Cello Health plc. He is a Fellow of the Institute of Chartered Accountants in England and Wales, and has an MA in Chemistry from Oxford University.

We believe that Mr. Tompsett is well qualified to serve as a director due to his wide-ranging experience in complex capital markets transactions.

Ross Z. Lukatsevich has agreed to serve on our board of directors as an independent director upon the closing of this offering. Mr. Lukatsevich is the Founder, Chairman and Chief Executive Officer of Tanzin Capital LLC, an investment firm focused on private equity and growth equity investments in technology, media and telecom, which he founded in 2013. Since 2013, he has also been Partner and Co-founding Investor of One Zero Capital, a fintech investment firm. From 2016 to 2018, Mr. Lukatsevich was Senior Advisor to LetterOne Technology, a privately held investment group. He was previously a Partner at Access Industries, Inc. and an investor at General Atlantic Partners. Mr. Lukatsevich started his career as an analyst in the mergers, acquisitions and restructuring department of Morgan Stanley. Mr. Lukatsevich graduated with high honors from Duke University with B.S degrees in Computer Science and Economics. He is a member of the Council on Foreign Relations, a fellow of the Wexner Foundation Heritage Leadership Program and a member of Natan.

We believe that Mr. Lukatsevich is well qualified to serve as a director due to his executive and leadership experience with growth equity investments, including in the technology sector.

Number and Terms of Office of Officers and Directors

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a three-year term. The term of office of the first class of directors, consisting of Mr. Lukatsevich, will expire at our first annual meeting of shareholders. The term of office of the second class of directors, consisting of Mr. Tompsett, will expire at the second annual meeting of shareholders. The term of office of the third class of directors, consisting of Messrs. Tavrin and Avetisyan, will expire at the third annual meeting of shareholders. We may not hold an annual meeting of shareholders until after we consummate our initial business combination.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association provides that our officers may consist of a Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Treasurer and such other offices as may be determined by the board of directors.

Director Independence

Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that each of Messrs. Avetisyan, Tompsett and Lukatsevich qualifies as an “independent director” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Executive Officer and Director Compensation

None of our executive officers or directors has received any cash (or non-cash) compensation for services rendered to us. Commencing on the date of this prospectus, we will agree to pay an affiliate of our sponsor a total of up to $10,000 per month for office space, utilities, secretarial support and administrative services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. Commencing on the date that our securities are first listed on Nasdaq through the earlier of consummation of our initial business combination and our liquidation, we will pay our directors a fee of $40,000 each, and we will grant each of our independent directors an option to purchase 40,000 Class A ordinary shares at an exercise price of $10.00 per share, which will vest upon the consummation of our initial business combination and will expire five years after the date on which it first became exercisable. We expect that all of the options that we grant to our directors will provide for vesting in full if such individuals are not retained by us (or any successor entity resulting from our initial business combination) upon the consummation of our initial business combination. In addition, our sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. All of these fees will be fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed business combination, because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our executive officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, our board of directors will have two standing committees: an audit committee and a compensation committee. The rules of the Nasdaq and Rule 10A-3 of the Exchange Act as required by the rules of the Nasdaq, require that the audit committee and the compensation committee of a listed company be comprised solely of independent directors.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. Nasdaq rules require that the audit committee of a listed company be comprised solely of at least three independent directors. The members of our audit committee will be Messrs. Avetisyan, Tompsett and Lukatsevich and Mr. Tompsett will serve as chairman of the audit committee. Messrs. Avetisyan, Tompsett and Lukatsevich meet the independent director standard under Nasdaq’s listing standards.

Each member of the audit committee is financially literate and our board of directors has determined that Mr. Tompsett qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

Responsibilities of the audit committee include:

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;

•        pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        reviewing and discussing with the independent registered public accounting firm all relationships the independent registered public accounting firm have with us in order to evaluate their continued independence;

•        setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of the board of directors as required by the rules of the Nasdaq. Nasdaq rules require that the compensation committee of a listed company be comprised solely of independent directors. The members of our Compensation Committee will be Messrs. Avetisyan, Tompsett and Lukatsevich and Mr. Lukatsevich will serve as chairman of the compensation committee. Messrs. Avetisyan, Tompsett and Lukatsevich meet the independent director standard under Nasdaq’s listing standards. We will adopt a compensation committee charter, which will detail the principal functions of the compensation committee, as required by the rules of the Nasdaq, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer’s based on such evaluation;

•        reviewing and approving the compensation of all of our other executive officers;

•        reviewing our executive compensation policies and plans;

•        implementing and administering our incentive compensation equity-based remuneration plans;

•        assisting management in complying with our proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

•        producing a report on executive compensation to be included in our annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

•        The compensation committee charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the Nasdaq and the SEC.

Notwithstanding the foregoing, as indicated above, other than the up to $10,000 per month administrative fee payable to an affiliate of our sponsor, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of a business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

Director Nominations

We do not have a standing nominating committee. In accordance with Rule 5605(e)(2) of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the board of directors. The board of directors believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who shall participate in the consideration and recommendation of director nominees are Messrs. Avetisyan, Tompsett and Lukatsevich. In accordance with Rule 5605(e)(1)(A) of the Nasdaq Rules, all such directors are independent. As there is no standing nominating committee, we do not have a nominating committee charter in place.

The board of directors will also consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of shareholders (or, if applicable, a special meeting of shareholders). Our shareholders that wish to nominate a director for election to the Board should follow the procedures set forth in our amended and restated memorandum and articles of association.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, and in the past year has not served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors.

Code of Ethics

Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will have adopted a code of ethics applicable to our directors, officers and employees. We will file a copy of our code of ethics, our audit committee charter and our compensation committee charter as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Conflicts of Interest

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

•        duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

•        duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

•        directors should not improperly fetter the exercise of future discretion;

•        duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

•        duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

If any of our officers or directors becomes aware of an initial business combination opportunity that falls within the line of business of any entity to which he has pre-existing fiduciary or contractual obligations, he may be required to present such initial business combination opportunity to such entity prior to presenting such initial business combination opportunity to us or, in the case of a non-compete obligation, possibly prohibited from referring such opportunity to us. Certain of our officers, directors and director nominees currently have certain relevant fiduciary duties or contractual obligations to other entities, including Kismet One and Kismet Two. We do not believe, however, that any fiduciary duties or contractual obligations of our executive officers arising in the future, including through the positions they hold in Kismet One and Kismet Two, would materially undermine our ability to complete our initial business combination.

In addition, our sponsor has, and our sponsor, officers and directors may in the future, sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. In particular, Mr. Tavrin is currently sponsoring two other blank check companies, Kismet One and Kismet Two. Any such companies, businesses or investments, including Kismet One and/or Kismet Two, may present additional conflicts of interest in pursuing an initial business combination. However, we do not believe that any potential conflicts with Kismet One or Kismet Two would materially affect our ability to complete our initial business combination, because while we expect that Kismet One will have priority over us with respect to acquisition opportunities until it completes its initial business combination, our management team has significant experience in identifying and executing multiple acquisition opportunities simultaneously, and we believe there are multiple potential opportunities within the industries and geographies of our primary focus. In addition, Kismet Two is seeking to raise $200 million in its offering (or up to $230 million if the underwriters’ option to purchase additional units in that offering is exercised) and, as such, we believe that we will generally be seeking larger acquisition opportunities than Kismet Two.

Below is a table summarizing the companies to which our officers, directors and director nominees currently have fiduciary duties or contractual obligations:

Individual	Entity	Entity’s Business	Affiliation
Ivan Tavrin	Kismet Capital Group LLC	Advisory and management services	Founder
	Kismet Acquisition One Corp	Special purpose acquisition company	Chairman and Chief Executive Officer
	Kismet Acquisition Two Corp.	Special purpose acquisition company	Chairman and Chief Executive Officer
	Holding Vyberi Radio LLC	Media	Director, Indirect Controlling Shareholder
	Disney Channel Russia	Media	Director
	UTV Group LLC	Investment	Controlling Shareholder
	New Media Holding LLC	Media	Indirect Controlling Shareholder
	Blueberg Enterprises Limited	Investment	Indirect Controlling Shareholder
	Vertical LLC	Telecommunications Infrastructure	Indirect Controlling Shareholder
	Bufo Limited	Investment	Indirect Controlling Shareholder
Martin Avetisyan	FARFETCH Limited	Fashion industry platform	Chief Growth Officer and Director
Clifford Tompsett	Kismet Acquisition One Corp	Special purpose acquisition company	Director
	Reed Global Limited	Recruitment	Director
	RAFT Trustees Limited	Charity	Trustee
	Dundas & Burgun Limited	On-line retail	Director, Shareholder
	Hatton Farm Estates Limited	Real estate	Director, Shareholder
Ross Z. Lukatsevich	Tanzin Capital LLC	Investment firm	Chairman and Chief Executive Officer
	One Zero Capital	Investment firm	Partner and Co-founding Investor
	Guardhat	Internet of Things (IoT) safety technology	Director
	Hudson Mx	Next-generation media software	Observer

We do not believe that any of the foregoing pre-existing fiduciary duties or contractual obligations will materially undermine our ability to consummate our initial business combination because the foregoing entities have constraints on the sector, operations, size or equity stake of acquisitions they would consider.

Our sponsor has, and our sponsor, officers, directors and director nominees may in the future, sponsor, form or participate in other blank check companies similar to ours during the period in which we are seeking an initial business combination, in addition to Kismet One and Kismet Two. Potential investors should also be aware of the following other potential conflicts of interest:

•        None of our officers or directors is required to commit his full time to our affairs and, accordingly, may have conflicts of interest in allocating his time among various business activities.

•        Our sponsor purchased founder shares prior to the date of this prospectus. Our sponsor will purchase private placement warrants in a transaction that will close simultaneously with the closing of this offering. Our sponsor, officers, directors and director nominees have entered into respective letter agreements with us, pursuant to which our sponsor has agreed to waive its redemption rights with respect to its founder shares, and our sponsor, officers, directors and director nominees have agreed to waive their redemption rights with respect to any public shares they may acquire during or after this offering, in connection with the completion of our initial business combination. If we do not complete our initial business combination within the applicable time period, the proceeds of the sale of the private placement warrants will be used to fund the redemption of our public shares. Subject to certain limited exceptions, the founder shares will not be transferred, assigned or sold until one year after the date of the consummation of our initial business combination or earlier if, subsequent to our initial business combination, (i) the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. With certain limited exceptions, the private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or saleable until 30 days after the completion of our initial business combination. Accordingly, our officers and directors who directly or indirectly own founder shares or private placement warrants may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

•        Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

•        Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

The conflicts described above may not be resolved in our favor.

Limitation on Liability and Indemnification of Officers and Directors

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. Our amended and restated memorandum and articles of association also will permit us to purchase and maintain insurance on behalf of any officer or director who at the request of the company is or was serving as a director or officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability as provided in the amended and restated memorandum and articles of association. We will seek to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•        each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;

•        each of our executive officers, directors and director nominees that beneficially owns ordinary shares; and

•        all our executive officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record of beneficial ownership of any Class A ordinary shares issuable upon exercise of outstanding warrants as such warrants are not exercisable within 60 days of the date of this prospectus.

On September 21, 2020, we issued an aggregate of 7,687,500 founder shares to our sponsor for a total subscription price of $25,000, or approximately $0.003 per share. Such shares are fully paid, and the cash amount of the subscription price was received on December 31, 2020. The following table presents the number of shares and percentage of our ordinary shares owned by our sponsor before and after this offering. The post-offering numbers and percentages presented assume that the underwriters do not exercise their option to purchase additional units, that the sponsor forfeits an aggregate of 937,500 founder shares and that there are 31,750,000 ordinary shares issued and outstanding after this offering.

	Before Offering		After Offering
Name and Address of Beneficial Owner(1)	Number of Ordinary Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Ordinary Shares	Number of Ordinary Shares Beneficially Owned	Approximate Percentage of Outstanding Ordinary Shares
Kismet Sponsor Limited(3)	7,687,500	100.0%	6,750,000	21.3%
Ivan Tavrin(3)	7,687,500	100.0%	6,750,000	21.3%
Martin Avetisyan(4)	—	—	—	—
Clifford Tompsett(4)	—	—	—	—
Ross Z. Lukatsevich(4)	—	—	—	—
All directors, director nominees and executive officers as a group (4 individuals)	7,687,500	100.0%	6,750,000	21.3%

____________

*        Less than one percent.

(1)      Unless otherwise noted, the business address of each of the entities or individuals is 850 Library Avenue, Suite 204, Newark, Delaware 19715.

(2)      Interests shown consist solely of founder shares, classified as Class B ordinary shares. Such shares will automatically convert into Class A ordinary shares at the time of our initial business combination or earlier at the option of the holders thereof as described in the section entitled “Description of Securities.”

(3)      Ivan Tavrin is the sole owner of our sponsor. Consequently, Mr. Tavrin may be deemed to share voting and dispositive control over the securities held by our sponsor, and thus to share beneficial ownership of such securities. Excludes Class A ordinary shares issuable pursuant to the forward purchase agreement, as such shares will only be issued concurrently with the closing of our initial business combination.

(4)      Share information excludes an option to purchase 40,000 Class A ordinary shares at an exercise price of $10.00 per share, which will vest upon the consummation of our initial business combination and will expire five years after the date on which it first became exercisable.

Immediately after this offering, our sponsor will beneficially own founder shares equal to 20% of the then-issued and outstanding public shares and founder shares plus the 2,000,000 forward purchase shares underlying the forward purchase units that our sponsor is obligated to purchase pursuant to the forward purchase agreement (which at the option of the sponsor can be increased to up to 5,000,000 forward purchase shares). Because of this ownership block, our sponsor may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors, amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions other than approval of our initial business combination.

The founder shares are identical to the Class A ordinary shares included in the units being sold in this offering except as described herein. However, the holders have agreed (A) to vote any shares owned by them in favor of any proposed business combination and (B) not to redeem any shares in connection with a shareholder vote or tender offer to approve or in connection with a proposed initial business combination.

In connection with the consummation of this offering, we will enter into a forward purchase agreement with our sponsor (either directly or through an affiliate), which provides for the purchase of $20,000,000 of units, which at the option of the sponsor can be increased to up to $50,000,000, with each unit consisting of one ordinary share and one-third of one warrant to purchase one ordinary share at $11.50 per share, for a purchase price of $10.00 per unit, in a private placement to occur concurrently with the closing of our initial business combination. The purchase under the forward purchase agreement is required to be made regardless of whether any Class A ordinary shares are redeemed by our public shareholders. The forward purchase securities will be issued only in connection with the closing of the initial business combination. The proceeds from the sale of forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company.

Our sponsor and our executive officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.

Transfer Restrictions on Founder Shares and Private Placement Warrants

The founder shares, private placement warrants and any Class A ordinary shares issued upon exercise thereof are subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with us to be entered into by our sponsor. Those lock-up provisions provide that such securities are not transferable, assignable or salable (i) in the case of the founder shares, until one year after the date of the consummation of our initial business combination, or earlier if, subsequent to our initial business combination, (x) the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (y) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property; and (ii) in the case of the private placement warrants and the Class A ordinary shares underlying such warrants, until 30 days after the date of the consummation of our initial business combination, except in each case (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our sponsor, or any affiliates of our sponsor, (b) in the case of an individual, by gift to a member of one of the members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of a business combination at prices no greater than the price at which the shares were originally purchased; (f) in the event of our liquidation prior to the completion of our initial business combination; (g) by virtue of the laws of the Cayman Islands or the sponsor’s amended and restated memorandum and articles of association or the rights attaching to the equity interests in the sponsor upon dissolution of the sponsor; or (h) in the event of our liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property subsequent to the completion of our initial business combination; provided, however, that in the case of clauses (a) through (e) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On September 21, 2020, we issued an aggregate of 7,687,500 founder shares to our sponsor for a total subscription price of $25,000, or approximately $0.003 per share. Such shares are fully paid, and the cash amount of the subscription price was received on December 31, 2020.

Our sponsor has committed to purchase an aggregate of 4,666,667 (or 5,166,667 if the underwriters’ option to purchase additional units is exercised in full) private placement warrants at a price of $1.50 per warrant (approximately $7,000,000 in the aggregate or $7,750,000 if the underwriters’ option to purchase additional units is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Each private placement warrant is exercisable for one Class A ordinary share at $11.50 per share. Our sponsor will be permitted to transfer the private placement warrants held by it to certain permitted transferees, including our officers and directors and other persons or entities affiliated with or related to it, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the sponsor. Otherwise, these private placement warrants will not, subject to certain limited exceptions, be transferable or saleable until 30 days after the completion of our initial business combination.

In connection with the consummation of this offering, we will enter into a forward purchase agreement with our sponsor (either directly or through an affiliate), which provides for the purchase of $20,000,000 of units, which at the option of the sponsor can be increased to up to $50,000,000, with each unit consisting of one Class A ordinary share and one-third of one warrant to purchase one Class A ordinary share at $11.50 per share, for a purchase price of $10.00 per unit, in a private placement to occur concurrently with the closing of our initial business combination. The purchase under the forward purchase agreement is required to be made regardless of whether any Class A ordinary shares are redeemed by our public shareholders. The forward purchase securities will be issued only in connection with the closing of the initial business combination. The proceeds from the sale of forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company.

As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors (other than our independent directors) becomes aware of an initial business combination opportunity that falls within the line of business of any entity to which he has then current fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our executive officers, directors and director nominees currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Commencing on the date of this prospectus, we will agree to pay an affiliate of our sponsor a total of up to $10,000 per month for office space, utilities, secretarial support and administrative services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Other than as described above, no compensation of any kind, including finder’s and consulting fees, will be paid to our sponsor, executive officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates.

Our sponsor has agreed to loan us up to $250,000 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of December 31, 2021 or the closing of this offering. The loan will be repaid upon the closing of this offering out of the $1,000,000 of offering proceeds that has been allocated to the payment of offering expenses.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including, as to exercise price, exercisability and exercise period. The terms of such loans have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a shareholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We will enter into a registration rights agreement with respect to the private placement warrants, warrants issuable upon conversion of working capital loans (if any) and the Class A ordinary shares issuable upon exercise of the foregoing, which is described under the section of this prospectus entitled “Description of Securities — Registration Rights.”

Related Party Policy

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

Prior to the consummation of our initial public offering, we will adopt a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the Company. A form of the code of ethics that we plan to adopt prior to the consummation of our initial public offering is filed as an exhibit to the registration statement of which this prospectus is a part.

In addition, our audit committee, pursuant to a written charter that we will adopt prior to the consummation of our initial public offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. A form of the audit committee charter that we plan to adopt prior to the consummation of our initial public offering is filed as an exhibit to the registration statement of which this prospectus is a part. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm that our initial business combination is fair to our company from a financial point of view. Furthermore, no finder’s fees, reimbursements or cash payments will be made to our sponsor, officers or directors, or our or their affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

•        Repayment of up to an aggregate of $250,000 in loans that we may draw down made to us by our sponsor to cover offering-related and organizational expenses;

•        Payment to an affiliate of our sponsor of up to $10,000 per month for office space, utilities, secretarial support and administrative services;

•        Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

•        Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto; but up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including, as to exercise price, exercisability and exercise period. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we do not complete a business combination, the loans may not be repaid.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates.

DESCRIPTION OF SECURITIES

We are a Cayman Islands exempted company and our affairs are governed by our amended and restated memorandum and articles of association, the Companies Law and the common law of the Cayman Islands. Pursuant to our amended and restated memorandum and articles of association we are authorized to issue 200,000,000 Class A ordinary shares and 10,000,000 Class B ordinary shares. The following description summarizes certain terms of our shares as will be set out more particularly in our amended and restated memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one-third of one warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant.

The Class A ordinary shares and warrants comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless Credit Suisse, Citigroup and BofA Securities inform us of their decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the Class A ordinary shares and warrants commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and warrants.

In no event will the Class A ordinary shares and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the completion of this offering, which is anticipated to take place three business days after the date of this prospectus. If the underwriters’ option to purchase additional units is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ option to purchase additional units.

Ordinary Shares

Prior to the date of this prospectus, there were 7,687,500 Class B ordinary shares outstanding, all of which were held of record by our sponsor, so that our sponsor will own founder shares equal to 20% of our issued and outstanding ordinary shares after this offering and the private placement plus the 2,000,000 forward purchase shares underlying the forward purchase units that our sponsor is obligated to purchase pursuant to the forward purchase agreement (which at the option of the sponsor can be increased to up to 5,000,000 forward purchase shares) (assuming our sponsor does not purchase any units in this offering). Upon the closing of this offering, 31,750,000 ordinary shares will be outstanding (assuming no exercise of the underwriters’ option to purchase additional units and the corresponding forfeiture of 937,500 founder shares by our sponsor) plus the 2,000,000 forward purchase shares underlying the forward purchase units that our sponsor is obligated to purchase pursuant to the forward purchase agreement (which at the option of the sponsor can be increased to up to 5,000,000 forward purchase shares), including:

•        25,000,000 Class A ordinary shares underlying the units issued as part of this offering; and

•        6,750,000 Class B ordinary shares held by our sponsor.

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders except as required by law. Unless specified in our amended and restated memorandum and articles of association, or as required by applicable provisions of the

Companies Law or applicable stock exchange rules, the affirmative vote of at least a majority of the votes cast by the holders of the issued ordinary shares present in person or represented by proxy at a general meeting of the company and entitled to vote is required to approve any such matter voted on by our shareholders. Approval of certain actions will require a special resolution under Cayman Islands law, being (i) the affirmative vote of at least a two-thirds (2/3) majority of the votes cast by the holders of the issued ordinary shares present in person or represented by proxy at a general meeting of the company and entitled to vote on such matter or (ii) a unanimous written resolution of the shareholders; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares voted for the appointment of directors can elect all of the directors. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. Under our amended and restated memorandum and articles of association, a director may not be removed from office by a resolution of our shareholders prior to the consummation of our initial business combination.

Because our amended and restated memorandum and articles of association authorize the issuance of up to 200,000,000 Class A ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of Class A ordinary shares which we will be authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of shareholders) serving a three-year term. In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Law for us to hold annual or extraordinary general meetings or appoint directors. We may not hold an annual general meeting to appoint new directors prior to the completion of our initial business combination. Prior to the completion of an initial business combination, the directors may by resolution appoint a replacement director to fill a casual vacancy arising on the resignation, disqualification or death of a director. Under our amended and restated memorandum and articles of association, a director may not be removed from office by a resolution of our shareholders prior to the consummation of our initial business combination.

We will provide our shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. Our sponsor, officers, directors and director nominees have entered into respective letter agreements with us, pursuant to which our sponsor has agreed to waive its redemption rights with respect to its founder shares, and our sponsor, officers, directors and director nominees have agreed to waive their redemption rights with respect to any public shares they may acquire during or after this offering, in connection with the completion of our initial business combination.

Unlike many blank check companies that hold shareholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a shareholder vote is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated memorandum and articles of association requires these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If we seek shareholder approval, we will complete our initial business combination only if we obtain an ordinary resolution under Cayman Islands law, being (i) the affirmative vote of at least a majority of the votes cast by the holders of the issued ordinary shares present in person or represented by proxy at a general meeting of the company and entitled to vote on such matter or (ii) a unanimous written resolution of the shareholders. However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public shareholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of our outstanding ordinary shares, non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 20% of the shares sold in this offering, which we refer to as the Excess Shares. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And, as a result, such shareholders will continue to hold that number of shares exceeding 20% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.

If we seek shareholder approval in connection with our initial business combination, our sponsor has agreed to vote its founder shares and any public shares purchased during or after this offering in favor of our initial business combination. Additionally, each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.

Pursuant to our amended and restated memorandum and articles of association, if we are unable to complete our initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii), to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our sponsor has entered into a letter agreement with us, pursuant to which it has agreed to waive its rights to liquidating distributions from the trust account with respect to its founder shares if we fail to complete our initial business combination within 24 months from the closing of this offering. However, if our sponsor acquires public shares in or after this offering, it will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period. Our amended and restated memorandum and articles of association provides that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the trust account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.

In the event of a liquidation, dissolution or winding up of the company after an initial business combination, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the redemption rights set forth above.

Founder Shares

The founder shares are designated as Class B ordinary shares and, except as described below, are identical to the Class A ordinary shares included in the units being sold in this offering, and the holder of founder shares has the same shareholder rights as public shareholders, except that (i) the founder shares are subject to certain transfer restrictions, as described in more detail below, and (ii) our sponsor has entered into a letter agreement with us, pursuant to which it has agreed (A) to waive its redemption rights with respect to its founder shares and public shares in connection with the completion of our initial business combination and (B) to waive its rights to liquidating distributions from the trust account with respect to its founder shares if we fail to complete our initial business combination within 24 months from the closing of this offering, although it will be entitled to liquidating distributions from the trust account with respect to any public shares it holds if we fail to complete our initial business combination within such time period, (iii) the founder shares will automatically convert into our Class A ordinary shares at the time of our initial business combination or earlier at the option of the holders thereof as described herein; and (iv) the founder shares are entitled to registration rights. If we submit our initial business combination to our public shareholders for a vote, our sponsor has agreed to vote its founder shares and any public shares purchased during or after this offering in favor of our initial business combination. In addition, our officers, directors and director nominees have agreed to (i) waive their redemption rights with respect to their public shares purchased during or after this offering in connection with the completion of our initial business combination and (ii) vote any public shares owned by them immediately before this offering as well as any public shares acquired in this offering or in the aftermarket in favor of our initial business combination.

The founder shares will automatically convert into Class A ordinary shares (which such Class A ordinary shares delivered upon conversion will not have any redemption rights or be entitled to liquidating distributions from the trust account if we fail to consummate an initial business combination) at the time of our initial business combination or earlier at the option of the holders thereof at a ratio such that the number of Class A ordinary shares issuable upon conversion of all founder shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of our ordinary shares issued and outstanding upon completion of this offering, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities (as defined herein) or rights issued or deemed issued by the Company in connection with or in relation to the completion of the initial business combination (including the forward purchase shares, but not the forward purchase warrants), excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial business combination and any private placement warrants issued to our sponsor or any of its affiliates or any member of our management team upon conversion of working capital loans. Any conversion of Class B ordinary shares described herein will take effect as a compulsory redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

Our sponsor has agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees as described below) until the earlier of (x) one year after the date of the completion of our initial business combination or earlier if, subsequent to our initial business combination, the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. Our sponsor (or its permitted transferees) will forfeit up to 937,500 founder shares on a pro rata basis depending on the exercise of the underwriters’ option to purchase additional units in order to maintain the ownership of founder shares by our sponsor prior to this offering at 20% of our public shares and founder shares after this offering plus the 2,000,000 forward purchase shares underlying the forward purchase units that our sponsor is obligated to purchase pursuant to the forward purchase agreement (which at the option of the sponsor can be increased to up to 5,000,000 forward purchase shares). The founder shares are identical to the Class A ordinary shares included in the units being sold in this offering, except as described herein. However, the holder has agreed (A) to vote any shares owned by it in favor of any proposed business combination and (B) not to redeem any shares in connection with a shareholder vote or tender offer to approve or in connection with a proposed initial business combination.

Register of Members

Under Cayman Islands law, we must keep a register of members and there shall be entered therein:

•        the names and addresses of the members of the company, a statement of the shares held by each member, which:

•        distinguishes each share by its number (so long as the share has a number);

•        confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

•        confirms the number and category of shares held by each member; and

•        confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

•        the date on which the name of any person was entered on the register as a member; and

•        the date on which any person ceased to be a member.

For these purposes, “voting rights” means rights conferred on shareholders in respect of their shares to vote at general meetings of the company on all or substantially all matters. A voting right is conditional where the voting right arises only in certain circumstances.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Warrants

Public Warrants and Forward Purchase Warrants

Each whole warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the closing of this offering or 30 days after the completion of our initial business combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you purchase at least three units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the date on which they first became exercisable, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue Class A ordinary shares upon exercise of a warrant unless the Class A ordinary shares issuable upon such warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.

We have agreed that as soon as practicable, but in no event later than 15 business days, after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants. We will use our commercially reasonable efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if our Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares under applicable blue sky laws to the extent an exemption is available. In such event, each holder would pay the exercise price by surrendering each such warrant for that number of Class A ordinary shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” shall mean the volume weighted average price of our Class A ordinary shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.    Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of

•        a warrant as described under the heading “— Warrants — Public Warrants and Forward Purchase Warrants — Anti-dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders (which we refer to as the “Reference Value”).

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00.    Once the warrants become exercisable, we may redeem the outstanding warrants:

•        in whole and not in part;

•        at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A ordinary shares (as defined below) except as otherwise described below;

•        if, and only if, the Reference Value (as defined above under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00”) equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Public Warrants and Forward Purchase Warrants —Anti-dilution Adjustments”); and

•        if the Reference Value is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants — Public Warrants and Forward Purchase Warrants — Anti-dilution Adjustments”), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

During the period beginning on the date the notice of redemption is given, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of Class A ordinary shares that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A ordinary shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of our Class A ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

Pursuant to the warrant agreement, references above to Class A ordinary shares shall include a security other than Class A ordinary shares into which the Class A ordinary shares have been converted or exchanged for in the event we are not the surviving company in our initial business combination. The numbers in the table below will not be adjusted when determining the number of Class A ordinary shares to be issued upon exercise of the warrants if we are not the surviving entity following our initial business combination.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of the warrant is adjusted as set forth under the heading “— Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. If the exercise price of the warrant is adjusted as a result of raising capital in connection with the initial business combination, the adjusted stock prices in the column headings will by multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-dilution Adjustments” and the denominator of which is $10.00.

Redemption Date (period to expiration of warrants)	Fair Market Value of Class A Ordinary Shares
	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Class A ordinary shares to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our Class A ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 Class A ordinary shares for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our Class A ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 Class A ordinary shares for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any Class A ordinary shares.

This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Class A ordinary shares exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Class A ordinary shares are trading at or above $10.00 per public share, which may be at a time when the trading price of our Class A ordinary shares is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when the Class A ordinary shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the Class A ordinary shares are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer Class A ordinary shares than they would have received if they had chosen to wait to exercise their warrants for Class A ordinary shares if and when such Class A ordinary shares were trading at a price higher than the exercise price of $11.50.

No fractional Class A ordinary shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A ordinary shares to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the Class A ordinary shares pursuant to the warrant agreement (for instance, if we are not the surviving company in our initial business combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the Class A ordinary shares, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

Redemption Procedures.    A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A ordinary shares outstanding immediately after giving effect to such exercise.

Anti-dilution Adjustments.    If the number of outstanding Class A ordinary shares is increased by a dividend payable in Class A ordinary shares, or by a split-up of Class A ordinary shares or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering to holders of ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the fair market value will be deemed a share dividend of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) multiplied by (ii) one (1) minus the quotient of (x) the price per Class A ordinary share paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A ordinary shares on account of such Class A ordinary shares (or other shares of our share capital into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A ordinary shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Class A ordinary shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary share in respect of such event.

If the number of outstanding Class A ordinary shares is decreased by a consolidation, combination, reverse share split or reclassification of Class A ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A ordinary shares.

Whenever the number of Class A ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.

In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our sponsor or an affiliate of our sponsor, without taking into account any founder shares held by our sponsor or an affiliate of our sponsor, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the completion of our initial business combination (net of redemptions), and (z) the volume-weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which we complete our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described adjacent to “Redemption of warrants when the price per ordinary share equals or exceeds $18.00” and “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

In case of any reclassification or reorganization of the outstanding Class A ordinary shares (other than those described above or that solely affects the par value of such Class A ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A ordinary shares in such a transaction is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or to correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision or (ii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 65% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive ordinary shares. After the issuance of Class A ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Warrants may be exercised only for a whole number of Class A ordinary shares. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of Class A ordinary shares to be issued to the warrant holder.

Private Placement Warrants

The private placement warrants (including the Class A ordinary shares issuable upon exercise of the private placement warrants) will not be transferable, assignable or saleable (except, among other limited exceptions as described under “Principal Shareholders — Transfer Restrictions on Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with sponsor) and they will not be redeemable by us so long as they are held by the sponsor or its permitted transferees. Otherwise, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. If the private placement warrants are held by holders other than the initial purchasers or their permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

Except as described under “— Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00,” if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our sponsor and permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If our sponsor remains affiliated with us, its ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their warrants and sell the Class A ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Up to $1,500,000 of such loans may be convertible into warrants at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the private placement warrants.

Our sponsor has agreed, and any of its assignees or transferees will agree, not to transfer, assign or sell any of the private placement warrants (including the Class A ordinary shares issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, except that, among other limited exceptions as described under “Principal Shareholders — Transfer Restrictions on Founder Shares and Private Placement Warrants,” made to our officers and directors and other persons or entities affiliated with our sponsor.

Dividends

We have not paid any cash dividends on our Class A ordinary shares to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of an initial business combination. The payment of any cash dividends subsequent to an initial business combination will be within the discretion of our board of directors at such time and we will only pay such dividend out of our profits or share premium (subject to solvency requirements) as permitted under Cayman Islands law. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our ordinary shares and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, and its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    In certain circumstances, the Companies Law allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (being (i) the affirmative vote of at least a two-thirds (2/3) majority of the votes cast by the holders of the issued ordinary shares present in person or represented by proxy at a general meeting of the company and entitled to vote on such matter or (ii) a unanimous written resolution of the shareholders); or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Law (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Law provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•        we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

•        the shareholders have been fairly represented at the meeting in question;

•        the arrangement is such as a businessman would reasonably approve; and

•        the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions.    When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits.    Our Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•        a company is acting, or proposing to act, illegally or beyond the scope of its authority;

•        the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

•        those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities.    The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies.    We are an exempted company with limited liability (meaning our public shareholders have no liability, as members of the company, for liabilities of the company  over and above the amount paid for their shares) under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•        annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Law;

•        an exempted company’s register of members is not open to inspection;

•        an exempted company does not have to hold an annual shareholder meeting;

•        an exempted company may issue negotiable or bearer shares or shares with no par value;

•        an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•        an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•        an exempted company may register as a limited duration company; and

•        an exempted company may register as a segregated portfolio company.

Forward Purchase Agreement

In connection with the consummation of this offering, we will enter into a forward purchase agreement with our sponsor (either directly or through an affiliate), which provides for the purchase of $20,000,000 of units, which at the option of the sponsor can be increased to up to $50,000,000, with each unit consisting of one Class A ordinary share and one-third of one warrant to purchase one Class A ordinary share at $11.50 per share, for a purchase price of $10.00 per unit, in a private placement to occur concurrently with the closing of our initial business combination. The purchase under the forward purchase agreement is required to be made regardless of whether any Class A ordinary shares are redeemed by our public shareholders. The forward purchase securities will be issued only in connection with the closing of the initial business combination. The proceeds from the sale of the forward purchase securities may be used as part of the consideration to the sellers in our initial business combination, expenses in connection with our initial business combination or for working capital in the post-transaction company.

Amendments to our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association will contain provisions designed to provide certain rights and protections relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without a special resolution under Cayman Islands law. As a matter of Cayman Islands law, a resolution is deemed to be a special resolution where it has been approved by either (i) the affirmative vote of at least two-thirds (or any higher threshold specified in a company’s articles of association) of a company’s shareholders entitled to vote and so voting at a shareholder meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (ii) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders. Other than as described above, our amended and restated memorandum and articles of association provides that special resolutions must be approved either by at least two-thirds of our shareholders who attend and vote at a shareholder meeting of the company (i.e., the lowest threshold permissible under Cayman Islands law), or by a unanimous written resolution of all of our shareholders. Our sponsor and its permitted transferees, if any, who will collectively beneficially own 20% of our ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose.

Our sponsor, officers, directors and director nominees have agreed, each pursuant to a written letter agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (less any interest released to us for taxes, if any), divided by the number of then outstanding public shares.

Specifically, our amended and restated memorandum and articles of association provides, among other things, that:

•        if we are unable to consummate our initial business combination within 24 months from the consummation of this offering we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account not previously released to us to pay our taxes, if any (less $100,000 which we may reserve for expenses of our liquidation or dissolution), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law;

•        after the consummation of this offering and prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination;

•        although we do not currently intend to enter into an initial business combination with a target business that is affiliated with our sponsor, our directors or officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm that such an initial business combination is fair to our shareholders from a financial point of view;

•        if a shareholder vote on our initial business combination is not required by law or Nasdaq and we do not decide to hold a shareholder vote for business or other reasons, we shall offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to consummating our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act;

•        we will not effectuate our initial business combination with another blank check company or a similar company with nominal operations; and

•        our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable, if any, on the income accrued on the trust account) at the time of the agreement to enter into the initial business combination.

In addition, our amended and restated memorandum and articles of association provides that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 prior to or upon the consummation of our initial business combination. This notwithstanding, if the effect of any proposed amendment, if adopted, would be either to (i) reduce the amount in the trust account available to redeeming shareholders to less than $10.00 per share, or (ii) delay the date on which a public shareholder could otherwise redeem shares for such per share amount in the trust account, we will provide a right for dissenting public shareholders to redeem public shares if such an amendment is approved.

Our sponsor, officers, directors and director nominees have agreed, each pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association that would affect the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (less any interest previously released to us to pay taxes, if any, and less up to $100,000 in interest reserved for expenses in connection with our dissolution), divided by the number of then outstanding public shares. These agreements are contained in letter agreements that we have entered into with our sponsor, officers, directors and director nominees.

The Companies Law permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution being (i) the affirmative vote of at least a two-thirds (2/3) majority of the votes cast by the holders of the issued ordinary shares present in person or represented by proxy at a general meeting of the company and entitled to vote on such matter or (ii) a unanimous written resolution of the shareholders. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands exempted company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide dissenting public shareholders with the opportunity to redeem their public shares.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (2020 Revision) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

a)      the subscriber is a relevant financial business required to comply with the Anti-Money Laundering Regulations (2020 Revision) or is a majority-owned subsidiary of such a business; or

b)      the subscriber is acting in the course of a business in relation to which a regulatory authority exercises regulatory functions and which is in a country listed by the Cayman Islands Anti-Money Laundering Steering Committee (“Equivalent Jurisdiction”) or is a majority-owned subsidiary of such subscriber; or

c)      the subscriber is a central or local government organization, statutory body or agency of government in the Cayman Islands or an Equivalent Jurisdiction; or

d)      the subscriber is a company that is listed on a recognized stock exchange and subject to disclosure requirements which impose requirements to ensure adequate transparency of beneficial ownership, or is a majority-owned subsidiary of such a company; or

e)      the subscriber is a pension fund for a professional association, trade union or is acting on behalf of employees of an entity referred to in sub-paragraphs (a) to (d); or

f)      the application is made through an intermediary which falls within one of sub-paragraphs (a) to (e). In this situation the company may rely on a written assurance from the intermediary which confirms (i) that the requisite identification and verification procedures on the applicant for business and its beneficial owners have been carried out; (ii) the nature and intended purpose of the business relationship; (iii) that the intermediary has identified the source of funds of the applicant for business; and (iv) that the intermediary shall make available copies of any identification and verification data or information and relevant documents.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects, or has reasonable grounds for knowing or suspecting, that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Law (2020 Revision) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Law (2018 Revision) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report will not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which the Company collects, processes and maintains personal data about investors of the Company pursuant to the Data Protection Law, 2017 of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (DPL).

The Company is committed to processing personal data in accordance with the DPL. In its use of personal data, the Company will be characterized under the DPL as a ‘data controller’, whilst certain of the Company’s service providers, affiliates and delegates may act as ‘data processors’ under the DPL. These service providers may process personal information for their own lawful purposes in connection with services provided to the Company.

By virtue of making an investment in the Company, the Company and certain of the Company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the Company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the Company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the Company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with the Company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data will not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPL. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The Company will only transfer personal data in accordance with the requirements of the DPL, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPL, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils the Company’s obligation in this respect) (b) the right to obtain a copy of your personal data (c) the right to require us to stop direct marketing (d) the right to have inaccurate or incomplete personal data corrected (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial) (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data (h) the right to complain to the Office of the Ombudsman of the Cayman Islands and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the Company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Certain Anti-takeover Provisions of our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association provides that our board of directors will be classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual shareholder meetings.

Our authorized but unissued Class A ordinary shares will be available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A ordinary shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities Eligible for Future Sale

Immediately after this offering, we will have 31,750,000 (or 36,437,500 if the underwriters’ option to purchase additional units is exercised in full) ordinary shares outstanding. Of these shares, the 25,000,000 (or 28,750,000 if the underwriters’ option to purchase additional units is exercised in full) Class A ordinary shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the 6,750,000 (or 7,687,500 if the underwriters’ option to purchase additional units is exercised in full) founder shares and all 4,666,667 (or 5,166,667 if the underwriters’ option to purchase additional units is exercised in full) private placement warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. Upon the closing of the sale of the forward purchase shares and forward purchase warrants, all of the 2,000,000 forward purchase shares, 666,667 forward purchase warrants (which at the option of the sponsor can be increased to up to 5,000,000 forward purchase shares and 1,666,667 forward purchase warrants) and Class A ordinary shares underlying the forward purchase warrants will be restricted securities under Rule 144. The founder shares are, and the private placement warrants and the forward purchase securities to be sold pursuant to the forward purchase agreement will be, subject to transfer restrictions as set forth elsewhere in this prospectus. These restricted securities will be subject to registration rights as more fully described below under “— Registration Rights.”

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted ordinary shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of ordinary shares then outstanding, which will equal 317,500 shares immediately after this offering (or 364,375 shares if the underwriters’ exercise their option to purchase additional units in full); or

•        the average weekly reported trading volume of the Class A ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our sponsor will be able to sell its founder shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The holders of the founder shares, private placement warrants and warrants that may be issued upon conversion of working capital loans (and any Class A ordinary shares issuable upon the exercise of the private placement warrants and warrants that may be issued upon conversion of working capital loans) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering, requiring us to register such securities for resale. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the founder shares, one year after the date of the completion of our initial business combination or earlier if, subsequent to our initial business combination, the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) in the case of the private placement warrants and the respective Class A ordinary shares underlying such warrants, 30 days after the completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Pursuant to the forward purchase agreement, we have agreed to use our commercially reasonable efforts (i) to file within 30 days after the closing of the initial business combination a registration statement with the SEC for a secondary offering of the forward purchase shares and the forward purchase warrants (and underlying Class A ordinary shares), (ii) to cause such registration statement to be declared effective promptly thereafter but in no event later than sixty (60) days after the initial filing, (iii) to maintain the effectiveness of such registration statement until the earliest of (A) the date on our sponsor or its assignees cease to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and (iv) after such registration statement is declared effective, cause us to conduct firm commitment underwritten offerings, subject to certain limitations. In addition, the forward purchase agreement provides for “piggy-back” registration rights to the holders of forward purchase securities to include their securities in other registration statements filed by us.

Listing of Securities

Our units have been approved for listing on Nasdaq under the symbol “KIIIU.” We anticipate that, once the Class A ordinary shares and warrants begin separate trading, they will be listed on Nasdaq under the symbols “KIII” and “KIIIW,” respectively. We cannot guarantee that our securities will continue to meet the eligibility requirements for listing on Nasdaq.

TAXATION

The following summary of Cayman Islands and U.S. federal income tax consequences of an investment in our units, each consisting of one Class A ordinary share and one-third of one redeemable warrant, sometimes referred to collectively in the summary as our “securities,” is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the Company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws:

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of our Class A ordinary shares or on an instrument of transfer in respect of such shares. However, an instrument of transfer in respect of shares is stampable if executed in or brought into the Cayman Islands.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and expects to obtain after the effectiveness of the registration statement of which this prospectus forms a part an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Law
(2018 Revision)
Undertaking as to Tax Concessions

In accordance with the provision of Section 6 of The Tax Concessions Law (2018 Revision), the Financial Secretary undertakes with Kismet Acquisition Three Corp. (the “Company”):

1.      That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2.      In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1    On or in respect of the shares, debentures or other obligations of the Company; or

2.2    by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Law (2018 Revision).

These concessions shall be for a period of 20 years from the date hereof.

United States Federal Income Taxation

General

The following discussion summarizes certain U.S. federal income tax considerations generally applicable to the acquisition, ownership and disposition of our units (each consisting of one Class A ordinary share and one-third of one warrant) that are issued pursuant to this offering to U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). Because the components of a unit are generally separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying Class A ordinary share and one-third of one warrant that comprise the unit.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof. These authorities are subject to change or differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift, estate or Medicare contribution tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities. This discussion also assumes that any distributions made (or deemed made) by us on our Class A ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships holding our securities and partners in such partnerships are urged to consult their own tax advisors.

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequences described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

This discussion assumes that the Class A ordinary shares and warrants will trade separately and does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that are initial purchasers of a unit pursuant to this offering and own our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

•        financial institutions or financial services entities;

•        broker-dealers;

•        taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;

•        tax-exempt entities;

•        governments or agencies or instrumentalities thereof;

•        insurance companies;

•        regulated investment companies;

•        real estate investment trusts;

•        expatriates or former long-term residents of the United States;

•        persons that actually or constructively own 5 percent or more of our voting shares;

•        persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•        persons that hold our securities as part of a straddle, constructive sale, hedging, redemption or other integrated transaction; or

•        U.S. Holders whose functional currency is not the U.S. dollar.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Allocation of Purchase Price and Characterization of a Unit

There is no statutory, administrative or judicial authority directly addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one Class A ordinary share and one-third of one warrant to acquire one Class A ordinary share. We intend to treat the acquisition of a unit in this manner and, by purchasing a unit, you agree to adopt such treatment for U.S. federal income tax purposes. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the Class A ordinary share and one-third of one warrant that comprise the unit based on their respective relative fair market values at the time of issuance. The price allocated to each Class A ordinary share or one-third of one warrant generally will be the holder’s tax basis in such share or one-third of one warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the Class A ordinary share and the one-third of one warrant comprising the unit, and the amount realized on the disposition should be allocated between the Class A ordinary share and the one-third of one warrant based on their respective relative fair market values at the time of disposition. The separation of the Class A ordinary share and the one-third of one warrant comprising a unit should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of our Class A ordinary shares and warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each holder is advised to consult its own tax advisor regarding the risks associated with an investment in a unit (including alternative characterizations of a unit) and regarding an allocation of the purchase price among the Class A ordinary share and the one-third of one warrant that comprise a unit. The balance of this discussion generally assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.

U.S. Holders

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities who or that is for U.S. federal income tax purposes:

•        an individual citizen or resident of the United States;

•        a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•        a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The U.S. federal income tax considerations generally applicable to Non-U.S. Holders are described below under the heading “— Non-U.S. Holders.”

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company, or PFIC, rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any distribution in cash or other property paid on our Class A ordinary shares. A distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A ordinary shares.

With respect to non-corporate U.S. Holders, under tax law currently in effect, dividends will be taxed at the lower applicable long-term capital gains rates (see “— Taxation on the Disposition of Class A Ordinary Shares and Warrants” below) only if our Class A ordinary shares are readily tradable on an established securities market in the United States and certain other requirements are met. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our Class A ordinary shares.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares for which the warrant may be exercised or to the exercise price of the warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. However, the U.S. Holders of the warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the warrant holders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of Class A ordinary shares that would be obtained upon exercise or through a decrease to the exercise price, including, for example, where additional Class A ordinary shares are issued in connection with the closing of our initial business combination at an issue price of less than $9.20 and the exercise price of the warrants is adjusted to be equal to 115% of the Newly Issued Price, as described under “Description of Securities — Warrants — Public Warrants and Forward Purchase Warrants — Anti-dilution Adjustments”) as a result of a distribution of cash to the holders of our Class A ordinary shares which is taxable to the U.S. Holders of such Class A ordinary shares as described under “— Taxation of Distributions Paid on Class A Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Recently proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Taxation on the Disposition of Class A Ordinary Shares and Warrants

Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of our Class A ordinary shares or warrants which, in general, would include a redemption of Class A ordinary shares as described below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period, a U.S. Holder generally will recognize capital gain or loss. The amount of gain or loss recognized generally will be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A ordinary shares or warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A ordinary shares or warrants based upon the then fair market values of the Class A ordinary shares and the warrants included in the units) and (ii) the U.S. Holder’s adjusted tax basis in its Class A ordinary shares or warrants so disposed of. A U.S. Holder’s adjusted tax basis in its Class A ordinary shares generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to a Class A ordinary share or warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit “) reduced by any prior distributions treated as a return of capital. See “— Acquisition of Class A Ordinary Shares Pursuant to a Warrant” below for a discussion regarding a U.S. Holder’s basis in a Class A ordinary share acquired pursuant to a warrant.

Under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the Class A ordinary shares or warrants exceeds one year. It is unclear whether the redemption rights with respect to the Class A ordinary shares described in this prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements for this purpose. The deductibility of capital losses is subject to various limitations that are not described herein because a discussion of such limitations depends on each U.S. Holder’s particular facts and circumstances.

Redemption of Class A Ordinary Shares

Subject to the PFIC rules discussed below, if a U.S. Holder’s Class A ordinary shares are redeemed pursuant to the exercise of a shareholder redemption right or if we purchase a U.S. Holder’s Class A ordinary shares in an open market transaction (each of which is referred to herein as a redemption), for U.S. federal income tax purposes, such redemption will be subject to the following rules. If the redemption qualifies as a sale of the Class A ordinary shares under Section 302 of the Code, the tax treatment of such redemption will be as described under “— Taxation on the Disposition of Class A Ordinary Shares and Warrants” above. If the redemption does not qualify as a sale of Class A ordinary shares under Section 302 of the Code, a U.S. Holder will be treated as receiving a distribution with the tax consequences described below. Whether a redemption of our shares qualifies for sale treatment will depend largely on the total number of our Class A ordinary shares treated as held by such U.S. Holder (including any shares constructively owned as a result of, among other things, owning warrants). The redemption of Class A ordinary shares generally will be treated as a sale or exchange of the Class A ordinary shares (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only our Class A ordinary shares actually owned by such holder, but also our Class A ordinary shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to our Class A ordinary shares owned directly, Class A ordinary shares owned by related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any Class A ordinary shares such holder has a right to acquire by exercise of an option, which would generally include Class A ordinary shares which could be acquired pursuant to the exercise of the warrant. In order to meet the substantially disproportionate test, the percentage of our outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our Class A ordinary shares must, among other requirements, be less than 80% of the percentage of our outstanding voting shares actually and constructively owned by such holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our Class A ordinary shares actually and constructively owned by such U.S. Holder are redeemed or (ii) all of our Class A ordinary shares actually owned by such U.S. Holder are redeemed and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and such holder does not constructively own any other shares. The redemption of the Class A ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of an exercise of the redemption right.

If none of the foregoing tests are satisfied, then the redemption may be treated as a distribution and the tax effects will be as described under “— Taxation of Distributions Paid on Class A Ordinary Shares,” above. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed Class A ordinary shares will be added to the adjusted tax basis in such holder’s remaining Class A ordinary shares. If there are no remaining Class A ordinary shares, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.

Acquisition of Class A Ordinary Shares Pursuant to a Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a Class A ordinary share pursuant to the exercise of a warrant for cash. A Class A ordinary share acquired pursuant to the exercise of a warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. It is unclear whether a U.S. Holder’s holding period of such Class A ordinary share will commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period will not include the period during which the U.S. Holder held the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may not be taxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s tax basis in the Class A ordinary shares received generally would equal the U.S. Holder’s tax basis in the warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A ordinary shares would be treated as commencing on the date of exercise of the warrant or the day following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Class A ordinary shares would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered warrants with an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants. In this case, a U.S. Holder’s tax basis in the Class A ordinary shares received would equal the sum of the U.S. Holder’s initial investment in the warrants exercised (i.e., the portion of the U.S. Holder’s purchase price for the units that is allocated to the warrant, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) and the exercise price of such warrants. It is unclear whether a U.S. Holder’s holding period for the Class A ordinary shares would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

We intend to treat the exercise of a warrant occurring after our giving notice of an intention to redeem the warrant for $0.10 as described in the section of this prospectus entitled “Description of Securities — Warrants — Public Warrants and Forward Purchase Warrants — Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” as if we redeemed such warrant for shares. While not free from doubt, such redemption should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, subject to the PFIC rules described below, a U.S. Holder should not recognize any gain or loss on the redemption of warrants for Class A ordinary shares. In such event, a U.S. Holder’s aggregate tax basis in the Class A ordinary shares received in the redemption generally should equal the U.S. Holder’s aggregate tax basis in the warrants redeemed and the holding period for the Class A ordinary shares received should include the U.S. Holder’s holding period for the surrendered warrants. However, there is some uncertainty regarding this tax treatment and it is possible such a redemption could be treated in part as a taxable exchange in which gain or loss would be recognized in a manner similar to that discussed above for a cashless exercise of warrants. Alternately, if the redemption were instead to be characterized for U.S. federal income tax purposes as an exercise of the warrant (which we do not expect), then the tax treatment would instead be treated as described above in the first paragraph under “U.S. Holders — Acquisition of Class A Ordinary Shares Pursuant to a Warrant.” Accordingly, a U.S. Holder is urged to consult its tax advisor regarding the tax consequences of a redemption of warrants for Class A ordinary shares.

Subject to the PFIC rules described below, if we redeem warrants for cash pursuant to the redemption provisions described in the section of this prospectus entitled “Description of Securities — Warrants — Public Warrants and Forward Purchase Warrants” or if we purchase warrants in an open market transaction, such redemption or purchase generally will be treated as a taxable disposition to the U.S. Holder, taxed as described above under “U.S. Holders — Taxation on the Disposition of Class A Ordinary Shares and Warrants.”

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation (or non-U.S. entity treated as a corporation for U.S. federal income tax purposes) will be a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year ending December 31, 2021. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the foreign corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us will not be known until after the close of our current taxable year ending December 31, 2021. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year ending December 31, 2021. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year ending December 31, 2021 or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Class A ordinary shares or warrants and, in the case of our Class A ordinary shares, the U.S. Holder did not make a timely qualified electing fund, or QEF, election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A ordinary shares, or a “mark-to-market” election (in each case as described below), such holder generally will be subject to special rules with respect to:

•        any gain recognized by the U.S. Holder on the sale or other disposition of its Class A ordinary shares or warrant; and

•        any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Class A ordinary shares).

•        Under these rules,

•        the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A ordinary shares or warrants;

•        the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•        the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•        the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our Class A ordinary shares (but not our warrants) by making a timely QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge. It should be noted that dividends paid by a PFIC would generally not qualify for the preferred capital gains rates discussed above.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A QEF election may not be made with respect to our warrants. As a result, if a U.S. Holder sells or otherwise disposes of such warrants (other than upon exercise of such warrants), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired Class A ordinary shares (or has previously made a QEF election with respect to our Class A ordinary shares), the QEF election will apply to the newly acquired Class A ordinary shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired Class A ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election. One type of purging election creates a deemed sale of such shares at their fair market value. The gain recognized in this deemed sale will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of this election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the Class A ordinary shares acquired upon the exercise of the warrants. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances (including a potential separate “deemed dividend” purging election that may be available if we are a controlled foreign corporation).

A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our Class A ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares), any gain recognized on the sale of our Class A ordinary shares generally will be taxable as capital gain and no interest charge will be imposed under the PFIC rules. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules.

Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held Class A ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our Class A ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of us that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our Class A ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Class A ordinary shares in us and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its Class A ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its Class A ordinary shares at the end of its taxable year over the adjusted basis in its Class A ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Class A ordinary shares over the fair market value of its Class A ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Class A ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the Class A ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to our warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq Capital Market, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our Class A ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. We will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621(whether or not a QEF or market-to-market election is made) and such other information as may be required by the U.S. Treasury Department.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our Class A ordinary shares and warrants should consult their own tax advisors concerning the application of the PFIC rules to our Class A ordinary shares and warrants under their particular circumstances.

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. An interest in the Company constitutes a specified foreign financial asset for these purposes. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties. Potential investors are urged to consult their tax advisers regarding the foreign financial asset and other reporting obligations and their application to an investment in our securities.

Non-U.S. Holders

Dividends (including constructive distributions) paid or deemed paid to a Non-U.S. Holder in respect to its Class A ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our Class A ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends (including constructive distributions) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The characterization for U.S. federal income tax purposes of the exercise, lapse or redemption of a warrant held by a Non-U.S. Holder, generally will correspond to the characterization described under “U.S. Holders — Acquisition of Class A Ordinary Shares Pursuant to a Warrant,” above, although to the extent a cashless exercise or redemption results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of our Class A ordinary shares and warrants.

Backup Withholding and Information Reporting

Dividend payments with respect to our Class A ordinary shares and proceeds from the sale, exchange or redemption of our Class A ordinary shares may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

UNDERWRITING

Credit Suisse, Citigroup and BofA Securities are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, each of the underwriters named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of units set forth opposite such underwriter’s name.

Underwriter	Number of Units
Credit Suisse Securities (USA) LLC	8,750,000
Citigroup Global Markets Inc.	8,750,000
BofA Securities, Inc.	7,500,000
Total	25,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the option to purchase additional units described below) if they purchase any of the units.

Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $0.12 per unit. If all of the units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The underwriters do not intend to make sales to discretionary accounts.

If the underwriters sell more units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 3,750,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering options to purchase additional units, if any, in connection with this offering. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.

We, our sponsor and our officers, directors and director nominees, have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of Credit Suisse, Citigroup and BofA Securities, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any units, warrants, Class A ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, Class A ordinary shares, subject to certain exceptions. Credit Suisse, Citigroup and BofA Securities in their sole discretion may release any of the securities subject to these lock-up agreements at any time without notice, other than in the case of the officers and directors, which shall be with notice. Our sponsor is also subject to additional transfer restrictions on its founder shares and private placement warrants pursuant to the insider letters as described herein.

Subject to certain limited exceptions contained in letter agreements between us and our sponsor, the founder shares may not be transferred, assigned or sold until one year after the date of the consummation of our initial business combination or earlier if, subsequent to our initial business combination, (i) the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination or (ii) we consummate a subsequent liquidation, merger, stock exchange or other similar transaction that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.

The private placement warrants (including the Class A ordinary shares issuable upon exercise of such warrants) will not be transferable, assignable or saleable until 30 days after the consummation of our initial business combination (except with respect to permitted transferees as described herein under “Principal Shareholders — Transfers of Founder Shares and Private Placement Warrants”).

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the Class A ordinary shares was determined by negotiations between us and the representative. Among the factors considered in determining initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the Class A ordinary shares will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our Class A ordinary shares will develop and continue after this offering.

Our units have been approved for listing on Nasdaq under the symbol “KIII” and we anticipate that, once the Class A ordinary shares and warrants begin separate trading, they will be listed on Nasdaq under the symbols “KIII” and “KIIIW,” respectively.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional units.

	No Exercise	Full Exercise
Per Unit(1)	$0.55	$0.55
Total(1)	$13,750,000	$15,812,500

____________

(1)      Includes $0.35 per unit, or $8,750,000 (or $10,062,500 if the underwriters’ option to purchase additional units is exercised in full) in the aggregate payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the underwriters only on completion of an initial business combination, as described in this prospectus.

If we do not complete our initial business combination within 24 months from the closing of this offering the trustee and the underwriters have agreed that (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) that the deferred underwriting discounts and commissions will be distributed on a pro rata basis, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, if any, to the public shareholders.

In connection with the offering, the underwriters may purchase and sell units in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the option to purchase additional units and stabilizing purchases, in accordance with Regulation M under the Exchange Act.

•        Short sales involve secondary market sales by the underwriters of a greater number of units than they are required to purchase in the offering.

•        “Covered” short sales are sales of units in an amount up to the number of units represented by the underwriters’ option to purchase additional units.

•        “Naked” short sales are sales of units in an amount in excess of the number of units represented by the underwriters’ option to purchase additional units.

•        Covering transactions involve purchases of units either pursuant to the option to purchase additional units or in the open market after the distribution has been completed in order to cover short positions.

•        To close a naked short position, the underwriters must purchase units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

•        To close a covered short position, the underwriters must purchase units in the open market after the distribution has been completed or must exercise the option to purchase additional units. In determining the source of units to close the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the option to purchase additional units.

•        Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We estimate that our portion of the total expenses of this offering payable by us will be $1,000,000, excluding underwriting discounts and commissions. We have agreed to reimburse the underwriters for all expenses and fees related to the review by FINRA, which will not exceed $25,000.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 60 days from the date of this prospectus, unless such payment would not be deemed underwriters’ compensation in connection with this offering. We may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of an initial business combination.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in Canada

The units may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no units have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the units which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of units may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)     to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Representative for any such offer; or

(c)     in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of units shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any units in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The representatives and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

This prospectus has been prepared on the basis that any offer of units in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of units. Accordingly any person making or intending to make an offer in that Member State of units which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the company or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the company nor the representatives have authorized, nor do they authorize, the making of any offer of units in circumstances in which an obligation arises for the company or the representatives to publish a prospectus for such offer.

For the purposes of this provision, the expression an “offer of units to the public” in relation to any units in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the units to be offered so as to enable an investor to decide to purchase or subscribe the units, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom, no units have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the units that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of units may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

(a)     to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b)    to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Representative for any such offer; or

(c)     in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000, as amended (the “FSMA”),

provided that no such offer of units shall require the issuer or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any units in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Each underwriter has represented and agreed that:

(a)     it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any units in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any units in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the securities being offered pursuant to this prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The securities may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus and any other materials relating to the securities are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Notice to Prospective Investors in France

The units are being issued and sold outside the Republic of France and that, in connection with their initial distribution, it has not offered or sold and will not offer or sell, directly or indirectly, any units to the public in the Republic of France, and that it has not distributed and will not distribute or cause to be distributed to the public in the Republic of France this prospectus or any other offering material relating to the units, and that such offers, sales and distributions have been and will be made in the Republic of France only to qualified investors (investisseurs qualifiés) in accordance with Article L.411-2 of the Monetary and Financial Code and decrét no. 98-880 dated 1st October, 1998.

Notice to Prospective Investors in Hong Kong

The units have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the units has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This prospectus or any other offering material relating to our units has not been and will not be registered as a prospectus with the Monetary Authority of Singapore, and the units will be offered in Singapore pursuant to exemptions under Section 274 and Section 275 of the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly our units may not be offered or sold, or be the subject of an invitation for subscription or purchase, nor may this prospectus or any other offering material relating to our units be circulated or distributed, whether directly or indirectly, to the public or any member of the public in Singapore other than (a) to an institutional investor or other person specified in Section 274 of the Securities and Futures Act, (b) to a sophisticated investor, and in accordance with the conditions specified in Section 275 of the Securities and Futures Act or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

Notice to Prospective Investors in the Cayman Islands

No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

LEGAL MATTERS

Greenberg Traurig LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus with respect to units and warrants. Ogier, Cayman Islands, will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and matters of Cayman Islands law. Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California is advising the underwriters in connection with the offering of the securities.

EXPERTS

The financial statements of Kismet Acquisition Three Corp. as of December 31, 2020 and for the period from September 15, 2020 (inception) through December 31, 2020 appearing in this prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere in this prospectus, and are included in reliance on such report given on the authority of such firm as an expert in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 (File No. 333-252420) under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. The SEC maintains an Internet site where reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC are available. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

KISMET ACQUISITION THREE CORP.
INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Shareholder and the Board of Directors of
Kismet Acquisition Three Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Kismet Acquisition Three Corp. (“Company”) as of December 31, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from September 15, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from September 15, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York
February 5, 2021

KISMET ACQUISITION THREE CORP.
BALANCE SHEET
December 31, 2020

Assets
Current assets:
Prepaid expenses	$1,154
Total current assets	1,154
Deferred offering costs associated with proposed public offering	112,075
Total Assets	$113,229

Liabilities and Shareholder’s Equity
Current liabilities:
Accrued expenses	$25,000
Note payable – related party	75,887
Total current liabilities	100,887

Commitments and Contingencies

Shareholder’s Equity:
Class A ordinary shares, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding	—
Class B ordinary shares, $0.001 par value; 10,000,000 shares authorized; 7,687,500 shares issued and outstanding(1)	7,688
Additional paid-in capital	17,312
Accumulated deficit	(12,658)
Total shareholder’s equity	12,342
Total Liabilities and Shareholder’s Equity	$113,229

____________

(1)      This number includes up to 937,500 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

The accompanying notes are an integral part of these financial statements.

KISMET ACQUISITION THREE CORP.
STATEMENT OF OPERATIONS
For the period from September 15, 2020 (inception) through December 31, 2020

General and administrative expenses	$12,658
Net loss	$(12,658)
Weighted average shares outstanding, basic and diluted(1)	6,750,000
Basic and diluted net loss per share	$(0.00)

____________

(1)      This number excludes an aggregate of up to 937,500 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

The accompanying notes are an integral part of these financial statements.

KISMET ACQUISITION THREE CORP.
STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY
For the period from September 15, 2020 (inception) through December 31, 2020

	Ordinary Shares				Additional Paid-In Capital	Accumulated Deficit	Total Shareholder’s Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance – September 15, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor(1)	—	—	7,687,500	7,688	17,312	—	25,000
Net loss	—	—	—	—	—	(12,658)	(12,658)
Balance – December 31, 2020	—	$—	7,687,500	$7,688	$17,312	$(12,658)	$12,342

____________

(1)      This number includes up to 937,500 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters.

The accompanying notes are an integral part of these financial statements.

KISMET ACQUISITION THREE CORP.
STATEMENT OF CASH FLOWS
For the period from September 15, 2020 (inception) through December 31, 2020

Cash Flows from Operating Activities:
Net loss	$(12,658)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by related party under promissory note	3,812
Changes in operating assets and liabilities:
Prepaid expenses	8,846
Net cash used in operating activities	—

Net increase in cash	—

Cash – beginning of the period	—
Cash – ending of the period	$—

Supplemental disclosure of noncash investing and financing activities:
Prepaid expenses paid by Sponsor in exchange for issuance of Class B ordinary shares	$10,000
Deferred offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$15,000
Offering costs included in accrued expenses	$25,000
Offering costs included paid by related party under promissory note	$72,075

The accompanying notes are an integral part of these financial statements.

KISMET ACQUISITION THREE CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND BASIS OF PRESENTATION

Kismet Acquisition Three Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on September 15, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses that the Company has not yet identified (“Business Combination”).

As of December 31, 2020, the Company had not yet commenced operations. All activity for the period from September 15, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the Proposed Public Offering, which is described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering (as defined below). The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed initial public offering of 25,000,000 units at $10.00 per unit (or 28,750,000 units if the underwriters’ option to purchase additional units is exercised in full) (“Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”) which is discussed in Note 3 (the “Proposed Public Offering”) and the sale of 4,666,667 warrants (or 5,166,667 warrants if the underwriters’ option to purchase additional units is exercised in full) at a price of $1.50 per warrant (“Private Placement Warrants”) in a private placement (the “Private Placement”) to the Company’s sponsor, Kismet Sponsor Limited, a British Virgin Islands company (the “Sponsor”), that will close simultaneously with the Proposed Public Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of its Proposed Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable, if any, on the income accrued on the trust account) at the time the Company signs a definitive agreement in connection with the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including the proceeds of the Private Placement Warrants, will be held in a trust account (“Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee and invested U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.

The Company will provide its holders of the Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed

KISMET ACQUISITION THREE CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND BASIS OF PRESENTATION (cont.)

with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to the amended and restated memorandum and articles of association which will be adopted by the Company upon the consummation of the Proposed Public Offering (the “Amended and Restated Memorandum and Articles of Association”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (the “SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a shareholder approval of the transactions is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the holders of the Founder Shares prior to this Proposed Public Offering (the “Initial Shareholders”) have agreed to vote their Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Proposed Public Offering in favor of a Business Combination. In addition, the Initial Shareholders have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination. In addition, the Company has agreed not to enter into a definitive agreement regarding an initial Business Combination without the prior consent of the Sponsor.

Notwithstanding the foregoing, the Company’s Amended and Restated Memorandum and Articles of Association provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Class A ordinary shares sold in the Proposed Public Offering, without the prior consent of the Company.

The Company’s Sponsor, executive officers, directors and director nominees will have agreed not to propose an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would affect the substance or timing of the Company’s obligation to provide for the redemption of its Public Shares in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the Public Shareholders with the opportunity to redeem their Class A ordinary shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination within 24 months from the closing of the Proposed Public Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial Business Combination within 24 months from the closing of the Proposed Public Offering (the “Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all Public Shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account, less any interest released to the Company for the payment of taxes, if any (and less up to $100,000 in interest reserved for expenses in connection with the Company’s dissolution), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

In connection with the redemption of 100% of the Company’s outstanding Public Shares for a portion of the funds held in the Trust Account, each holder will receive a full pro rata portion of the amount then in the Trust Account, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay the Company’s taxes payable (less up to $100,000 of interest to pay dissolution expenses).

KISMET ACQUISITION THREE CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND BASIS OF PRESENTATION (cont.)

The Initial Shareholders have agreed to waive their liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Shareholders should acquire Public Shares in or after the Proposed Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within in the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Company’s Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.00 per share initially held in the Trust Account. In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Basis of presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

In connection with the Company’s assessment of going concern considerations in accordance with ASU 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” as of December 31, 2020, the Company does not have sufficient liquidity to meet its current obligations. However, management has determined that the Company has access to funds from the Sponsor that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering or a minimum one year from the date of issuance of these financial statements.

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and concluded that the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

KISMET ACQUISITION THREE CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND BASIS OF PRESENTATION (cont.)

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Fair Value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet, primarily due to their short term nature.

Deferred offering costs

Deferred offering costs consist of legal, accounting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholder’s equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Net loss per ordinary share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding common stock subject to forfeiture. Weighted average shares at December 31, 2020 were reduced for the effect of an aggregate of 937,500 Class B ordinary shares that are subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 6). At December 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

KISMET ACQUISITION THREE CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Income taxes

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s only major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

There is currently no taxation imposed on income by the Government of the Cayman Islands. In accordance with Cayman federal income tax regulations, income taxes are not levied on the Company. Consequently, income taxes are not reflected in the Company’s financial statements. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Recent accounting pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. PROPOSED PUBLIC OFFERING

Pursuant to the Proposed Public Offering, the Company will offer for sale up to 25,000,000 Units (or 28,750,000 Units if the underwriters’ option to purchase additional units is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one Class A ordinary share and one-third of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 7).

NOTE 4. PRIVATE PLACEMENT

The Sponsor agreed to purchase an aggregate of 4,666,667 Private Placement Warrants (or 5,166,667 Private Placement Warrants if the underwriters’ over-allotment option is exercised in full), at a price of $1.50 per Private Placement Warrant ($7.0 million in the aggregate, or approximately $7.8 million if the underwriters’ over-allotment option is exercised in full) in the Private Placement that will occur simultaneously with the closing of the Proposed Public Offering.

Each whole Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and the Company’s officers and directors will agree, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

KISMET ACQUISITION THREE CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On September 21, 2020, the Company issued 7,687,500 Class B ordinary shares, par value $0.001 per share (the “Founder Shares”) to the Sponsor. On September 23, 2020, the Sponsor paid an aggregate of $25,000 for certain expenses on behalf of the Company in exchange for issuance of the Founder Shares. The holders of the Founder Shares have agreed to forfeit up to an aggregate of 937,500 Founder Shares, on a pro rata basis, to the extent that the option to purchase additional units is not exercised in full by the underwriters. The forfeiture will be adjusted to the extent that the option to purchase additional units is not exercised in full by the underwriters so that the Founder Shares will represent 20% of the Company’s issued and outstanding shares after the Proposed Public Offering plus the 2,000,000 Forward Purchase Shares underlying the Forward Purchase Units (which at the option of the Sponsor can be increased to up to 5,000,000 Forward Purchase Shares). If the Company increases or decreases the size of the Proposed Public Offering, the Company will effect a share capitalization or a share repurchase or redemption or other appropriate mechanism, as applicable, with respect to the Class B ordinary shares prior to the consummation of the Proposed Public Offering in such amount as to maintain the number of Founder Shares at 20% of the Company’s issued and outstanding common stock upon the consummation of the Proposed Public Offering plus the Forward Purchase Shares.

The Initial Shareholders have agreed not to transfer, assign or sell any of their Founder Shares until the earlier to occur of (i) one year after the date of the consummation of the initial Business Combination, or earlier if, subsequent to the initial Business Combination, (x) the last reported sale price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination or (y) the Company consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Related Party Loans

On September 23, 2020, the Sponsor agreed to loan the Company up to $250,000 to be used for the payment of costs related to the Proposed Public Offering pursuant to a promissory note, which was later amended on January 22, 2021 (the “Note”). The Note is non-interest bearing, unsecured and due on the earlier of December 31, 2021 or the closing of the Proposed Public Offering. The Company intends to repay the Note from the proceeds of the Proposed Public Offering not being placed in the Trust Account. As of December 31, 2020, the Company borrowed approximately $76,000 under the Note.

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, members of the Company’s founding team or any of their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. To date, the Company had no borrowings under the Working Capital Loans.

Administrative Services Agreement

The Company will enter into an agreement that will provide that, commencing on the Company’s effective date of the prospectus through the earlier of consummation of the initial Business Combination and the liquidation, the Company will pay the Sponsor $10,000 per month for office space, utilities, secretarial support and administrative services.

KISMET ACQUISITION THREE CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

Commencing on the date that the Company’s securities are first listed on Nasdaq through the earlier of consummation of the initial Business Combination and the Company’s liquidation, the Company will pay its directors certain cash fee each and will grant each of the independent directors an option to purchase certain number of Class A ordinary shares at an exercise price of $10.00 per share, which will vest upon the consummation of the initial Business Combination and will expire five years after the date on which it first became exercisable. In addition, the Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. Once established, the Company’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers or directors, or the Company’s or their affiliates.

Forward Purchase Agreement

In connection with the consummation of the Proposed Public Offering, the Company will enter into a forward purchase agreement (the “Forward Purchase Agreement”) with the Sponsor (either directly or through an affiliate), which provides for the purchase of $20.0 million of units, which at the option of the Sponsor can be increased to $50.0 million, with each unit consisting of one Class A ordinary share (the “Forward Purchase Shares”) and one-third of one warrant to purchase one Class A ordinary share at $11.50 per share (the “Forward Purchase Warrants”), for a purchase price of $10.00 per unit, in a private placement to occur concurrently with the closing of the initial Business Combination. The purchase under the Forward Purchase Agreement is required to be made regardless of whether any Class A ordinary shares are redeemed by the Public Shareholders. The forward purchase securities will be issued only in connection with the closing of the initial Business Combination. The proceeds from the sale of forward purchase securities may be used as part of the consideration to the sellers in the initial Business Combination, expenses in connection with the initial Business Combination or for working capital in the post-transaction company.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration and Shareholder Rights

The holders of the Founder Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) will be entitled to registration rights pursuant to a registration and shareholder rights agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Pursuant to the Forward Purchase Agreement, the Company will agree to use its commercially reasonable efforts (i) to file within 30 days after the closing of the initial Business Combination a registration statement with the SEC for a secondary offering of the Forward Purchase Shares and the Forward Purchase Warrants (and underlying Class A ordinary shares), (ii) to cause such registration statement to be declared effective promptly thereafter but in no event later than sixty (60) days after the initial filing, (iii) to maintain the effectiveness of such registration statement until the earliest of (A) the date on the Sponsor or its assignees cease to hold the securities covered thereby and (B) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act and (iv) after such registration statement is declared effective, cause the Company to conduct firm commitment underwritten offerings, subject to certain limitations. In addition, the Forward Purchase Agreement provides for “piggy-back” registration rights to the holders of forward purchase securities to include their securities in other registration statements filed by the Company.

KISMET ACQUISITION THREE CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

Underwriting Agreement

The Company will grant the underwriters a 45-day option from the date of this prospectus to purchase up to 3,750,000 additional Units at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to an underwriting discount of $0.20 per unit, or $5.0 million in the aggregate (or approximately $5.8 million in the aggregate if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. In addition, $0.35 per unit, or approximately $8.8 million in the aggregate (or approximately $10.1 million in the aggregate if the underwriters’ over-allotment option is exercised in full) will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

NOTE 7. SHAREHOLDER’S EQUITY

Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares with a par value of $0.001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. At December 31, 2020, there were no Class A ordinary shares issued or outstanding.

Class B Ordinary Shares — The Company is authorized to issue 10,000,000 Class B ordinary shares with a par value of $0.001 per share. On September 23, 2020, 7,687,500 Class B ordinary shares were issued and outstanding including an aggregate of up to 937,500 Class B ordinary shares that are subject to forfeiture, to the Company by the Initial Stockholders for no consideration to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Initial Stockholders will collectively own 20% of the Company’s issued and outstanding common stock after the Proposed Public Offering plus the potential Forward Purchase Shares. At December 31, 2020, there were 7,687,500 Class B ordinary shares issued and outstanding.

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Except as described below, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all matters submitted to a vote of the shareholders except as required by law.

The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of the initial Business Combination or earlier at the option of the holders thereof at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of (i) the total number of the ordinary shares issued and outstanding upon completion of the Proposed Public Offering, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued by the Company in connection with or in relation to the completion of the initial Business Combination (including the Forward Purchase Shares, but not the Forward Purchase Warrants), excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the initial Business Combination and any private placement warrants issued to the Sponsor or any of its affiliates or any member of the Company’s management team upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.

Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Proposed Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permit holders to exercise their warrants on a cashless basis under certain circumstances). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use commercially reasonable efforts to file with the SEC and have an

KISMET ACQUISITION THREE CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 7. SHAREHOLDER’S EQUITY (cont.)

effective registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or an affiliate of the Sponsor, without taking into account any Founder Shares held by the Sponsor or an affiliate of the Sponsor, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the completion of the initial Business Combination (net of redemptions), and (z) the volume-weighted average trading price of the Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company completes its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described under “Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00” and “Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Proposed Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the Private Placement Warrants are held by someone other than the Initial Shareholders or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00:    Once the warrants become exercisable, the Company may call the outstanding warrants (excluding the Private Placement Warrants), in whole and not in part, at a price of $0.01 per warrant:

•        upon a minimum of 30 days’ prior written notice of redemption; and

•        if, and only if, the last reported sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption to the warrant holders (the “Reference Value”).

KISMET ACQUISITION THREE CORP.
NOTES TO FINANCIAL STATEMENTS

NOTE 7. SHAREHOLDER’S EQUITY (cont.)

The Company will not redeem the warrants as described above unless a registration statement under the Securities Act covering the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the 30-day redemption period.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00:    Once the warrants become exercisable, the Company may redeem the outstanding warrants, in whole and not in part, at a price of $0.10 per warrant:

•        upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of Class A ordinary shares to be determined by reference to an agreed table based on the redemption date and the “fair market value” of Class A ordinary shares; and

•        if, and only if, and only if, the Reference Value equals or exceeds $10.00 per Public Share (as adjusted), and

•        if the Reference Value is less than $18.00 per share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The “fair market value” of Class A ordinary shares for the above purpose shall mean the volume-weighted average price of the Class A ordinary shares for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment).

In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

NOTE 8. SUBSEQUENT EVENTS

On January 22, 2021, the Company amended its Note to extend the maturity date to December 31, 2021.

The Company has evaluated subsequent events to determine if events or transactions occurring after the balance sheet date through February 5, 2021, the date the financial statements were available to be issued, and has concluded that all such events that would require recognition or disclosure have been recognized or disclosed.

25,000,000 Units

Kismet Acquisition Three Corp.

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PROSPECTUS

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Credit Suisse	Citigroup	BofA Securities

February 17, 2021

Until March 14, 2021 (25 days after the date of this prospectus), all dealers that buy, sell or trade units, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.